Prospectus  Supplement  dated November 30, 2001 (To Prospectus  dated August 23,
2001)

$247,637,000 (Approximate)

Mortgage Pass-Through Certificates, Series 2001-2

Salomon Brothers Mortgage Securities VII, Inc.
Depositor

Litton Loan Servicing LP
Servicer

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement and page 1 in the prospectus.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Offered
Certificates        The   trust   created   for   the   Mortgage   Pass-Through
                    Certificates,  Series  2001-2,  will hold a pool of one- to four-family residential first lien and second lien mortgage loans.  The  trust  will  issue  four  classes  of  offered certificates.  You  can  find  a  list  of  these  classes, together with their initial certificate  principal balances and  pass-through  rates,  on page  S-4 of this  prospectus supplement. Credit enhancement for the offered certificates
                    will  be   provided   in  the  form  of  excess   interest,
                    subordination     and,     to    the    extent     created,
                    overcollateralization.

Underwriting        Salomon Smith Barney Inc., as underwriter, will offer to the public the  offered  certificates  at  varying  prices to be determined  at  the  time  of  sale.  The  proceeds  to  the depositor  from  the sale of the  underwritten  certificates
                    will  be  96.50%  of  the  aggregate   initial   certificate
                    principal balance of the offered certificates, plus accrued interest. See "Method of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                              SALOMON SMITH BARNEY

 Important Notice about Information presented in this Prospectus Supplement and the accompanying Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Salomon Brothers Mortgage Securities VII, Inc.'s principal offices are located at 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance, and its phone number is (212) 816-6000.

                                Table of Contents
                                                                            Page
                                                                            ----
                              Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT.........................................    S-3
RISK FACTORS.............................................................   S-11
THE MORTGAGE POOL........................................................   S-20
YIELD ON THE CERTIFICATES................................................   S-26
DESCRIPTION OF THE CERTIFICATES..........................................   S-39
THE MORTGAGE LOAN SELLER.................................................   S-57
POOLING AND SERVICING AGREEMENT..........................................   S-58
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................   S-63
METHOD OF DISTRIBUTION...................................................   S-65
USE OF PROCEEDS..........................................................   S-66
SECONDARY MARKET.........................................................   S-66
LEGAL OPINIONS...........................................................   S-66
RATINGS..................................................................   S-67
LEGAL INVESTMENT.........................................................   S-67
ERISA CONSIDERATIONS.....................................................   S-67

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is a very broad overview of the certificates offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Title of Series...........................  Salomon Brothers Mortgage Securities VII, Inc.,  Mortgage  Pass-Through
                                            Certificates, Series 2001-2.

Cut-off Date..............................  November 1, 2001.

Closing Date..............................  On or about November 30, 2001.

Depositor.................................  Salomon  Brothers  Mortgage  Securities  VII, Inc., an indirect  wholly
                                            owned   subsidiary  of  Salomon  Smith  Barney  Holdings  Inc.  and  an
                                            affiliate  of  the   underwriter.   The  depositor   will  deposit  the
                                            mortgage loans into the trust.  See "The Depositor" in the prospectus.

Servicer..................................  Litton Loan  Servicing  LP. The  servicer  will  service  the  mortgage
                                            loans  for  the  trust.   See  "Pooling  and  Servicing   Agreement--The
                                            Servicer" in this prospectus supplement.

Mortgage Loan Seller......................  Salomon  Brothers Realty Corp., an indirect wholly owned  subsidiary of
                                            Salomon  Smith Barney  Holdings  Inc. and an affiliate of the depositor and the  underwriter.  See  "Mortgage  Loan Seller" in this  prospectus supplement.

Trustee...................................  JPMorgan  Chase  Bank,  a New  York  banking  corporation,  will be the
                                            trustee  of  the  trust.  See  "Pooling  and  Servicing   Agreement--The
                                            Trustee" in this prospectus supplement.

Trust Administrator.......................  Citibank,  N.A.,  a  national  banking  association,  will be the trust administrator  of the trust.  See "Pooling and Servicing  Agreement--The
                                            Trust Administrator" in this prospectus supplement.

Distribution Dates........................  Distributions  on the  certificates  will be made  on the  25th  day of each  month,  or,  if  that  day is not a  business  day,  on the  next succeeding business day, beginning in December 2001.

Offered Certificates......................  The  classes  of offered  certificates,  their  pass-through  rates and initial  certificate  principal  balances  are set  forth in the  table below.


                                       S-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Initial Certificate
            Class            Principal Balance(1)   Pass-Through Rate(2)
--------------------------   --------------------   --------------------
A.........................       $204,097,000              5.25%

M-1.......................       $ 22,450,000              6.00%

M-2.......................       $ 12,246,000              6.00%

M-3.......................       $  8,844,000              6.00%

------------------
(1)  Approximate.

(2) Each per annum pass-through rate shown above is subject to a limit. This limit is calculated based on the weighted average mortgage rates of the mortgage loans, net of the servicing fee rate and the administrative fee rate, and further adjusted downward, prior to their original stated maturity dates in the case of mortgage loans that have Arrearages greater than zero, to reflect effective mortgage rates on the Legal Balances of those mortgage loans. See "The Mortgage Loans" and "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

The Trust

The depositor will establish a trust with respect to the certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the servicer, the trustee and the trust administrator. There are eight classes of certificates representing beneficial interests in the trust. See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans described below.

The Mortgage Loans

The trust will contain approximately 3,686 conventional, one- to four-family, fixed-rate and adjustable-rate, seasoned mortgage loans secured by first liens or second liens on residential real properties. The mortgage loans have an aggregate Unpaid Principal Balance, exclusive of Arrearages, of approximately $216,866,050, an aggregate Arrearage of approximately $60,068,902 and an aggregate Legal Balance of approximately $276,934,952, in each case as of the cut-off date and in each case subject to a permitted variance of plus or minus 5%.

The mortgage loans were acquired by the mortgage loan seller from the United States Department of Housing and Urban Development, referred to in this prospectus supplement as HUD, in a loan auction in 2000, as further described under "The Mortgage Pool" in this prospectus supplement.

Substantially all of the mortgage loans were originated as fully amortizing loans with original terms to stated maturity of up to 30 years under HUD's
Section 203(b) or Section 703 mortgage insurance programs. A limited number of mortgage loans had longer or shorter original terms to stated maturity, provided for balloon payments and/or had graduated payments; however, the period of any reduced payment with respect to any mortgage loans that had graduated payments is now over. The goal of HUD's single-family insurance program was to make mortgage credit more readily available through the Federal Housing Administration to American home buyers, particularly those with low or moderate income, by insuring private sector lenders against the risk of default. The Federal Housing Administration is part of, and provides insurance services for, HUD. HUD's Section 203(b) and Section 703 mortgage insurance programs insured mortgagees against losses on eligible mortgage loans used to finance the purchase of proposed, under construction,


                                       S-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

or existing one- to four-family dwellings or manufactured homes, as well as to refinance indebtedness on existing housing. In connection with a default under a mortgage loan insured under one of these insurance programs, the lender could, among other things, assign such mortgage loan to HUD in order to obtain the applicable insurance benefits. Each mortgage loan in the trust defaulted, and after default, such mortgage loan was determined by HUD to be eligible for forbearance relief and was assigned to HUD.

Forbearance relief generally resulted in a reduction and/or suspension of the borrower's obligation to make scheduled monthly payments of principal and interest required under the loan's original terms for a period which typically lasted for 36 months but which may have been extended and therefore may have lasted longer. This period of forbearance relief is referred to as the related Forbearance Period in this prospectus supplement.

See "The Mortgage Pool-- General" and "--The Section 203(b) and Section 703 Insurance Programs" in this prospectus supplement.

No mortgage loan in the trust will be insured or guaranteed by any governmental entity or private insurer. All HUD insurance with respect to the mortgage loans has terminated.

The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. Based on their recent payment histories, all of the mortgage loans have been characterized as reperforming mortgage loans. However, mortgage loans that defaulted in the past may be expected to experience rates of default in the future greater than those that might be experienced by other pools of similar mortgage loans. For a description of the recent payment history of the mortgage loans, see "Risk Factors--The nature of the mortgage loans will affect the performance of your certificates" and "The Mortgage Pool" in this prospectus supplement.

All of the mortgage loans, except for those mortgage loans with borrowers subject to bankruptcy proceedings or with confirmed bankruptcy payment plans, have been deemed contractually current in their required monthly payments as of the cut-off date pursuant to an offer made to the related borrowers by the mortgage loan seller. Such mortgage loans may have been seriously delinquent prior to such restart. The interest portion of delinquent amounts on such mortgage loans has been included in the Arrearage of such mortgage loans, as described below. The mortgage loans with borrowers subject to bankruptcy proceedings are further described under "The Mortgage Pool" in this prospectus supplement.

With respect to any mortgage loan, as of the cut-off date,

o the Legal Balance is equal to the sum of the Unpaid Principal Balance plus any Arrearage;

o the Unpaid Principal Balance is equal to the unpaid principal balance of the mortgage loan as of the commencement of the related Forbearance Period, reduced by any amounts paid in respect of principal from the commencement of the Forbearance Period to the cut-off date and reduced by the principal portion, but not any Arrearage portion, of monthly payment due from the borrower on the cut-off date, whether or not received; and

o    the Arrearage is equal to the sum of

     o the sum of (i) all accrued but unpaid interest due on the mortgage loan as of the expiration of the Forbearance Period, reduced by any amounts paid in respect of Arrearage from the expiration of the Forbearance Period to the cut-off date, and (ii) all other accrued but unpaid interest due on the mortgage loan on or before the cut-off


                                       S-5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          date but not received on or before the cut-off date,

     o the amount of any tax and insurance advances made with respect to the mortgage loan from the acquisition of the mortgage loan by the mortgage loan seller to but not including the cut-off date, and

     o the amount of certain service charges and servicing advances, the rights to which the mortgage loan seller acquired in connection with its purchase of the mortgage loan.

With respect to any mortgage loan with a borrower subject to a bankruptcy proceeding, however, the Unpaid Principal Balance may be calculated in a manner other than as described above and the Arrearage may be less than as described above. See "The Mortgage Pool" and "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

     The mortgage loans had the following approximate characteristics as of the cut- off date. All weighted average information provided below, except loan-to-value ratios, reflects weighting of the mortgage loans by their respective Unpaid Principal Balances as of the cut-off date. In each case, the Unpaid Principal Balance of a mortgage loan has been calculated after application of all payments in respect of principal actually received as of the cut-off date and after application of the principal portion, but not any Arrearage portion, of the monthly payment expected from the borrower on the cut-off date, whether or not received. In each case, the Arrearage of a mortgage loan has been calculated after application of all payments in respect of Arrearage actually received as of the cut-off date.

Number of Mortgage Loans.............              3,686

Aggregate Legal Balance..............       $276,934,952

Aggregate Unpaid Principal Balance...       $216,866,050

Aggregate Arrearage..................       $ 60,068,902


Minimum Legal Balance................             $1,945

Maximum Legal Balance................           $265,960

Average Legal Balance................            $75,132


Minimum Unpaid Principal Balance.....               $824

Maximum Unpaid Principal Balance.....           $228,396

Average Unpaid Principal Balance.....            $58,835


Minimum Arrearage....................                 $0

Maximum Arrearage....................           $162,447

Average Arrearage(1).................            $16,297


Lowest Mortgage Rate(2)..............               5.00%

Highest Mortgage Rate(2).............              16.50%

Weighted Average Mortgage Rate.......               8.80%


Minimum Remaining Term to Original
Stated Maturity (months)(3)..........                  2

Maximum Remaining Term to Original
Stated Maturity (months).............                357

Weighted Average Remaining Term
to Original Stated Maturity (months)(3)              222

Weighted Average Loan-to-Value
Ratio(4).............................              71.16%

----------
(1) Approximately 9.73% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, had an Arrearage of zero. As of the cut-off date, the average Arrearage of the mortgage loans, exclusive of any mortgage loans with an Arrearage of zero, was approximately $19,443.

(2) The Lowest Mortgage Rate and Highest Mortgage Rate for the adjustable-rate mortgage loans were determined based on the actual rate as of the cut-off date.

(3)  Calculated based upon mortgage loans that have not yet matured.


                                       S-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(4) The "Loan-to-Value Ratio" of any mortgage loan is calculated on the basis of the Legal Balance of such mortgage loan (plus, in the case of any second lien mortgage loan, the amount secured by the related senior lien) and the most recent broker's price opinion in the possession of the servicer or a value determined by the servicer based on a review of all available data.

The Certificates

Offered Certificates. The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates are the only classes of certificates offered by this prospectus supplement. The Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates are collectively referred to in this prospectus supplement as the offered mezzanine certificates.

The offered certificates will have the characteristics shown in the table above.

The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company, and interests therein will be exchanged through the Depository Trust Company and its participants or upon request through Clearstream Banking Luxembourg and the Euroclear System in Europe in minimum denominations of $100,000 and integral multiples of $1.00 in excess of the minimum denominations. See "Description of the Certificates-- Registration of the Book-Entry Certificates" in this prospectus supplement.

Non-Offered Certificates. The Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates represent mezzanine interests in the trust, but are not offered by this prospectus supplement. These certificates are collectively referred to in this prospectus supplement as the non-offered mezzanine certificates. The offered mezzanine certificates and the non-offered mezzanine certificates are collectively referred to in this prospectus supplement as the mezzanine certificates. The non-offered mezzanine certificates will have the initial certificate principal balances and pass-through rates described under "Description of the Certificates" in this prospectus supplement. The Class R Certificates represent the residual interests in the trust and will evidence any overcollateralization that may be created as described under "--Credit Enhancement" below, but are not offered by this prospectus supplement. The Class R Certificates will not have certificate principal balances and will not accrue interest. The Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class R Certificates will be sold by the depositor to Salomon Smith Barney Inc. on the closing date.

Credit Enhancement

1.   Subordination

The rights of the holders of the mezzanine certificates and the Class R Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of mezzanine certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the mezzanine certificates with lower numerical class designations, and the rights of the holders of the Class R Certificates to receive distributions will be subordinated to the rights of the holders of the mezzanine certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest, principal and Arrearage and to afford such certificates protection against realized losses on the mortgage loans.

2.   Excess Interest

The mortgage loans bear interest each month that in the aggregate will initially, and may thereafter, exceed the amount needed


                                       S-7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

to pay monthly interest on the certificates and to pay certain fees and expenses of the trust. Any excess interest from the mortgage loans each month will be available, in the order and in the priorities described under "Description of the Certificates" in this prospectus supplement,

o to pay additional interest on any of the certificates whose pass-through rates have been limited on the related distribution date or on prior distribution dates,

o    to absorb realized losses on the mortgage loans, and

o    to create overcollateralization.

3.   Overcollateralization

As of the closing date, the aggregate Legal Balance of the mortgage loans as of the cut-off date (exclusive of approximately 8.00% of the Arrearage as of the cut-off date which to the extent collected will be the property of the servicer) will equal the aggregate certificate principal balance of the certificates, and therefore there will initially be no overcollateralization of the certificates by the mortgage loans. Subject to the priorities described under "Description of the Certificates" in this prospectus supplement, and after the payment of certain additional interest on any of the certificates whose pass-through rates have been limited on the related distribution date or on prior distribution dates, excess interest is required to be applied to the payment of principal on the certificates until the certificates have been retired. We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization or to maintain at any time any overcollateralization that has been created.

As described above, approximately 8.00% of the aggregate Arrearage as of the cut-off date has been reserved to the servicer, and this portion of the Arrearage will not be available to make distributions on the certificates. As a result, at any time so long as there is any Arrearage outstanding, an amount less than the total aggregate Legal Balance of the mortgage loans will collateralize the certificates. The Legal Balance of any mortgage loan at any time of determination, exclusive of the approximately 8.00% of any Arrearage of such mortgage loan that has been reserved to the servicer, is referred to in this prospectus supplement as the Adjusted Legal Balance of such mortgage loan.

Allocation of Losses

If,  on any  distribution  date,  there is not  sufficient  excess  interest  or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the mezzanine certificates. If realized losses on the mortgage loans are allocated to the mezzanine certificates, these losses will be allocated first to the Class M-6 Certificates, second to the Class M-5 Certificates, third to the Class M-4
Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-2 Certificates and sixth to the Class M-1 Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates. However, investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest, principal and Arrearage on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.

Once realized losses are allocated to any of the mezzanine certificates, such realized losses will not be reinstated thereafter, will not be recoverable in any priority on any future distribution date and will forever cease to accrue interest.

Payments and Other Collections on the Mortgage Loans

The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. Following the expiration of the related


                                       S-8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Forbearance Period, each borrower was and is required to make a monthly payment, which is referred to in this prospectus supplement as a Modified Scheduled
Payment, generally in an amount at least equal to the amount of the original scheduled monthly payment that would be due under the mortgage loan's original terms that were in effect prior to the related Forbearance Period plus, to the extent of the borrower's ability to pay, an additional amount to be applied to pay down the Arrearage outstanding at the expiration of the related Forbearance Period. However, subsequent to the end of the related Forbearance Period, the servicer of the mortgage loan prior to the cut-off date may have allowed, and consistent with the servicing standards described in this prospectus supplement the servicer for the trust may continue to allow, a monthly payment amount that is less than the amount of the original scheduled monthly payment that would be due under the mortgage loan's original terms that were in effect prior to the related Forbearance Period. The amount of the original scheduled monthly payment that would be due under the mortgage loan's original terms that were in effect prior to the related Forbearance Period is referred to in this prospectus supplement as the Original Scheduled Payment for that mortgage loan.

All payments and recoveries in respect of any mortgage loan, other than in connection with final liquidations of defaulted mortgage loans and exclusive of escrow payments and "pay-aheads," will be applied by the servicer:

     first, to pay the principal and interest portion, but not the Arrearage portion, of any then due monthly Modified Scheduled Payments on such mortgage loan;

     second, to pay any unpaid Arrearage in respect of such mortgage loan; and

     third, to pay the remaining Unpaid Principal Balance of such mortgage loan.

The net liquidation proceeds realized in connection with final liquidations of defaulted mortgage loans will be applied by the servicer:

     first, to pay the principal and interest portion, but not the Arrearage portion, of any then due monthly Modified Scheduled Payments on such mortgage loan;

     second, to pay any Unpaid Principal Balance of such mortgage loan; and

     third, to pay any unpaid Arrearage in respect of such mortgage loan.

Advances by the Servicer

The servicer is required to make advances in respect of delinquent Original Scheduled Payments, but not in respect of Arrearage (except in the limited circumstances described in this prospectus supplement), subject to the limitations regarding recoverability that are described in this prospectus supplement. See "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Certificates--Advances in respect of Delinquencies" in the Prospectus.

Servicing of the Mortgage Loans

The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. To the extent possible, after the expiration of any applicable Forbearance Period, the servicer prior to the cut-off date has entered, and the servicer for the trust will enter, into annual payment plans with each borrower pursuant to which the borrower will be obligated to pay a Modified Scheduled Payment of interest, principal, Arrearage and certain other amounts. The Modified Scheduled Payments are generally in an amount at least equal to the Original Scheduled Payment. However, the servicer consistent with the servicing standards described in this prospectus supplement may allow a monthly payment amount that is less than the Original Scheduled Payment. The amount of the Modified Scheduled Payment with respect


                                       S-9
--------------------------------------------------------------------------------
to each mortgage loan will be reviewed by the servicer on an annual basis and, based on the then current financial position of the borrower, either will be increased or decreased solely with respect to the portion of the Modified Scheduled Payment allocable to the repayment of Arrearage. The servicer may not be able to foreclose on a mortgaged property in the event a borrower fails to pay the Modified Scheduled Payment if the borrower is able to make a payment in an amount at least equal to the Original Scheduled Payment and certain other conditions are met.

Optional Termination

At its option, the servicer may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate Legal Balance of the mortgage loans and properties acquired in respect of the mortgage loans remaining in the trust has been reduced to less than 10% of the aggregate Legal Balance of the mortgage loans as of the cut-off date. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Description of the Securities--Termination" in the prospectus.

Federal Income Tax Consequences

An election will be made to treat designated portions of the trust as a real estate mortgage investment conduit for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. See "Legal Investment" in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

The purchase or holding of any interest in the offered certificates by or on behalf of, or with the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus supplement as ERISA, or the Code will be prohibited. By purchasing an offered certificate or any interest therein, the purchaser will be deemed to represent that such purchaser is not such a plan and is not acquiring such offered certificates on behalf of or with the assets of such a plan. See "ERISA Considerations" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc., and from Moody's Investors Service, Inc.:

  Class     S&P   Moody's
  -----     ---   -------

Class A     AAA     Aaa

Class M-1   AA      Aa2

Class M-2    A       A2

Class M-3   BBB     Baa2

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. See "Yield on the
Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

                                  RISK FACTORS

     In  addition  to  the  matters  described   elsewhere  in  this  prospectus
supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the offered certificates.

     All capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Definitions" or in the prospectus under "Glossary."

The  nature  of  the  mortgage  loans  will  affect  the   performance  of  your
certificates

     As described under "The Mortgage Pool" in this prospectus supplement, all of the mortgage loans have defaulted in the past and were assigned to HUD pursuant to the HUD Insurance Assignment Program. The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. However, the mortgage loans may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality, one- to four-family residential mortgage loans of comparable size and geographic concentration. Repayment of the certificates is dependent, among other things, upon the borrowers continuing to make Modified Scheduled Payments or, in the event of borrower default, upon the ability of the servicer to sell or foreclose upon the mortgage loans or to acquire title to and liquidate the mortgaged properties. There can be no assurance whether the servicer will be successful in such efforts or as to the timing thereof. In addition, there are restrictions on the servicer's actions in respect of foreclosure as described under "--The servicer will be subject to limitations on its ability to require borrowers to pay any amounts toward their Arrearages and on its ability to foreclose on mortgage loans based on borrower defaults in the payment of the Arrearage portion of their Modified Scheduled Payments" below and under "The Mortgage Pool--The
Section 203(b) and Section 703 Insurance Programs" in this prospectus supplement. Limitations on the servicer's ability to foreclose may extend the weighted average lives of the certificates and may increase the risk of realized losses on any mortgage loan.

     The payment of interest and principal on the certificates will depend on the amount of interest, principal and Arrearage received on the mortgage loans. The rate at which the Arrearage is repaid on any mortgage loan is dependent on a variety of factors including the financial status of the borrower. To the extent that the rate of payment in respect of Arrearage is slower than expected, the weighted average lives of the certificates may be longer than expected, and to the extent that the rate of payment in respect of Arrearage is faster than expected, the weighted average lives of the certificates may be shorter than expected. In addition, investors in the certificates should note that approximately 8.00% of the aggregate Arrearage as of the cut-off date has been reserved to the servicer, and this portion of the Arrearage will not be available to make distributions on the certificates. The servicer will not make advances with respect to the portion of any Modified Scheduled Payment allocable to Arrearage (except in the limited circumstances described in this prospectus supplement). See "Description of the Certificates--Advances" in this prospectus supplement. With respect to any mortgage loan that has Arrearage, that mortgage loan will accrue interest only on its Unpaid Principal Balance until its original stated maturity date. With respect to any mortgage loan that has any portion of its Legal Balance remaining unpaid at its original stated maturity date, that mortgage loan will then commence to accrue interest on its Legal Balance.

     As of the cut-off date, the borrower under at least approximately 95.79% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments. The borrower under the remaining approximately 4.21% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 3 calendar months preceding the cut-off date, but less than 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments. The risk of future defaults and delinquencies, which as described above may be greater than normal with respect to the mortgage loans generally, is likely to be exceptionally high in the case of those mortgage loans where the borrower has made less than the aggregate amount of Original Scheduled Payments in full during the months preceding the cut-off date, and the delinquency, foreclosure and borrower bankruptcy rates for such mortgage loans are likely to greatly exceed such rates for the mortgage loans generally. Investors should fully consider the risk that at any time a substantial number of such borrowers may cease making payments on their mortgage loans.

     The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. If the servicer of the mortgage loans prior to the cut-off date allowed a payment amount less than the Original Scheduled Payment Amount after the expiration of the related Forbearance Period, or if the servicer for the trust, consistent with the servicing standards described in this prospectus supplement, continues to allow a payment amount less than the Original Scheduled Payment Amount or modifies any mortgage loan at any time to allow a payment amount less than the Original Scheduled Payment amount, rather than requiring the borrowers thereunder to make Modified Scheduled Payments equal to or in excess of the applicable Original Scheduled Payment amount, then in either case, such servicing decisions may forestall the time at which the affected mortgage loans might otherwise be liquidated. As a result of the priorities described in this prospectus supplement for the payment of distributions on (and allocation of realized losses to) the classes of certificates, such servicing decisions may have a greater positive or negative effect on the yield or the risk of losses on certain classes of certificates than on other classes of certificates. In addition, see also "--Conflicts of interest between the servicer and the trust may influence servicing decisions" below.

High loan-to-value ratios may increase the risk of realized losses on the mortgage loans

     Approximately 36.56% of the mortgage loans, by aggregate Legal Balance as of the cut-off date, have a loan-to-value ratio as of the cut-off date in excess of 100%, and the mortgage loans have a weighted average loan-to-value ratio as of the cut-off date, weighted on the basis of the Legal Balances of the mortgage loans as of the cut-off date, of approximately 92.41%. The loan-to- value ratio as of the cut-off date of any mortgage loan is calculated on the basis of the Legal Balance of such mortgage loan as of the cut-off date (plus, in the case of any second lien mortgage loan, the amount secured by the related senior lien) and the most recent broker's price opinion in the possession of the servicer or a value determined by the servicer based on a review of all available data. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. See "The Mortgage Pool--General" in this prospectus supplement.

Broker's price opinions are no assurance of the value of the mortgaged properties

     There were obtained for all the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, generally within the last year, broker's price opinions for sales of the mortgaged properties. The broker's price opinions were obtained by the mortgage loan seller or the servicer on behalf of the mortgage loan seller. No assurance can be given that the actual proceeds from defaulted mortgage loans will equal, or otherwise be comparable to, those shown in the broker's price opinions or that sales of the related mortgage loans can or will be made in periods comparable to the marketing time assumed for purposes of the broker's price opinions.

Second lien mortgage loans may result in increased risk to investors in the offered certificates

     Approximately 1.63% of the Arrearage of the mortgage loans as of the cut-off date, is secured by second liens on the related mortgaged properties. In the case of some of the first lien mortgage loans in the mortgage pool, all or a portion of the Arrearage owed by the related borrower is secured not by the related first mortgage lien on the related mortgaged property, but by a second lien mortgage on the related mortgaged property. In the case of each second lien mortgage loan in the mortgage pool, the related second mortgage lien secures the repayment of an Arrearage amount that relates to a first lien mortgage loan that is in the mortgage pool and that is secured by the same mortgaged property that secures such second lien mortgage loan.

     If a mortgagor on a mortgage loan secured by a second lien defaults, the servicer may be limited in its ability to foreclose on the related mortgaged property as described under "-- The servicer will be subject to limitations on its ability to require borrowers to pay any amounts toward their Arrearages and on its ability to foreclose on mortgage loans based on borrower defaults in the payment of the Arrearage portion of their Modified Scheduled Payments" below. In addition, if a mortgagor on a mortgage loan secured by a second lien defaults on both the second lien mortgage loan and on the related first lien mortgage loan, there may be delays or complications in the realization by the trust of proceeds on the liquidation of the related mortgaged property. If the mortgaged property fails to provide adequate security for both the first lien mortgage loan and the second lien mortgage loan, you will incur a loss on your investment if the available credit enhancement is insufficient to cover the loss.

The bankruptcy of some of the borrowers could result in realized losses or delays in realizing proceeds of defaulted mortgage loans

     A portion of the trust's assets consist of mortgage loans, the borrowers of which are the subject of a case under the Bankruptcy Code. In the event a bankruptcy petition is filed by or against a borrower, it is possible that holders of certificates could experience a loss. As of the cut-off date, borrowers under mortgage loans representing approximately 5.28% of the aggregate Unpaid Principal Balance as of the cut-off date and approximately 6.25% of the aggregate Arrearage as of the cut-off date are the subject of cases under the Bankruptcy Code or had confirmed bankruptcy plans. See "The Mortgage Pool" in this prospectus supplement for more information about these mortgage loans. No assurance, however, can be given as to either the number or the proportion of the borrowers that will become the subject of cases under the Bankruptcy Code in the future, the timing of the outcome of such cases or the aggregate Unpaid Principal Balance or Arrearage of the related mortgage loans. Numerous statutory provisions of the Bankruptcy Code may interfere with or affect the ability of the servicer to obtain payment of these mortgage loans, to realize upon collateral and/or to enforce deficiency judgments.

The servicer will be subject to limitations on its ability to require borrowers to pay any amounts toward their Arrearages and on its ability to foreclose on mortgage loans based on borrower defaults in the payment of the Arrearage portion of their Modified Scheduled Payments

     As further described in this prospectus supplement, the servicer may be limited in its ability to foreclose on a mortgaged property in the event that a borrower defaults under a payment agreement, the terms of which require the borrower to pay a Modified Scheduled Payment that exceeds the Original Scheduled Payment. If there is a default under such a payment plan agreement, the servicer will be required to renegotiate the payment plan agreement if the following requirements are satisfied: (i) the borrower demonstrates a loss of income or other reasonable justification for the default; (ii) the borrower demonstrates that it would be within the borrower's reasonable ability to pay an amount at least equal to the Original Scheduled Payment; and (iii) the borrower makes a lump sum payment equal to the product of (A) the number of months that the borrower is delinquent under the existing payment plan agreement and (B) the new payment required to be made each month under the renegotiated payment plan agreement. If the borrower does not cure the default, then the servicer may take such action against the borrower and the mortgaged property as may be permitted pursuant to the terms of the mortgage, the mortgage note and HUD servicing requirements. If any Unpaid Principal Balance or Arrearage remains unpaid at the original stated maturity for a mortgage loan, the borrower's obligation to repay such remaining amounts generally will be extended for the period of time, generally not to exceed ten years, required to repay in full the Unpaid
Principal Balance and the Arrearage based on the Modified Scheduled Payment in effect on the original stated maturity date of the mortgage loan. The limitation on the servicer's ability to foreclose may extend the weighted average lives of the certificates. See "The Mortgage Pool--The Section 203(b) and Section 703 Insurance Programs--Servicing of the Mortgage Loans" in this prospectus supplement.

Conflicts of interest between the servicer and the trust may influence servicing decisions

     The servicer or its affiliates may initially acquire the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates from Salomon Smith Barney, Inc. In addition, the servicer will be entitled to retain approximately 8.00% of any Arrearage that may be collected. If the servicer causes foreclosures on mortgage loans and sales of the related mortgaged properties to occur more rapidly than assumed, the weighted average lives and yields of the certificates may be affected without regard to the ability of a certificateholder to reinvest funds at a comparable rate. Similarly, actions taken to delay foreclosures and sales (in order to postpone the incurrence of losses) may affect the weighted average lives and yields of the certificates by postponing receipts of principal thereon.

     Investors should consider these potential conflicts of interest in the context of making an investment in the offered certificates and be aware that no formal policies or guidelines have been established to resolve or minimize these conflicts.

The unpredictability of prepayments will affect the yield on your offered certificates

     Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a related principal payment on the certificates.

     o If you purchase certificates at a discount, and principal and Arrearage are repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase certificates at a premium, and principal and Arrearage are repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates for similar borrowers hover significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates for similar borrowers were above the interest rates on the mortgage loans. Conversely, if prevailing interest rates for similar borrowers rise significantly, prepayments on the mortgage loans may decrease.

     o The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors. If the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable rate mortgage loans. Adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following any upward adjustments of their interest rates.

     o The mortgage loan seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by the mortgage loan seller have not been cured. In addition, the servicer has the option to purchase mortgage loans 90 days or more delinquent. These purchases will have the same effect on the holders of the certificates as a prepayment of those mortgage loans. Moreover, under certain circumstances, the servicer has the option to sell mortgage loans 90 days or more delinquent to third parties at a discount to their outstanding principal balances as permitted under the pooling and servicing agreement. These sales will have the same effect on the holders of the certificates as a liquidation of those mortgage loans.

     o The servicer may purchase all of the mortgage loans when the aggregate Legal Balance of the mortgage loans is less than 10% of the aggregate Legal Balance of the mortgage loans as of the cut-off date.

     o As a result of (i) the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement and (ii) the possible further absorption of realized losses on the mortgage loans by other credit enhancement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will (in the case of the Class A Certificates) or may (in the case of the offered mezzanine certificates) result in an earlier return of the principal of the offered certificates and influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

     o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the classes of certificates that are entitled to principal distributions from time to time, until the certificate principal balances of the certificates are reduced to zero. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the certificates.

     o The multiple class structure of the certificates causes the yield of certain classes of the certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of certificates according to the priorities described under "Description of the Certificates" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. In particular, the mezzanine certificates do not receive (unless the certificate principal balances of the Class A Certificates have been reduced to zero) any portion of the amount of principal payable to the certificates prior to the distribution date in December 2006. Thereafter, subject to the loss, delinquency and prepayment performance of the mortgage loans, the mezzanine certificates may continue (unless the certificate principal balances of the Class A Certificates have been reduced to zero) to receive no portion of the amount of principal then payable to the certificates. The weighted average lives of the mezzanine certificates will therefore be longer than would otherwise be the case. The effect on the market value of the mezzanine certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A Certificates.

The credit enhancement for the offered certificates may be inadequate

     The credit enhancement features described under "Description of the Offered Certificates" in this prospectus supplement are intended to increase the likelihood that holders of the Class A Certificates will receive regular payments of interest and principal, and to a lesser extent that the holders of the mezzanine certificates will receive regular payments of interest and the ultimate payment of principal. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable from the proceeds of the related mortgage loan. Moreover, except under the limited circumstances described in this prospectus supplement, the servicer will not make advances with respect to the portion of any Modified Scheduled Payment allocable to Arrearage.

     If realized losses on the mortgage loans in excess of the credit enhancement for any class of the mezzanine certificates occur as a result of defaults and delinquent payments on the mortgage loans, holders of that class of the mezzanine certificates may suffer losses. If substantial realized losses on the mortgage loans occur as a result of defaults and delinquent payments on the mortgage loans, holders of the Class A Certificates may suffer losses.

     None of the depositor, the servicer, the trustee, the trust administrator, the mortgage loan seller or any of their respective affiliates or any other person will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

Interest generated by the mortgage loans may be insufficient to create overcollateralization

     The mortgage loans, if they perform, are expected to generate more interest than is needed to pay interest distributable on the certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to pay additional interest on any of the certificates whose pass-through rates have been limited on the related distribution date or on prior distribution dates. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to absorb realized losses and create overcollateralization. Overcollateralization will be created when such available excess interest is applied as payment of principal on the certificates then entitled to payments of principal, in reduction of the certificate principal balances of such certificates. We cannot assure you, however, that enough excess interest will be generated to build overcollateralization or, once built, to maintain any level of overcollateralization that may have been achieved. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

     o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the certificates.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

     o The pass-through rates on the certificates are fixed rates (subject to a limitation as described in this prospectus supplement), while the adjustable rate mortgage loans have mortgage rates that adjust based on an index and the fixed rate mortgage loans have mortgage rates that will not adjust. Moreover, the certificate principal balances of the classes of certificates that have lower pass-through rates may be reduced earlier or at a faster rate than the certificate principal balances of the classes of certificates that have higher pass-through rates. If the mortgage rates of the adjustable rate mortgage loans decline or if the weighted average pass-through rate of the certificates increases, in the absence of offsetting factors, a greater proportion of the interest generated by the mortgage loans may be required to be applied to cover interest on the certificates.

     o With respect to any mortgage loan that has Arrearage, that mortgage loan will accrue interest only on its Unpaid Principal Balance until its original stated maturity date. With respect to any mortgage loan that has any portion of its Legal Balance remaining unpaid at its original stated maturity date, that mortgage loan will then commence to accrue interest on its Legal Balance. Accordingly, the Arrearage repayment rate will affect the amount of excess interest that the mortgage loans may generate. If the proportion of the aggregate Legal Balance of the mortgage loans representing Arrearage increases, then prior to the original stated maturity dates of the mortgage loans the proportion of the aggregate Legal Balance of the mortgage loans representing Unpaid Principal Balance, which will be accruing interest, will decrease.

The pass-through rates on the certificates are subject to limitation

     The certificates accrue interest at fixed pass-through rates, but each such pass-through rate is subject to a limit. The limit on the pass-through rates on the certificates is based on the weighted average of the interest rates on the mortgage loans, net of certain fees and expenses of the trust, and further adjusted downward, prior to their original stated maturity dates in the case of mortgage loans that have Arrearages greater than zero, to reflect effective mortgage rates on the Legal Balances of those mortgage loans. The fixed rate mortgage loans have interest rates that do not adjust. The adjustable rate mortgage loans have interest rates that adjust based on an index, subject to periodic and maximum limitations on adjustments to their interest rates. As a result of the limit on the pass-through rates on the certificates, the certificates may accrue less interest than they would accrue if their pass-through rates were not subject to such limit.

     A variety of factors could limit the pass-through rates and adversely affect the yield to maturity on any class of the certificates. Some of these factors are described below.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through Rate on any class of the certificates is more likely to be limited.

     o The interest rates on the adjustable rate mortgage loans may adjust downward, in turn lowering the weighted average of the interest rates on the mortgage loans.

     o The limit on the pass-through rates on the certificates will be affected by the Arrearage repayment rate. With respect to any mortgage loan that has Arrearage, that mortgage loan will accrue interest only on its Unpaid Principal Balance until its original stated maturity date. With respect to any mortgage loan that has any portion of its Legal Balance remaining unpaid at its original stated maturity date, that mortgage loan will then commence to accrue interest on its Legal Balance. To calculate the limit on the pass-through rates on the certificates, the interest rate on each mortgage loan, net of the servicing fee rate and the administrative fee rate, will be multiplied by a fraction, the numerator of which is (x) prior to the original stated maturity date of that mortgage loan, the Unpaid Principal Balance of that mortgage loan, or after the original stated maturity date of that mortgage loan, the Legal Balance of that mortgage loan, and the denominator of which is (y) the Legal Balance of that mortgage loan. The limit on the pass-through rates on the certificates will be the weighted average of the interest rates on the mortgage loans, after taking into account the foregoing adjustments.

     If the pass-through rate on any class of the certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such distribution date or on future distribution dates on a subordinated basis, to the extent that on such distribution date or future distribution date there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust.

Limited Obligations

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the mortgage loan seller, the trustee, the trust administrator or any of their respective affiliates. The only obligations of the foregoing entities with respect to the certificates or any mortgage loan will be the obligations of the mortgage loan seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain principal and interest advances). Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the mortgage loan seller, the trustee, the trust administrator or any of their respective affiliates. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicer, the mortgage loan seller, the trustee, the trust administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Some additional risks are associated with the mezzanine certificates

     The weighted average lives of, and the yields to maturity on, the mezzanine certificates will be progressively more sensitive, in reverse order of their numerical designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of mezzanine certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on such class of mezzanine certificates for subsequent distribution dates than would otherwise be the case. In addition, once a realized loss is allocated to a mezzanine certificate, no principal or interest amounts will be distributable with respect to such written down amount, and no amount representing any recovery of any realized losses allocated to a mezzanine certificate will be paid from any source on any future distribution date.

     Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until at least December 2006 or a later date determined as described under "Description of the Certificates" in this prospectus supplement, or during any period in which delinquencies and/or losses on the mortgage loans exceed certain levels described under "Description of the Certificates" in this prospectus supplement. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because the mezzanine certificates might not receive any principal if certain delinquency levels occur (unless the Class A Certificates shall have been retired), it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

     In addition, the multiple class structure of the mezzanine certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described under "Description of the Certificates" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of mezzanine certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the mezzanine certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such losses.

The offered certificates may not be suitable investments for you

     The offered certificates are complex investments that should be considered only by institutional investors who, either alone or with their financial, tax and legal advisors, (i) have the expertise to analyze the documents attached hereto as exhibits and appendices, (ii) have the expertise to analyze the prepayment, reinvestment, default and market risk, tax consequences and other attributes of an investment in the offered certificates and the interaction of these factors and (iii) who are familiar with complex asset securitization structures.

     The complexities of an investment in the offered certificates are compounded by the nature of the mortgage loans as described under "--The nature of the mortgage loans will affect the performance of your certificates" above. The yields and the aggregate amount and timing of distributions on the offered certificates may be subject to material variability from period to period and over the lives of the offered certificates, and the offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. An investment in the offered certificates, particularly the offered mezzanine certificates, involves substantial risks and uncertainties and should only be considered by sophisticated institutional investors with substantial investment experience with similar types of securities and, in the case of the offered mezzanine certificates, with the financial ability to absorb a substantial loss on such investment.

Recent terrorist attacks may result in increased risks of investment in the offered certificates

     The effects that the recent terrorist attacks in the United States and related military action may have on the performance of the mortgage loans and the offered certificates can not be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of United States military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by the application of the Relief Act.

                                THE MORTGAGE POOL

General

     The mortgage pool will consist of approximately 3,686 mortgage loans that are expected to have, as of the cut-off date, an aggregate Unpaid Principal Balance, exclusive of Arrearages, of approximately $216,866,050, an aggregate Arrearage of approximately $60,068,902, and an aggregate Legal Balance of approximately $276,934,952. The mortgage loans were acquired by the mortgage loan seller, an affiliate of the depositor, from HUD in a loan auction in 2000. Except where indicated otherwise, references to percentages of the mortgage loans under "The Mortgage Pool" in this prospectus supplement are references to percentages of the aggregate Unpaid Principal Balance as of the cut-off date.

     Each mortgage loan is a fixed-rate or adjustable-rate loan secured by a first lien or second lien on residential real property and generally was originated as a fully amortizing loan with an original term to stated maturity of up to 30 years primarily under HUD's Section 203(b) or Section 703 mortgage insurance programs. See "--The
Section 203(b) and Section 703 Insurance Programs" below for a general description of the related program requirements. A limited number of mortgage loans had longer or shorter original terms to stated maturity, provided for balloon payments and/or had graduated payments; however, the period of any reduced payment with respect to any mortgage loans that had graduated payments is now over. Each mortgage loan defaulted, and after default, the mortgage loan was determined by HUD to be eligible for forbearance relief under the HUD Insurance Assignment Program or other criteria and was assigned to HUD. To be eligible for such relief, HUD must have determined that the default was due to a one time event beyond the borrower's control and that the borrower demonstrated both an ability and willingness to repay all amounts owed in lieu of foreclosure. Forbearance relief under the HUD Insurance Assignment Program generally resulted in a reduction and/or suspension of the borrower's obligation to make Original Scheduled Payments for a Forbearance Period which typically extended for 36 months, but which, as described below, may have been further extended by the servicer.

     The Forbearance Periods of all of the mortgage loans expired prior to the cut-off date. Following the expiration of the related Forbearance Period, each borrower was and is required to make a Modified Scheduled Payment generally in an amount at least equal to the Original Scheduled Payment plus, to the extent of the borrower's ability to pay, an additional amount to be applied to reduce the Arrearage outstanding at the expiration of the related Forbearance Period; provided, however, that, consistent with the servicing standards described herein, the servicer may continue to allow a payment amount less than the Original Scheduled Payment amount. The Arrearage component of the Modified Scheduled Payment generally will be reviewed by the servicer on an annual basis and may be increased or decreased based on the borrower's ability to pay. The Unpaid Principal Balance of each mortgage loan will bear interest at a specified mortgage rate; the Arrearage does not accrue interest. If any Unpaid Principal Balance or Arrearage remains unpaid at the original stated maturity for a mortgage loan, the borrower's obligation to repay such remaining amounts generally will be extended for an additional extension period and interest will commence to accrue on the entire Legal Balance. It is anticipated that the additional extension period will be the period of time required to repay in full the Unpaid Principal Balance and the Arrearage and interest on such entire Legal Balance, generally not to exceed 10 years, based on the Modified Scheduled Payment in effect on the original stated maturity date of the mortgage loan. Such 10 year extension, however, may be insufficient to pay such entire Legal Balance, based on the Modified Scheduled Payment in effect on the original stated maturity date of the mortgage loan, in which case the related borrower may owe a balloon payment at the expiration of such 10 year extension. Investors should be aware that substantial Arrearage could remain outstanding following the final payment of Unpaid Principal Balance on any mortgage loan and/or that, in the case of any 10 year extension, a substantial Legal Balance could be payable as a balloon payment at the expiration of such 10 year extension.

     All of the mortgage loans are reperforming mortgage loans. As of the cut-off date, the borrower under at least approximately 95.79% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments. The borrower under the remaining approximately 4.21% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 3 calendar months preceding the cut-off date, but less than 97.5% of each Original Scheduled Payment (or other required monthly payment amount, if less) due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments. See "Risk Factors--The nature of the mortgage loans will affect the performance of your certificates" in this prospectus supplement.

     All of the mortgage loans, except for the Bankruptcy Mortgage Loans described below, have been deemed contractually current in their required Modified Scheduled Payments as of the cut-off date pursuant to an offer made to the related borrowers by the mortgage loan seller. Such mortgage loans may have been seriously delinquent prior to such restart. The interest portion of delinquent amounts on such mortgage loans has been included in the Arrearage of such mortgage loans.

     As of the cut-off date, borrowers under mortgage loans representing approximately 5.28% of the aggregate Unpaid Principal Balance as of the cut-off date and approximately 6.25% of the aggregate Arrearage as of the cut-off date are the subject of cases under the Bankruptcy Code or had confirmed bankruptcy plans. These mortgage loans are referred to in this prospectus supplement as the Bankruptcy Mortgage Loans. The Bankruptcy Mortgage Loans have not been deemed contractually current in their required Modified Scheduled Payments as of the cut-off date. The Bankruptcy Mortgage Loans may have paid-to dates significantly earlier than the cut-off date. For purposes of servicing, servicer advancing and other calculations, the trust will be entitled to a Modified Scheduled Payment on each Bankruptcy Mortgage Loan for each month commencing in December 2001, regardless of whether such Modified Scheduled Payment was due for an earlier month. Such a payment for each such month, if not received from the related borrower, will be required to be advanced by the servicer, subject to the recoverability standard described under "Description of the Certificates--Advances" in this prospectus supplement. The calculation of the Arrearages and the Unpaid Principal Balances of the Bankruptcy Mortgage Loans may differ in some respects from such calculation with respect to the other mortgage loans in the mortgage pool. See "Description of the Certificates--Glossary of Terms" in this prospectus supplement. In addition, see "Risk Factors--The bankruptcy of some of the borrowers could result in realized losses or delays in realizing proceeds of defaulted mortgage loans" in this prospectus supplement.

     Approximately 9.50% of the mortgage loans have adjustable mortgage rates. Substantially all of such mortgage loans provide for annual adjustment to the mortgage rate thereon based on the Index, and for a corresponding adjustment to the principal and interest portion of the monthly payments due thereon (but, in the case of any downward mortgage rate adjustments, generally without any downward adjustment to the total amount of the Modified Scheduled Payment), in each case subject to the limitations described below. On each annual adjustment date, the mortgage rate on each such mortgage loan will be adjusted to equal the sum of (a) the Index and (b) the Gross Margin; provided, however, that the mortgage rate will not increase or decrease in substantially all cases by more than 1.0% on any related adjustment date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan or be less than a specified minimum mortgage rate over the life of such mortgage loan. Effective with the first payment due on each such mortgage loan after each adjustment date, the portion of the monthly payment allocable to principal and interest will be adjusted to an amount that will amortize fully the outstanding principal balance of such mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, rounded as described herein. As of the cut-off date, the adjustable-rate mortgage loans had Gross Margins ranging from approximately 2.00% to approximately 3.00%, Minimum Mortgage Rates ranging from approximately 2.00% to approximately 4.50% per annum and Maximum Mortgage Rates ranging from approximately 7.00% to approximately 14.50% per annum.

With respect to the adjustable-rate mortgage loans as of the cut-off date, the weighted average Gross Margin was approximately 2.15%, the weighted average Minimum Mortgage Rate was approximately 2.30% per annum, the weighted average Maximum Mortgage Rate was approximately 11.59% per annum and the weighted average mortgage rate was approximately 7.32% per annum.

     No mortgage loan will be covered by a primary mortgage insurance policy. Substantially all of the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain either a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related mortgaged property. The mortgage loans generally provide that a full or partial prepayment can be made at any time without penalty; provided, however, that any prepayment made by a mortgagor will be applied first, to pay the principal and interest portion, but not the Arrearage portion, of any then due monthly Modified Scheduled Payments on such mortgage loan; second, to pay any unpaid Arrearage in respect of such mortgage loan; and third, to pay the remaining Unpaid Principal Balance of such mortgage loan.

     Each mortgage loan had a mortgage rate as of the cut-off date of not less than approximately 5.00% per annum and not more than approximately 16.50% per annum and, as of the cut-off date, the weighted average mortgage rate was approximately 8.80% per annum.

     The weighted average remaining term to original stated maturity of the mortgage loans will be approximately 222 months as of the cut-off date. None of the mortgage loans will have a remaining original term to stated maturity of greater than 357 months as of the cut-off date. The latest original stated maturity date of any mortgage loan is in August 2031. Mortgage loans with an aggregate Legal Balance as of the cut-off date of approximately $195,858 have already passed their related original stated maturity date and are in additional extension periods. The actual maturity date for each mortgage loan will generally extend beyond the original stated maturity date by at least the length of the related Forbearance Period and may extend beyond the original stated maturity date significantly longer due to limitations on the ability of the servicer to foreclose as described in this prospectus supplement.

     Approximately 1.63% of the Arrearage of the mortgage loans as of the cut-off date is secured by second liens on the related mortgaged properties. In the case of some of the first lien mortgage loans in the mortgage pool, all or a portion of the Arrearage owed by the related borrower is secured not by the related first mortgage lien on the related mortgaged property, but by a second lien mortgage on the related mortgaged property. In the case of each second lien mortgage loan in the mortgage pool, the related second mortgage lien secures the repayment of an Arrearage amount that relates to a first lien mortgage loan that is in the mortgage pool and that is secured by the same mortgaged property that secures such second lien mortgage loan.

     The mortgage loans are expected to have as of the cut-off date the additional characteristics listed on Appendix A hereto.

The Section 203(b) and Section 703 Insurance Programs

     Mortgage Loan Origination Criteria. The following origination criteria are generally the criteria for the HUD Section 203(b) Mortgage Insurance Program (with certain exceptions, no new grants or loans were made under the Section 703 Mortgage Insurance Program after January 1, 1975). These criteria change from time to time and, accordingly, may not be entirely representative of the criteria used to originate the mortgage loans. Under Section 203(b), insurable mortgages are subject to size and loan-to-value restrictions. Currently, an insurable mortgage originated under Section 203(b) cannot exceed (i) the statutory loan limit for the area and (ii) the applicable loan-to-value limit.

     The statutory loan limit is generally equal to the lesser of (i) the amount derived from applying a fixed limit percentage to a HUD determined median home price for single, two-, three- and four-family homes in the related locale and
(ii) 75% of the related size limitation in effect on September 30, 1992 for mortgages eligible for purchase by Freddie Mac. The fixed limit percentage for mortgages on single, two-, three- and four-family homes is equal to 95%, 107%, 130% and 150%, respectively.

     For the purposes of the loan-to-value criteria, properties are divided into three main groups. The first group consists of principal residences (i) approved for mortgage insurance (or for a Department of Veterans Affairs loan guaranty) before the start of construction, (ii) covered by an acceptable ten-year warranty plan or (iii) completed more than one year prior to the date of the application for the Federal Housing Administration insurance. For the first group of properties, the maximum loan-to-value ratio is as follows: (a) if the appraised value of the property is less than $50,000, the maximum loan-to-value ratio is 97% of the appraised value, (b) if the appraised value of the property exceeds $50,000, the maximum loan-to-value ratio is 97% of the first $25,000 of the appraised value, 95% of the amount between $25,000 and $125,000, and 90% of any remaining amount over $125,000 or (c) higher percentages of up to 100% in certain instances if the borrower qualifies as a veteran. The second group of properties includes principal residences which were less than one year old, not approved for insurance prior to construction and not covered by an acceptable warranty plan. These properties are subject to a maximum loan-to-value ratio of 90% of appraised value. The third group of properties, secondary residences, is subject to a maximum loan-to-value ratio of 85%.

     Closing costs are often financed under the mortgage loan and, accordingly, notwithstanding the maximum loan-to-value ratios described above, there is an overall maximum loan-to-value ratio ceiling applicable to any loan made to a borrower who is not a veteran. In such cases, the maximum loan-to-value ratio is 98.75% of the appraised value of the property (97.75%, in the case of a mortgage with an appraised value in excess of $50,000), plus the amount of any mortgage insurance premium paid at the time the mortgage is insured.

     In connection with HUD's credit analysis in the origination of a mortgage loan, a prospective borrower must meet certain credit standards, make a sufficient downpayment (which varies by program) and have income which is sufficient to support the monthly payments. The acceptability of credit risk is determined by analyzing each borrower's credit history, stability and adequacy of income to support the mortgage and other obligations, and assets to close the transaction.

     Two separate debt-to-income ratios are computed by the lender to determine the borrower's ability to repay the debt. Absent compensating factors, the total mortgage payment generally does not exceed 29% of the borrower's gross income, and the total mortgage payment and all limited recurring charges (i.e., real estate loans, child support, alimony) generally do not exceed 41% of gross income. HUD expects the lender to require sufficient documentation to support its decision to approve the mortgage loan. The application materials may include a mortgage credit analysis worksheet, a residential mortgage credit report, a verification of employment and most recent pay stub, a verification of deposit and most recent bank statements, federal income tax returns, a verification of payment history of previous mortgages and an appraisal.

     HUD Insurance Assignment Program. The HUD Insurance Assignment Program offered qualified borrowers an opportunity to avoid foreclosure and retain their homes even where three or more full monthly installments due on the mortgage note were not paid when due. The HUD Insurance Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996. All of the mortgage loans in the mortgage pool were nevertheless assigned to HUD and subsequently acquired from HUD by the mortgage loan seller as described in this prospectus supplement.

     The procedures for the assignment of an insured mortgage included an affirmative determination by the mortgagee that certain borrower eligibility criteria were met, including among other things (i) a determination that circumstances beyond the borrower's control caused the default and rendered the borrower unable to correct the delinquency within a reasonable time, taking into consideration any curtailments of family income, uninsured damage to the mortgaged property, expenses related to any death or illness and other factors and (ii) a determination that there was a reasonable prospect that the borrower could resume full mortgage payments after a temporary period of reduced or suspended payments, not exceeding 36 months, and would be able to pay the mortgage in full by its original stated maturity date extended, if necessary, by up to 10 years.

     In certain instances, mortgage loans were not eligible for the HUD Insurance Assignment Program. These instances included but were not limited to cases where (i) the mortgaged property was abandoned or vacant for more than 60 days or (ii) the borrower (A) indicated that it had no intention of fulfilling its obligation under the mortgage, (B) had two or more rental properties but did not apply rental income from the mortgaged property under review to the debt service on that property or (C) was a corporation or a partnership.

     In any case where the mortgagee determined that such criteria had not been met, the borrower was able to present HUD with a direct request for such approval. In all cases, however, the ultimate decision as to whether a mortgage loan would accepted for assignment was made by HUD.

     Servicing of the Mortgage Loans. The servicer will comply with each payment plan agreement, oral or written, expressed or implied, until the term thereof expires or until there is a default thereunder. As long as the borrower under a payment plan agreement makes the payments due under the payment plan agreement, the servicer will accept and apply such payments (exclusive of escrow payments and "pay-aheads"): first, to pay the principal and interest portion, but not the Arrearage portion, of any then due monthly Modified Scheduled Payments on such mortgage loan; second, to pay any unpaid Arrearage in respect of such mortgage loan; and third, to pay the remaining Unpaid Principal Balance of such mortgage loan. However, in the case of defaulted mortgage loans, the net liquidation proceeds realized in connection with final liquidations of such defaulted mortgage loans will be applied by the servicer: first, to pay the principal and interest portion, but not the Arrearage portion, of any then due monthly Modified Scheduled Payments on such mortgage loan; second, to pay the remaining Unpaid Principal Balance of such mortgage loan; and third, to pay any unpaid Arrearage in respect of such mortgage loan.

     The servicer will review the financial status of borrowers under payment plan agreements annually, or more frequently, if there is a change in a borrower's financial status; provided, however, such review will only be conducted if the borrower has provided the required information to the servicer. If, based on such review, it would not reasonably be within the borrower's ability to pay a Modified Scheduled Payment in an amount that is at least equal to the Original Scheduled Payment, the servicer may choose not to continue the payment plan agreement and may take such action against the borrower and the mortgaged property as may be permitted pursuant to the terms of the mortgage, the mortgage note and HUD servicing requirements; provided, however, that, consistent with the servicing standards described in this prospectus supplement, the servicer may continue to allow a payment amount less than the Original Scheduled Payment amount.

     A borrower may cure a default under a payment plan agreement by making a lump sum payment in an amount necessary to cure the default. Additionally, if there is a default under a payment plan agreement, the terms of which require the borrower to pay a Modified Scheduled Payment that exceeds the Original Scheduled Payment, the servicer will renegotiate the payment plan agreement if the following requirements are satisfied: (i) the borrower demonstrates a loss of income or other reasonable justification for the default; (ii) the borrower demonstrates that it would be within the borrower's reasonable ability to pay an amount at least equal to the Original Scheduled Payment; and (iii) the borrower makes a lump sum payment equal to the product of (A) the number of months that the borrower is delinquent under the existing payment plan agreement and (B) the new payment required to be made each month under the renegotiated payment plan agreement. If the borrower does not cure the default, then the servicer may take such action against the borrower and the mortgaged property as may be permitted pursuant to the terms of the mortgage and mortgage note.

     If any Unpaid Principal Balance or Arrearage remains unpaid at the original stated maturity for a mortgage loan, the borrower's obligation to repay such remaining amounts generally will be extended for an additional extension period. The additional extension period generally will be the period of time (generally not to exceed 10 years) required to repay in full the Unpaid Principal Balance and the Arrearage and interest on such entire Legal Balance based on the Modified Scheduled Payment in effect on the original stated maturity date of the mortgage loan. Such 10 year extension, however, may be insufficient to pay such entire Legal Balance, based on the Modified Scheduled Payment in effect on the original stated maturity date of the mortgage loan, in which case the related borrower may owe a substantial balloon payment at the expiration of such 10 year extension.

Representations and Warranties

     The mortgage loan seller will make representations and warranties as to the accuracy in all material respects of certain identifying information furnished to the trustee in respect of each mortgage loan (e.g., the loan-to-value ratio based on the Legal Balance of each mortgage loan and the most recent broker's price opinion in the possession of the servicer or a value determined by the servicer based on a review of all available data), the Unpaid Principal Balance and Arrearage as of the cut-off date, the mortgage rate and maturity). In addition, the mortgage loan seller will represent and warrant that, as of the cut-off date, (i) the borrower under at least approximately 95.79% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments, and (ii) the borrower under the remaining approximately 4.21% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, has made at least 97.5% of each Original Scheduled Payment due for the 3 calendar months preceding the cut-off date, but less than 97.5% of each Original

Scheduled Payment due for the 6 calendar months preceding the cut-off date, regardless of the timing of receipt of such payments. The mortgage loan seller will also make representations regarding ownership of the mortgage loans, lien status, title and taxes, among other items. See the mortgage loan purchase agreement appearing as an exhibit to the pooling and servicing agreement for the exact representations and warranties to be made by the mortgage loan seller. Upon a breach of any such representation or warranty of the mortgage loan seller that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders therein, the mortgage loan seller will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price provided in the pooling and servicing agreement or substitute for such mortgage loan as described below.

     If the mortgage loan seller discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders therein, the mortgage loan seller may, rather than repurchase the mortgage loan as provided above, remove the mortgage loan from the trust and substitute in its place one or more substitute mortgage loans, but only if such substitution is effected within two years of the date of initial issuance of the certificates (plus permissible extensions). Any substitute mortgage loan will, on the date of substitution, among other things (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan, (ii) have a mortgage rate not less than (and not more than 1% greater than) the mortgage rate of the deleted mortgage loan, (iii) have a remaining term to original stated maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, (iv) have paid the same or a greater percentage of its Original Scheduled Payment, (v) have an Arrearage, if any, not greater than the Arrearage of the deleted mortgage loan and (vi) comply with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement as of the date of substitution. In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Net Mortgage Rate on such balance, will be deposited in the certificate account and distributed to certificateholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one substitute mortgage loan is substituted for more than one deleted mortgage loan, or more than one substitute mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in clauses (i) and (v) will be determined on the basis of aggregate principal balances and aggregate Arrearages, respectively, the rates described in clause (ii) with respect to deleted mortgage loans will be determined on the basis of weighted average mortgage rates, and the terms described in clause (iii) will be determined on the basis of weighted average remaining terms to original stated maturity.

     The obligation to cure, repurchase or to substitute mortgage loans as described above constitutes the sole remedy available to the certificateholders or the trustee for any breach of the above-described representations and warranties.

                            YIELD ON THE CERTIFICATES

Delay in Distributions on the Certificates

     The effective yield to holders of the certificates of each class will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because

(i) on the first distribution date, one month's interest is payable thereon even though 54 days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding distribution date the interest payable thereon is the interest accrued during the month preceding the month of such distribution date, which ends 24 days prior to such distribution date and (iii) during each Interest Accrual Period, interest accrues on a certificate principal balance that is less than the certificate principal balance such class actually outstanding for the first 24 days of such Interest Accrual Period.

Certain Shortfalls in Collections of Interest

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on these mortgage loans. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. The servicer is obligated to pay from its own funds interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its aggregate servicing fee for the related due period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. Accordingly, the effect of:

     o any principal prepayments on the mortgage loans, to the extent that any Prepayment Interest Shortfalls exceeds Compensating Interest or

     o    any shortfalls resulting from the application of the Relief Act,

will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

     Any of these shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

General Prepayment and Yield Considerations

     The rate of principal payments on each class of certificates, the aggregate amount of distributions on each class of certificates and the yield to maturity of each class of certificates will be related to the rate and timing of payments of principal and Arrearage and the rate and timing of defaults and realized losses on the mortgage loans. The rate of principal payments and Arrearage payments on the mortgage loans will in turn be affected by the amortization schedules of such mortgage loans and by the rate of principal prepayments thereon (including for this purpose, prepayments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the mortgage loan seller or the servicer, as the case may be). The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.

     As described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement, the mezzanine certificates do not receive (unless the certificate principal balances of the Class A Certificates have been reduced to zero) any portion of the amount of principal payable to the certificates prior to the distribution date in

December 2006. Thereafter, subject to the loss, delinquency and prepayment performance of the mortgage loans, the mezzanine certificates may continue (unless the certificate principal balances of the Class A Certificates have been reduced to zero) to receive no portion of the amount of principal then payable to the certificates. Accordingly, the certificate principal balances of the Class A Certificates may be reduced at an accelerated rate.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions in respect of principal and Arrearage to the holders of the class or classes of Certificates then entitled to receive distributions of principal that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rates of payment of principal and Arrearage on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to such rates or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal and Arrearage payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal and Arrearage payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal and Arrearage payments.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing interest rates for similar borrowers hover significantly below the interest rates on the mortgage loans, the rates of prepayment and refinancing experienced by the mortgage loans are more likely to be greater than if prevailing rates for similar borrowers were above the interest rates on the mortgage loans. Conversely, if prevailing interest rates for similar borrowers rise significantly, prepayments and refinancings on the mortgage loans may decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' ability to obtain alternative credit, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans or the rate of payment in respect of Arrearage during any period or over the life of the certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     The mortgage rates on approximately 90.50% of the mortgage loans, by aggregate Unpaid Principal Balance as of the cut-off date, are fixed, and such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the certificates were to rise, the market value of the certificates may decline.

     To the extent the Net WAC Rate is paid on any class of the certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount for that class will occur. Such shortfall will only be payable from the Net Monthly Excess
Cashflow subject to the priorities described under "Description of the Certificates" in this prospectus supplement.

Yield Sensitivity of the Mezzanine Certificates

     If the Overcollateralized Amount has been reduced to zero and the certificate principal balances of the non-offered mezzanine certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Certificates. If the Overcollateralized Amount has been reduced to zero and the certificate principal balances of the non-offered mezzanine certificates and the Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the Overcollateralized Amount has been reduced to zero and the certificate principal balances of the non-offered mezzanine certificates, the Class M-3 Certificates and the Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. The initial undivided interests in the aggregate Adjusted Legal Balance of the mortgage loans as of the cut-off date evidenced by the non-offered mezzanine certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates are approximately 9.00%, approximately 3.25%, approximately 4.50% and approximately 8.25%, respectively. Investors in the mezzanine certificates should fully consider the risk that realized losses on the mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once realized losses have been allocated to any of the mezzanine certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated thereafter and no amounts in respect thereof will be distributable to the holders of such mezzanine certificates. Moreover, no amount representing any recovery of any realized losses allocated to a mezzanine certificate will be paid from any source on any future distribution date.

     Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the mezzanine certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all the certificates. As a result of the longer weighted average lives of the mezzanine certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event is based on delinquencies and/or losses, it is possible for the mezzanine certificates to receive no principal distributions (unless the certificate principal balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool.

     In addition, the multiple class structure of the mezzanine certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described under "Description of the Certificates" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

Weighted Average Life

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of certificates will be influenced by the rate at which principal and Arrearage on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and by the rate at which realized losses on the mortgage loans are incurred.

     The timing of commencement of principal distributions to the Class A Certificates and to each class of mezzanine certificates and the weighted average life of each such class will be affected by the rates of prepayment on the mortgage loans and the Arrearage repayment rate experienced both before and after the commencement of principal distributions on each such class.

     Prepayments  on  mortgage  loans  are  commonly   measured  relative  to  a
prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of 12% CPR. The Constant Prepayment Rate model, referred to as CPR, assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 12% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at that or any other rate.

     In addition, in the decrement tables in this prospectus supplement, the model used to identify various hypothetical rates at which the Arrearage of the mortgage loans may be repaid is the Arrearage Repayment Percentage. Any assumed Arrearage Repayment Percentage is the Modified Scheduled Payments as a percentage of Original Scheduled Payments (in each exclusive of any tax and insurance portion). No representation is made that the mortgage loans will repay their Arrearage in accordance with any given Arrearage Repayment Percentage or at any other rate.

     The tables following the next paragraph indicate the percentage of the initial certificate principal balance of the indicated classes of the certificates that would be outstanding after each of the dates shown at various indicated constant percentages of CPR and at various indicated Arrearage
Repayment Percentages, and the corresponding weighted average lives of such certificates. The tables are based on the following assumptions, referred to as the Modeling Assumptions: (i) the mortgage pool consists of 6 fixed-rate mortgage loans and 4 adjustable-rate mortgage loans with the characteristics set forth in the table below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in December 2001, (iii) the mortgage loans prepay at the constant percentages of CPR indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred, (v) no person purchases from the trust any mortgage loan pursuant to any obligation or option under the pooling and servicing agreement, except as stated in these Modeling Assumptions or in the tables following the next paragraph, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in December 2001, and are computed prior to giving effect to any prepayments received in the prior month,
(vii) prepayments representing payment in full of the Legal Balance of individual mortgage loans are received on the last day of each month commencing in November 2001, (viii) the certificates are purchased on November 30, 2001,
(ix) the Arrearage Repayment Percentage is equal to the respective indicated percentages for each of the indicated levels of CPR, (x) expenses and fees accruing at 0.6225% per annum accruing on the Unpaid Principal Balances of the mortgage loans prior to their original stated maturity dates are paid to the servicer and the trust administrator as described in this prospectus supplement from interest received on the mortgage loans, and no expenses or fees are payable to the servicer or the trust administrator on any mortgage loan after the original stated maturity date thereof, (xi) 8.00% of any Arrearage collected on the mortgage loans is paid to the servicer as described in this prospectus supplement, (xii) the Calculated Unpaid Principal Balance Maturity of any mortgage loan means the date that the Unpaid Principal Balance of such mortgage loan would amortize to zero, (xiii) after the Calculated Unpaid Principal Balance Maturity of each mortgage loan, the latest expiration of any additional extension period that may be granted by the servicer will be 10 years following such Calculated Unpaid Principal Balance Maturity, up to a maximum latest expiration of 480 months following the cut-off date, (xiv) after the Calculated Unpaid Principal Balance Maturity of a mortgage loan (but not at the original stated maturity date thereof if earlier), interest will begin to accrue on the entire Legal Balance of such mortgage loan, (xv) after the Calculated Unpaid Principal Balance Maturity of a mortgage loan, (A) the monthly payment amount required of the borrower will be reduced from the Modified Scheduled Payment amount to the Original Scheduled Payment amount and (B) each such monthly payment amount required of the borrower (which will not vary based on the assumed Arrearage Repayment Percentage) will be applied to amortize the then outstanding Legal Balance of such mortgage loan and interest accruing thereon and (xvi) the Index for each adjustable rate mortgage loan remains constant at 2.20% per annum.

                      Assumed Mortgage Loan Characteristics

                                                                                             Remaining
                                                                                              Term to
                                                                                             Calculated
                                                                                               Unpaid
                                       Original                                               Principal                Months to
                                       Scheduled                       Maximum    Minimum      Balance                   Next
     Unpaid                             Payment    Mortgage   Gross    Mortgage   Mortgage    Maturity    Seasoning   Adjustment
Principal Balance      Arrearage        Amount       Rate     Margin     Rate       Rate      (months)    (months)       Date
-----------------   --------------   -----------   --------   ------   --------   --------   ----------   ---------   ----------
$ 6,557,634.23      $ 1,534,969.97   $ 51,784.35    8.1971%    2.14%    11.576%     2.28%        299         103           2

  6,516,433.62        1,588,661.95     46,582.64    7.0496    2.198      11.47     2.362         297          99           5

  7,825,674.11        1,794,756.03     55,901.76    6.9085    2.121     11.559      2.26         289         104           8

  9,311,375.11        2,286,448.88     68,050.67     7.248    2.118     11.711     2.292         295         101          11

  3,578,729.02          422,405.54     57,292.01    8.5244     N/A       N/A        N/A           93         218          N/A
 10,019,403.84        2,308,879.75    106,299.97    8.9632     N/A       N/A        N/A          154         184          N/A
 25,209,541.65        6,410,407.05    245,131.01    9.7968     N/A       N/A        N/A          218         188          N/A
 63,339,764.22       18,537,705.03    575,753.17    9.6742     N/A       N/A        N/A          273         149          N/A
 84,173,849.32       25,064,982.22    658,975.42    8.3777     N/A       N/A        N/A          321         104          N/A
    333,644.41          119,685.78      2,471.49    8.4802     N/A       N/A        N/A          367         153          N/A

     The first four hypothetical mortgage loans above are adjustable rate mortgage loans, and the Periodic Rate Cap applicable for each Adjustment Date for each such adjustable rate mortgage loan is 1.00%. The final six mortgage loans above are fixed rate mortgage loans.

     There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any such discrepancy may have an effect upon the percentages of the initial certificate principal balances outstanding (and the weighted average lives) of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, such classes of certificates may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of the Class A Certificates and of each class of offered mezzanine certificates and sets forth the percentage of the initial certificate principal balance of each such class of certificates that would be outstanding after each of the dates shown, at various percentages of CPR and at various Arrearage Repayment Percentages. Neither the prepayment model or Arrearage repayment model used herein nor any other prepayment model, Arrearage repayment model or other related assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment, or a historical description of the Arrearage repayment experience or a prediction of the anticipated rate of the payment of Arrearage, in either such case of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment or Arrearage repayment experience and the balance of the mortgage loans that prepay principal or repay Arrearage may increase or decrease the percentages of initial certificate principal balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment and Arrearage repayment experience of all mortgage loans equals any of the specified percentages of the prepayment assumption or any of the specified Arrearage Repayment Percentages. The table below assumes the mortgage loans prepay at specified percentages of CPR; however, due to (i) the application of excess interest to pay principal to the certificates as described under "Description of the Certificates" in this prospectus supplement and (ii) the allocation of principal on any given mortgage loan to the payment of Arrearage prior to the payment of the Unpaid Principal Balance as described in this prospectus supplement, there may be variations from the percentages shown even if the mortgage loans as a whole prepay at the specified percentages of CPR.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                 Class A                             Class A
                                                 ------------------------------------   -----------------------------------
     Arrearage Repayment Percentage                                04%                                 108%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%      12%     18%    24%
-----------------------------------------        -----    ----    ----   ----    ----   -----   ----    ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage.......................          100%    100%    100%   100%    100%    100%   100%    100%    100%   100%
November 2002............................           96      89      81     73      65      96     88      80      73     65
November 2003............................           93      78      64     51      39      92     77      63      51     39
November 2004............................           89      68      50     33      20      88     67      49      33     19
November 2005............................           85      59      37     19       5      83     57      36      18      4
November 2006............................           81      50      26      8       0      79     48      25       7      0
November 2007............................           77      42      22      8       0      74     40      21       7      0
November 2008............................           72      34      19      8       0      69     32      18       7      0
November 2009............................           67      27      16      8       0      64     26      15       7      0
November 2010............................           63      25      14      7       0      58     24      13       7      0
November 2011............................           58      22      11      6       0      52     21      11       5      0
November 2012............................           52      20      10      4       0      46     19       9       4      0
November 2013............................           46      18       8      2       0      40     17       8       1      0
November 2014............................           40      16       7      *       0      34     15       6       0      0
November 2015............................           34      14       5      0       0      32     13       3       0      0
November 2016............................           32      13       2      0       0      30     12       0       0      0
November 2017............................           30      11       0      0       0      27     10       0       0      0
November 2018............................           27       9       0      0       0      25      5       0       0      0
November 2019............................           25       5       0      0       0      22      *       0       0      0
November 2020............................           22       1       0      0       0      19      0       0       0      0
November 2021............................           20       0       0      0       0      13      0       0       0      0
November 2022............................           17       0       0      0       0       5      0       0       0      0
November 2023............................           11       0       0      0       0       0      0       0       0      0
November 2024............................            2       0       0      0       0       0      0       0       0      0
November 2025 and thereafter.............            0       0       0      0       0       0      0       0       0      0
Weighted Average Life  in Years(1).......        11.93    6.52    4.22   2.78    1.78   11.00   6.23    4.10    2.70   1.76
Weighted Average Life  in Years(1)(2)....        11.93    6.52    4.19   2.70    1.78   11.00   6.23    4.09    2.63   1.76

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

*    Indicates a number that is greater than 0% but less than 0.5%.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                 Class A                             Class M-1
                                                 ------------------------------------   -----------------------------------
     Arrearage Repayment Percentage                               112%                                 104%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%     12%     18%    24%
-----------------------------------------        -----    ----    ----   ----    ----   -----   -----   ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage........................         100%    100%    100%   100%    100%    100%    100%   100%    100%   100%
November 2002.............................          96      88      80     72      65     100     100    100     100    100
November 2003.............................          91      77      63     50      38     100     100    100     100    100
November 2004.............................          87      66      48     32      18     100     100    100     100    100
November 2005.............................          82      56      35     18       4     100     100    100     100    100
November 2006.............................          77      47      23      6       0     100     100    100     100     93
November 2007.............................          71      38      21      6       0     100     100     82     100     93
November 2008.............................          66      29      18      6       0     100     100     70      77     86
November 2009.............................          60      25      15      6       0     100     100     60      46     51
November 2010.............................          54      23      13      6       0     100      92     51      27     22
November 2011.............................          47      21      11      5       0     100      83     43      17      0
November 2012.............................          41      18       9      3       0     100      75     36       *      0
November 2013.............................          34      16       7      *       0     100      67     31       0      0
November 2014.............................          32      14       4      0       0     100      60     13       0      0
November 2015.............................          30      12       1      0       0     100      53      0       0      0
November 2016.............................          27      10       0      0       0     100      47      0       0      0
November 2017.............................          25       5       0      0       0     100      26      0       0      0
November 2018.............................          22       *       0      0       0     100       0      0       0      0
November 2019.............................          18       0       0      0       0      93       0      0       0      0
November 2020.............................           9       0       0      0       0      83       0      0       0      0
November 2021.............................           1       0       0      0       0      53       0      0       0      0
November 2022.............................           0       0       0      0       0      10       0      0       0      0
November 2023.............................           0       0       0      0       0       0       0      0       0      0
November 2024.............................           0       0       0      0       0       0       0      0       0      0
November 2025 and thereafter..............           0       0       0      0       0       0       0      0       0      0
Weighted Average Life  in Years(1)........       10.20    5.98    3.99   2.61    1.74   19.93   13.59   9.35    8.22   7.99
Weighted Average Life  in Years(1)(2).....       10.20    5.98    3.99   2.54    1.74   19.93   13.59   9.35    8.18   7.36

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

*    Indicates a number that is greater than 0% but less than 0.5%.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                Class M-1                            Class M-1
                                                 ------------------------------------   -----------------------------------
    Arrearage Repayment Percentage                                108%                                 112%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%     12%     18%    24%
-----------------------------------------        -----    -----   ----   ----    ----   -----   -----   ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage........................         100%     100%   100%   100%    100%    100%    100%   100%    100%   100%
November 2002.............................         100      100    100    100     100     100     100    100     100    100
November 2003.............................         100      100    100    100     100     100     100    100     100    100
November 2004.............................         100      100    100    100     100     100     100    100     100    100
November 2005.............................         100      100    100    100     100     100     100    100     100    100
November 2006.............................         100      100    100    100      95     100     100    100     100     98
November 2007.............................         100      100     80    100      95     100     100     79     100     98
November 2008.............................         100      100     68     81      84     100     100     67      86     82
November 2009.............................         100       98     58     51      48     100      95     56      56     45
November 2010.............................         100       89     49     28      19     100      86     47      33     16
November 2011.............................         100       80     41     14       0     100      77     40      11      0
November 2012.............................         100       72     35      0       0     100      69     33       0      0
November 2013.............................         100       64     23      0       0     100      61     10       0      0
November 2014.............................         100       57      0      0       0     100      53      0       0      0
November 2015.............................         100       50      0      0       0     100      29      0       0      0
November 2016.............................         100       25      0      0       0     100       0      0       0      0
November 2017.............................         100        0      0      0       0      93       0      0       0      0
November 2018.............................          93        0      0      0       0      43       0      0       0      0
November 2019.............................          65        0      0      0       0       0       0      0       0      0
November 2020.............................          12        0      0      0       0       0       0      0       0      0
November 2021.............................           0        0      0      0       0       0       0      0       0      0
November 2022.............................           0        0      0      0       0       0       0      0       0      0
November 2023.............................           0        0      0      0       0       0       0      0       0      0
November 2024.............................           0        0      0      0       0       0       0      0       0      0
November 2025 and thereafter..............           0        0      0      0       0       0       0      0       0      0
Weighted Average Life  in Years(1)........       18.24    12.88   9.06   8.29    7.95   16.88   12.25   8.80    8.39   7.91
Weighted Average Life  in Years(1)(2).....       18.24    12.88   9.06   8.24    7.34   16.88   12.25   8.80    8.34   7.31

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                 Class M-2                            Class M-2
                                                 ------------------------------------   -----------------------------------
     Arrearage Repayment Percentage                                104%                                 108%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%     12%     18%    24%
-----------------------------------------        -----    -----   ----   ----    ----   -----   -----   ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage........................         100%     100%   100%   100%    100%    100%    100%   100%    100%   100%
November 2002.............................         100      100    100    100     100     100     100    100     100    100
November 2003.............................         100      100    100    100     100     100     100    100     100    100
November 2004.............................         100      100    100    100     100     100     100    100     100    100
November 2005.............................         100      100    100    100     100     100     100    100     100    100
November 2006.............................         100      100    100    100     100     100     100    100     100    100
November 2007.............................         100      100     82     79      78     100     100     80      86     68
November 2008.............................         100      100     70     43      10     100     100     68      42      7
November 2009.............................         100      100     60     34       0     100      98     58      33      0
November 2010.............................         100       92     51     19       0     100      89     49      15      0
November 2011.............................         100       83     43      0       0     100      80     41       0      0
November 2012.............................         100       75     36      0       0     100      72     28       0      0
November 2013.............................         100       67     11      0       0     100      64      0       0      0
November 2014.............................         100       60      0      0       0     100      57      0       0      0
November 2015.............................         100       53      0      0       0     100      12      0       0      0
November 2016.............................         100       13      0      0       0     100       0      0       0      0
November 2017.............................         100        0      0      0       0     100       0      0       0      0
November 2018.............................         100        0      0      0       0      42       0      0       0      0
November 2019.............................          93        0      0      0       0       0       0      0       0      0
November 2020.............................          29        0      0      0       0       0       0      0       0      0
November 2021.............................           0        0      0      0       0       0       0      0       0      0
November 2022.............................           0        0      0      0       0       0       0      0       0      0
November 2023.............................           0        0      0      0       0       0       0      0       0      0
November 2024.............................           0        0      0      0       0       0       0      0       0      0
November 2025 and thereafter..............           0        0      0      0       0       0       0      0       0      0
Weighted Average Life  in Years(1)........       18.68    12.94   9.04   7.26    6.42   16.92   12.22   8.73    7.24   6.30
Weighted Average Life  in Years(1)(2).....       18.68    12.94   9.04   7.26    6.42   16.92   12.22   8.73    7.24   6.30

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                Class M-2                           Class M-2
                                                 ------------------------------------   -----------------------------------
     Arrearage Repayment Percentage                               112%                                 104%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%     12%     18%    24%
-----------------------------------------        -----    -----   ----   ----    ----   -----   -----   ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage........................         100%     100%   100%   100%    100%    100%    100%   100%    100%   100%
November 2002.............................         100      100    100    100     100     100     100    100     100    100
November 2003.............................         100      100    100    100     100     100     100    100     100    100
November 2004.............................         100      100    100    100     100     100     100    100     100    100
November 2005.............................         100      100    100    100     100     100     100    100     100    100
November 2006.............................         100      100    100    100     100     100     100    100     100    100
November 2007.............................         100      100     79     93      58     100     100     82      54     27
November 2008.............................         100      100     67     41       4     100     100     70      43      0
November 2009.............................         100       95     56     32       0     100     100     60      26      0
November 2010.............................         100       86     47     10       0     100      92     51       0      0
November 2011.............................         100       77     40      0       0     100      83     43       0      0
November 2012.............................         100       69      8      0       0     100      75     16       0      0
November 2013.............................         100       61      0      0       0     100      67      0       0      0
November 2014.............................         100       20      0      0       0     100      58      0       0      0
November 2015.............................         100        0      0      0       0     100       4      0       0      0
November 2016.............................          96        0      0      0       0     100       0      0       0      0
November 2017.............................          11        0      0      0       0     100       0      0       0      0
November 2018.............................           0        0      0      0       0      86       0      0       0      0
November 2019.............................           0        0      0      0       0       2       0      0       0      0
November 2020.............................           0        0      0      0       0       0       0      0       0      0
November 2021.............................           0        0      0      0       0       0       0      0       0      0
November 2022.............................           0        0      0      0       0       0       0      0       0      0
November 2023.............................           0        0      0      0       0       0       0      0       0      0
November 2024.............................           0        0      0      0       0       0       0      0       0      0
November 2025 and thereafter..............           0        0      0      0       0       0       0      0       0      0
Weighted Average Life  in Years(1)........       15.55    11.60   8.46   7.22    6.18   17.43   12.32   8.74    6.80   5.75
Weighted Average Life  in Years(1)(2).....       15.55    11.60   8.46   7.22    6.18   17.43   12.32   8.74    6.80   5.75

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance Outstanding at the Specified Arrearage Payment Percentages and Percentages of CPR

                                                                Class M-3                           Class M-3
                                                 ------------------------------------   -----------------------------------
     Arrearage Repayment Percentage                               108%                                 112%
-----------------------------------------        ------------------------------------   -----------------------------------
                 CPR                               0%      6%      12%    18%     24%     0%     6%     12%     18%    24%
-----------------------------------------        -----    -----   ----   ----    ----   -----   -----   ----    ----   ----
Distribution Date
-----------------------------------------
Initial Percentage........................         100%     100%   100%   100%    100%    100%    100%   100%    100%   100%
November 2002.............................         100      100    100    100     100     100     100    100     100    100
November 2003.............................         100      100    100    100     100     100     100    100     100    100
November 2004.............................         100      100    100    100     100     100     100    100     100    100
November 2005.............................         100      100    100    100     100     100     100    100     100    100
November 2006.............................         100      100    100    100     100     100     100    100     100    100
November 2007.............................         100      100     80     53      23     100     100     79      51     19
November 2008.............................         100      100     68     42       0     100     100     67      41      0
November 2009.............................         100       98     58     21       0     100      95     56      16      0
November 2010.............................         100       89     49      0       0     100      86     47       0      0
November 2011.............................         100       80     40      0       0     100      77     17       0      0
November 2012.............................         100       72      0      0       0     100      69      0       0      0
November 2013.............................         100       64      0      0       0     100      20      0       0      0
November 2014.............................         100        6      0      0       0     100       0      0       0      0
November 2015.............................         100        0      0      0       0     100       0      0       0      0
November 2016.............................         100        0      0      0       0       0       0      0       0      0
November 2017.............................          26        0      0      0       0       0       0      0       0      0
November 2018.............................           0        0      0      0       0       0       0      0       0      0
November 2019.............................           0        0      0      0       0       0       0      0       0      0
November 2020.............................           0        0      0      0       0       0       0      0       0      0
November 2021.............................           0        0      0      0       0       0       0      0       0      0
November 2022.............................           0        0      0      0       0       0       0      0       0      0
November 2023.............................           0        0      0      0       0       0       0      0       0      0
November 2024.............................           0        0      0      0       0       0       0      0       0      0
November 2025 and thereafter..............           0        0      0      0       0       0       0      0       0      0
Weighted Average Life  in Years(1)........       15.83    11.61   8.43   6.76    5.66   14.59   11.00   8.15    6.72   5.56
Weighted Average Life  in Years(1)(2).....       15.83    11.61   8.43   6.76    5.66   14.59   11.00   8.15    6.72   5.56

--------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

     There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the CPR indicated in the tables above, or to any other level, that the Arrearage repayment experience of the mortgage loans will conform to any of the Arrearage Repayment Percentages indicated in the tables above or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of the Class A Certificates and of each class of offered mezzanine certificates will not correspond to the weighted average life of each such class calculated or projected under different or varying prepayment and Arrearage repayment assumptions.

     The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Moreover, investors should note that the servicer will review the Modified Scheduled Payment amounts annually, or, under certain circumstances, more frequently, and such Modified Scheduled Payment amounts will generally be revised upward or downward if necessary upon each such review based on each borrower's ability to pay. As a result of these Modified Scheduled
Payment adjustments and as a result of the mortgage rate adjustments on the adjustable rate mortgage loans, the Arrearage Repayment Percentage of each mortgage loan may not remain constant.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Mortgage Pass-Through Certificates, Series 2001-2 will consist of eight classes of certificates, designated as:

     o    the Class A Certificates,

     o the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates, which are referred to in this prospectus supplement collectively as the mezzanine certificates, and

     o    the Class R Certificates.

Only the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates are offered by this prospectus supplement, and these classes of certificates are referred to in this prospectus supplement collectively as the offered certificates. The Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates are referred to in this prospectus supplement collectively as the offered mezzanine certificates, and the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates are referred to in this prospectus supplement collectively as the non-offered mezzanine certificates.

     Distributions on the certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in December 2001.

     The certificates represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of a segregated mortgage pool of approximately 3,686 conventional mortgage loans that have, as of the cut-off date, had an aggregate Unpaid Principal Balance, exclusive of Arrearages, of approximately $216,866,050, an aggregate Arrearage of approximately $60,068,902, and an aggregate Legal Balance of approximately $276,934,952. See "The Mortgage Pool" in this prospectus supplement for additional information regarding the mortgage loans.

     Each class of the offered certificates will have the approximate initial certificate principal balance as set forth in the table under "Summary of Prospectus Supplement-- Offered Certificates" in this prospectus supplement. The pass-through rates on the offered certificates are determined as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

     The non-offered mezzanine certificates have an aggregate initial certificate principal balance of approximately $24,492,440 and the pass-through rates for the non-offered mezzanine certificates are determined as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement. The Class R Certificates will not have certificate principal balances and will not accrue interest. The non-offered mezzanine certificates and the Class R Certificates are not being offered by this prospectus supplement and will be sold by the depositor to Salomon Smith Barney Inc. on the closing date.

     The offered certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company and its participants or upon request through Clearstream Banking Luxembourg and the Euroclear System in Europe in minimum denominations of $100,000 and integral multiples of $1.00 in excess of those minimum denominations.

     All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trust administrator to the persons in whose names the certificates are registered at the close of business on each record date. The record date for each distribution date will be the close of business on the last business day of the month preceding the month in which the distribution date occurs. Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates having an aggregate initial certificate principal balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate certificate principal balance of such class of certificates, by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the related certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

     The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through The Depository Trust Company, or DTC, in the United States or upon request through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or through the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $100,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

     The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

     Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

     Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U. S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

     Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions  on  the  book-entry   certificates  will  be  made  on  each
distribution date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

     Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

     DTC has advised the trust administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (i) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor, (ii) the depositor, at its sole option, with the consent of the trust administrator, elects to terminate a book-entry system through DTC or
(iii) after the occurrence of a servicer event of default as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator will issue definitive certificates, and thereafter the trust administrator will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and

Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the depositor, the servicer, the trustee or the trust administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     "Adjusted Legal Balance": The Adjusted Legal Balance of a mortgage loan is the sum of the Unpaid Principal Balance of that mortgage loan and approximately 92.00% of the outstanding Arrearage of that mortgage loan.

     "Adjusted Mortgage Rate": For any distribution date, the Adjusted Mortgage Rate on any mortgage loan is equal to the product of (i) the applicable mortgage rate on the mortgage loan as of the first day of the month preceding the month in which such distribution date occurs minus the sum of the servicing fee rate of 0.60% per annum and the administrative fee rate of 0.0225% per annum and (ii) a fraction, the numerator of which is (x) prior to the original stated maturity date of that mortgage loan, the Unpaid Principal Balance of that mortgage loan, or after the original stated maturity date of that mortgage loan, the Legal Balance of that mortgage loan, and the denominator of which is (y) the Legal Balance of that mortgage loan, in each case as of the first day of the month preceding the month in which such distribution date occurs.

     "Advances": Advances means the principal and interest, and in certain limited circumstances Arrearage, advanced by the servicer as described under "--Advances" below.

     "Arrearage": The Arrearage of a mortgage loan is equal to the sum of the following, to the extent not received subsequent to the cut-off date and applied in reduction of the Arrearage of such mortgage loan:

     o the sum of (i) all accrued but unpaid interest due on the mortgage loan as of the expiration of the Forbearance Period, reduced by any amounts paid in respect of Arrearage from the expiration of the Forbearance Period to the cut-off date, and (ii) all other accrued but unpaid interest due on the mortgage loan on or before the cut-off date but not received on or before the cut-off date,

     o the amount of any tax and insurance advances made with respect to the mortgage loan from the acquisition of the mortgage loan by the mortgage loan seller to but not including the cut-off date, and

     o the amount of certain service charges and servicing advances, the rights to which the mortgage loan seller acquired in connection with its purchase of the mortgage loan.

With respect to Bankruptcy Mortgage Loans, however, the computation of the amount described in the first bullet of the definition of Arrearage above will be the lesser of (i) the amount described in such bullet and (ii) the unpaid interest amount that was indicated in the applicable proof of claim plus any additional accrued but unpaid interest due on the mortgage loan under the applicable payment plan subsequent to the applicable date for the proof of claim but on or before the cut-off date, to the extent not received on or before the cut-off date.

     "Arrearage Repayment Percentage": With respect to any mortgage loan as of any date of determination, the related Modified Scheduled Payment expressed as a percentage of the related Original Scheduled Payment Amount (in each exclusive of any tax and insurance portion).

     "Available Funds": The Available Funds for any distribution date, is equal to the sum, net of amounts reimbursable therefrom to the servicer, the trustee or the trust administrator, of an amount equal to:

     o the aggregate amount of monthly payments on the mortgage loans due on the related due date that occurs in the related Due Period and received by the servicer by the Determination Date, after deduction of the administrative fee for such distribution date, the servicing fee for such distribution date and any accrued and unpaid servicing fees and administrative fees in respect of any prior distribution dates,

     o certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, net liquidation proceeds and proceeds from repurchases, purchases of and substitutions for mortgage loans occurring during the preceding calendar month, and

     o    payments   from  the  servicer  in   connection   with   Advances  and
          Compensating Interest for such distribution date.

     "Bankruptcy Mortgage Loan": Mortgage loans which as of the cut-off date had borrowers subject to cases under the Bankruptcy Code or had confirmed bankruptcy plans.

     "Class A Principal Distribution Amount": The Class A Principal Distribution Amount is an amount equal to the excess of:

     o    the  certificate   principal  balance  of  the  Class  A  Certificates
          immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 40.00% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-1  Principal   Distribution  Amount":  The  Class  M-1  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the certificate principal balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date and
          (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 56.50% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due

          Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-2  Principal   Distribution  Amount":  The  Class  M-2  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the related distribution date and (iii) the
          Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 65.50% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-3  Principal   Distribution  Amount":  The  Class  M-3  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal
          Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal
          Distribution Amount on the related distribution date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 72.00% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-4  Principal   Distribution  Amount":  The  Class  M-4  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal
          Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal
          Distribution Amount on the related distribution date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 82.50% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-5  Principal   Distribution  Amount":  The  Class  M-5  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal
          Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal
          Distribution Amount on the related distribution date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 88.50% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Class  M-6  Principal   Distribution  Amount":  The  Class  M-6  Principal
Distribution Amount is an amount equal to the excess of:

     o the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the related distribution date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal
          Distribution Amount on the related distribution date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the related distribution date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the related distribution date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the related distribution date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the related distribution date and (vii) the
          Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related distribution date over

     o the lesser of (A) the product of (i) 90.00% and (ii) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate Adjusted Legal Balance of the mortgage loans as of the last day of the related Due Period minus $13,606,472.

     "Compensating Interest": With respect to any principal prepayments, any payments made by the servicer from its own funds to cover Prepayment Interest Shortfalls, but only to the extent of its servicing fee for the related Due Period.

     "Credit Enhancement Percentage": The Credit Enhancement Percentage for any distribution date is the percentage obtained by dividing

     o the sum of the Overcollateralized Amount and aggregate certificate principal balance of the mezzanine certificates by

     o the aggregate Adjusted Legal Balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal and Arrearage Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related distribution date.

     "Cumulative Loss Limit": For any distribution date indicated below, the Cumulative Loss Limit will have been exceeded if the cumulative amount of realized losses incurred on the mortgage loans from the cut-off date through the end of the calendar month preceding the month of such distribution date has exceeded the indicated percentage of the aggregate Legal Balance of the mortgage loans as of the cut-off date:

                    Distribution Date                                 Percentage
                    -----------------                                 ----------

                    December 2003 through November 2004                    3.60%
                    December 2004 through November 2005                    4.80%
                    December 2005 through November 2006                    5.70%
                    December 2006 through November 2007                    6.00%
                    December 2007 and subsequent distribution dates        7.25%

     "Delinquency Rate": With respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Legal Balance of mortgage loans that are 60 or more days delinquent in their Modified Scheduled Payments as of the last day of the calendar month immediately preceding the month of such distribution date, and the denominator of which is
(y) the aggregate Legal Balance of the mortgage loans as of the last day of the calendar month immediately preceding the month of such distribution date. For purposes of the foregoing, a mortgage loan is 30 days delinquent if a payment due on a due date has not been received by the close of business on the next succeeding due date, and accordingly, a mortgage loan is 60 days delinquent if a payment due on a due date has not been received by the close of business on the second succeeding due date.

     "Determination Date": The Determination Date with respect to any distribution date is the 15th day of the calendar month in which such distribution date occurs (or, if such 15th day is not a business day, the immediately preceding business day).

     "Due Period": The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs.

     "Forbearance Period": Each mortgage loan in the trust defaulted, and after default, such mortgage loan was determined by HUD to be eligible for forbearance relief and was assigned to HUD. Forbearance relief generally resulted in a reduction and/or suspension of the borrower's obligation to make scheduled monthly payments of principal and interest required under the loan's original terms for a period which typically lasted for 36 months but which may have been extended and therefore may have lasted longer. This period of forbearance relief is referred to as the related "Forbearance Period" in this prospectus supplement.

     "Gross Margin": A fixed percentage amount specified in the mortgage note for each adjustable-rate mortgage loan.

     "HUD": The United States Department of Housing and Urban Development.

     "Index": With respect to each adjustable rate mortgage loan, the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) or such other index as may be set forth in the related mortgage note.

     "Interest Accrual Period": The Interest Accrual Period for any distribution date and any class of certificates is the calendar month preceding the month of such distribution date based on a 360-day year consisting of twelve 30-day months.

     "Interest Carry Forward Amount": The Interest Carry Forward Amount with respect to any class of certificates and any distribution date is equal to the sum of (i) any portion of the Interest Distribution Amount for that class of certificates for the immediately preceding distribution date that was unpaid on such immediately preceding distribution date, (ii) any portion of any Interest Carry Forward Amount for that class of certificates for the immediately preceding distribution date that was unpaid on such immediately preceding distribution date and (iii) plus interest accrued on the sum of (i) and (ii) above at the related pass-through rate on that class for the most recently ended Interest Accrual Period.

     "Interest Distribution Amount": The Interest Distribution Amount for the certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to the distribution date at the pass-through rate for that class, reduced, to not less than zero, in the case of each class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act.

     "Interest Remittance Amount": The Interest Remittance Amount for any distribution date is that portion of the Available Funds for the related distribution date that represents interest received or advanced on the mortgage loans.

     "Legal Balance": The Legal Balance of a mortgage loan is the sum of the Unpaid Principal Balance of that mortgage loan and the outstanding Arrearage of that mortgage loan.

     "Modified Scheduled Payment": The monthly payment amount required to be paid by borrowers, which is generally at least equal to the Original Scheduled Payment plus, to the extent of the borrower's ability to pay, an additional amount to be applied to pay down the Arrearage of such mortgage loan.

     "Maximum Mortgage Rate": With respect to each adjustable-rate mortgage loan, a maximum mortgage rate specified in the related mortgage note and applicable for the life of the mortgage loan.

     "Minimum Mortgage Rate": With respect to each adjustable-rate mortgage loan, a minimum mortgage rate specified in the related mortgage note and applicable for the life of the mortgage loan.

     "Net Monthly Excess Cashflow": The Net Monthly Excess Cashflow for any distribution date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of:

     o    the Available Funds for the related distribution date over

     o the sum for the related distribution date of (a) the aggregate of the Interest Distribution Amounts and any Interest Carry Forward Amounts for the certificates and (b) the Principal and Arrearage Remittance Amount.

     "Net Mortgage Rate": With respect to any mortgage loan, the mortgage rate minus the servicing fee rate of 0.60% per annum.

     "Net WAC Rate": The Net WAC Rate for any distribution date is a rate per annum equal to the weighted average of the Adjusted Mortgage Rates of the mortgage loans.

     "Net WAC Rate Carryover Amount": If on any distribution date, the pass-through rate for any class of certificates is the Net WAC Rate, then the Net WAC Rate Carryover Amount for such class for such distribution date is an amount equal to the sum of:

     o the excess of (x) the amount of interest such class of certificates would have been entitled to receive on such distribution date had such pass-through rate not been limited by the Net WAC Rate over (y) the amount of interest such class of certificates accrued for such distribution date at the Net WAC Rate and

     o the unpaid portion of any related Net WAC Rate Carryover Amount from the prior distribution date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate calculated for such class without regard to the Net WAC Rate.

     "Original Scheduled Payment": The amount of the original scheduled monthly payment that would be due under the mortgage loan's original terms that were in effect prior to the related Forbearance Period is referred to in this prospectus supplement as the Original Scheduled Payment for that mortgage loan.

     "Overcollateralization    Reduction   Amount":   An   Overcollateralization
Reduction Amount for any distribution date is an amount equal to the Senior Residual Distribution Amount, if any, for such distribution date.

     "Overcollateralized Amount": The Overcollateralized Amount with respect to any distribution date is the excess, if any, of:

     o the aggregate Adjusted Legal Balance of the mortgage loans prior to taking into account the application of Modified Scheduled Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal during the calendar month preceding the month in which such distribution date occurs over

     o the aggregate certificate principal balance of the certificates immediately prior to such distribution date.

     "Periodic Rate Cap": With respect to each adjustable-rate mortgage loan, the limit on the increase or decrease of the mortgage rate of that mortgage loan on any related adjustment date.

     "Prepayment Interest Shortfall": With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

     "Principal and Arrearage Distribution Amount": The Principal and Arrearage Distribution Amount for any distribution date will be equal to the excess of (i) the Principal and Arrearage Remittance Amount for such distribution date over
(ii) any Senior Residual Distribution Amount for such distribution date.

     "Principal and Arrearage Remittance Amount": The Principal and Arrearage Remittance Amount for any distribution date will be equal to that portion of Available Funds for such distribution date that represents principal or Arrearage received or advanced on the mortgage loans (other than, in the case of such Arrearage, approximately 8.00% thereof reserved to the servicer).

     "Reserve Fund": The account established on the closing date by the trust administrator as described under "--Overcollateralization Provisions" below.

     "Senior Residual Distribution Amount": With respect to any distribution date, the lesser of

     o the aggregate amount of Net WAC Rate Carryover Amounts payable to the holders of the certificates for such distribution date and

     o the sum of (A) the amount of excess interest remaining after the distributions made pursuant to clauses (i) through (vii) under "--Distributions on the Certificates-- Interest Distributions on the Certificates" below and (B) the lesser of (x) the Principal and Arrearage Remittance Amount and (y) the sum of the amount of any realized losses to be allocated on such distribution date and the Overcollateralized Amount for such distribution date.

     "Stepdown Date": The Stepdown Date is earlier to occur of (i) the reduction of the Certificate Principal Balance of the Class A Certificates to zero and
(ii) the later to occur of:

     o    the distribution date occurring in December 2006 and

     o the first distribution date on which the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate certificate principal balance of the mezzanine certificates immediately prior to such distribution date by (y) the aggregate Adjusted Legal Balance as of the last day of the related Due Period, is greater than or equal to 60.00%.

     "Trigger Event": With respect to any distribution date, a Trigger Event is in effect if (i) the Delinquency Rate for such distribution date as of the last day of the calendar month preceding such distribution date equals or exceeds approximately 18.00% or (ii) the Cumulative Loss Limit is exceeded for such distribution date.

     "Unpaid Principal Balance": The Unpaid Principal Balance of any mortgage loan is equal to the Unpaid Principal Balance of the mortgage loan as of the cut-off date, reduced (i) in the case of any mortgage loan other than any Bankruptcy Mortgage Loan, by the principal portion, but not any Arrearage portion, of each Modified Scheduled Payment due from the borrower after the cut-off date, to the extent received or advanced, or (ii) in the case of any Bankruptcy Mortgage Loan, by the principal portion, but not any Arrearage portion, of one Modified Scheduled Payment for each month that followed the cut-off date, regardless of whether such Modified Scheduled Payment was due for an earlier month, to the extent received or advanced. The Unpaid Principal Balance of any mortgage loan as of the cut-off date is equal to the unpaid principal balance of the mortgage loan as of the commencement of the related Forbearance Period, reduced by any amounts paid in respect of principal from the commencement of the Forbearance Period to the cut-off date and further reduced
(i) in the case of any mortgage loan other than any Bankruptcy Mortgage Loan, by the principal portion, but not any Arrearage portion, of the Modified Scheduled Payment due from the borrower on the cut-off date, whether or not received, or
(ii) by the principal portion, but not any Arrearage portion, of the next Modified Scheduled Payment due from the borrower, regardless of whether such Modified Scheduled Payment was due for a month earlier than the month of the cut-off date, whether or not received.

Pass-Through Rates

     The pass-through rate on any distribution date with respect to the Class A Certificates and each class of the offered mezzanine certificates will equal the lesser of (a) the related fixed per annum rate shown in the table under "Summary of Prospectus Supplement-- Offered Certificates" in this prospectus supplement and (b) the Net WAC Rate for such distribution date. The pass-through rate on any distribution date with respect to the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates will equal the lesser of (a) 6.00% per annum and (b) the Net WAC Rate for such distribution date. With respect to any class of certificates, interest in respect of any distribution date will accrue during the related Interest Accrual Period based on a 360-day year consisting of twelve 30-day months.

Distributions on the Certificates

     Distributions to holders of the certificates will be made on each distribution date from Available Funds.

     Interest Distributions on the Certificates

     On each distribution date the trust administrator shall withdraw from the certificate account that portion of Available Funds for such distribution date consisting of the Interest Remittance Amount for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date:

     (i) to the Class A Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (ii) to the Class M-1 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (iii) to the Class M-2 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (iv) to the Class M-3 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (v) to the Class M-4 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (vi) to the Class M-5 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class;

     (vii) to the Class M-6 Certificates, the Interest Distribution Amount and any Interest Carry Forward Amount for such class; and

     (viii) for application as part of Net Monthly Excess Cashflow.

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer will be allocated, first, to the Net Monthly Excess Cashflow, and thereafter, to the Interest Distribution
Amounts with respect to the certificates on a pro rata basis based on the respective Interest Distribution Amounts that would otherwise have accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

     Principal Distributions on the Certificates

     I. On each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal and Arrearage Distribution Amount in the following amounts and order of priority:

     (i) to the Class A Certificates, until the certificate principal balance thereof has been reduced to zero;

     (ii) to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (iii) to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (iv) to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (v) to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (vi) to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (vii) to the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero; and

     (viii) for application as part of Net Monthly Excess Cashflow.

     II. On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal and Arrearage Distribution Amount in the following amounts and order of priority:

     (i) to the Class A Certificates, the Class A Principal Distribution Amount until the certificate principal balance of the Class A Certificates has been reduced to zero;

     (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

     (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance of the Class M-2 Certificates has been reduced to zero;

     (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance of the Class M-3 Certificates has been reduced to zero;

     (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance of the Class M-4 Certificates has been reduced to zero;

     (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance of the Class M-5 Certificates has been reduced to zero;

     (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance of the Class M-6 Certificates has been reduced to zero; and

     (viii) for application as part of Net Monthly Excess Cashflow.

     The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the Adjusted Legal
Balance of the mortgage loans evidenced by the mezzanine certificates. Increasing the respective percentage interest in the trust of the mezzanine certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the mezzanine certificates.

Credit Enhancement

     The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination, as described below, and excess interest and overcollateralization, as described under "--Overcollateralization Provisions" below.

     The rights of the holders of the mezzanine certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such holders protection against realized losses.

     The protection afforded to the holders of the Class A Certificates by means of the subordination of the mezzanine certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distribution on the mezzanine certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the mezzanine certificates.

     In addition, the rights of the holders of mezzanine certificates with lower numerical class designations to receive distributions will be senior to the rights of holders of mezzanine certificates with higher numerical class designations, and the rights of the holders of the mezzanine certificates to receive distributions in respect of the mortgage loans will be senior to the rights of the holders of the Class R Certificates (other than with respect to Senior Residual Distribution Amounts), in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior classes of certificates of distributions in respect of interest and principal and to afford such holders protection against realized losses.

Overcollateralization Provisions

     Interest collections on the mortgage loans, if they perform, are expected to exceed the amount of interest payable to the holders of the certificates and the fees and expenses payable by the trust. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date to provide for the payment of Net WAC Rate Carryover Amounts and then to provide for an accelerated payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

     (i) to the Class R Certificates, for deposit into the Reserve Fund, the Senior Residual Distribution Amount, if any, for such distribution date;

     (ii) to the class or classes of certificates then entitled to receive distributions in respect of principal,

     o in the case of each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, as provided in clause I under "-- Distributions on the Certificates-- Principal Distributions on the Certificates" above; or

     o in the case of each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, as provided in clause II under "-- Distributions on the Certificates-- Principal Distributions on the Certificates" above;

     (iii) to the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (iv) to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (v) to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (vi) to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (vii) to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (viii) to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

     (ix) to the Class A Certificates, until the certificate principal balance thereof has been reduced to zero; and

     (x) to the Class R Certificates, any remaining amounts.

     On the Closing Date, the trust administrator will establish the Reserve Fund from which payments in respect of Net WAC Rate Carryover Amounts on the Class A Certificates and the mezzanine certificates will be made. The Reserve Fund will be an asset of the trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Net Monthly Excess Cashflow as described above, the trust administrator will withdraw from amounts in the Reserve Fund deposited therein pursuant to clause (i) above to pay the Class A Certificates and the mezzanine certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Reserve Fund: first, to the Class A Certificates;
second, to the Class M-1 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-5 Certificates and seventh, to the Class M-6 Certificates.

Allocation of Realized Losses

     Any realized losses on the mortgage loans will be allocated on any distribution date, first to Net Monthly Excess Cashflow, second in reduction of the Overcollateralized Amount, third to the Class M-6 Certificates, fourth to the Class M-5 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-3 Certificates, seventh to the Class M-2 Certificates and eighth to the Class M-1 Certificates.

     The pooling and servicing agreement does not permit the allocation of realized losses to the Class A Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest, principal and Arrearage on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

     Once realized losses have been allocated to any of the mezzanine certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated thereafter and no amounts in respect thereof will be distributable to the holders of such mezzanine certificates. Moreover, no amount representing any recovery of any realized losses allocated to a mezzanine certificate will be paid from any source on any future distribution date.

     Any allocation of a realized loss to a mezzanine certificate will be made by reducing the certificate principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such realized loss was incurred.

Advances

     Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Funds for such distribution date, in an amount equal to the aggregate Original Scheduled Payments, but not in respect of Arrearage (except as described in the next sentence), net of the servicing fee rate of 0.60% per annum, that were due during the related Due Period and that were delinquent on the related

Determination Date. Subject to the recoverability determination described herein, advances in respect of Arrearage will be made by the servicer only if the Unpaid Principal Balance of the related mortgage loan has been reduced to zero, in an amount equal to the Modified Scheduled Payment existing prior to when the Unpaid Principal Balance was reduced to zero.

     Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan with respect to which such Advance was made. In addition, any Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the servicer fails in its obligation to make any such advance, the trust administrator will be obligated to make any such advance, to the extent required in the pooling and servicing agreement.

Reports to Certificateholders

     On each distribution date, the trust administrator shall make available to certificateholders, on the trust administrator's website at www.sf.citidirect.com, the reports described under "Description of the Securities--Reports to Securityholders" in the prospectus.

Restrictions on Transfer of the Offered Certificates

     Any person acquiring the offered certificates will be deemed to have represented that such person is not acquiring the offered certificates by, on behalf of or with the assets of an employee benefit plan subject to ERISA or the Code. See "ERISA Considerations" herein.

                            THE MORTGAGE LOAN SELLER

     Salomon Brothers Realty Corp., a New York corporation, will transfer the mortgage loans to the depositor on the closing date pursuant to a mortgage loan purchase agreement among the mortgage loan seller and the depositor.

                         POOLING AND SERVICING AGREEMENT

General

     The certificates will be issued pursuant to the pooling and servicing agreement, dated as of November 1, 2001, among the depositor, the servicer, the trustee and the trust administrator, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates.

     The trust fund created under the pooling and servicing agreement will consist of:

     o all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents,

     o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof,

     o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

     o the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and

     o certain of the rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor acquired the mortgage loans from the mortgage loan seller.

     Reference is made to the prospectus for important information in addition to that set forth in this section regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013.

Assignment of the Mortgage Loans

     The mortgage loans will be acquired by the depositor from the mortgage loan seller. At the time of issuance of the certificates, the depositor will cause the mortgage loans to be assigned to the trustee, together with all principal, interest and Arrearage received by or on behalf of the depositor on or with respect to such mortgage loans after the cut-off date, but generally not including principal due on or before the cut-off date. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for the trust fund. Each mortgage loan will be identified in a schedule attached as a schedule to the pooling and servicing agreement. Such schedule will include information as to the Unpaid Principal Balance and Arrearage of each mortgage loan as of the cut-off date, as well as information regarding the mortgage rate, the Original Scheduled Payment, the Modified Scheduled Payment, the maturity of the mortgage note, the value of the mortgaged property and the loan-to-value ratios based on a recent broker's price opinion or a value determined by the servicer based on a review of all available data and certain other information with respect to the mortgage loans.

     The depositor will deliver or cause to be delivered to the trustee with respect to each mortgage loan, among other things:

     o the mortgage note endorsed without recourse to the trustee (or the original assignment and a lost note affidavit in those cases where HUD did not deliver an original mortgage note to the mortgage loan seller),

     o the original mortgage with evidence of recording indicated thereon (or a copy of such mortgage certified by the related recording office) and

     o    an assignment of the mortgage to the trustee in recordable form.

     The assignments of mortgages are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

     The trustee will hold such documents in trust for the benefit of the certificateholders. The trustee will review each mortgage note described above prior to the closing date. If such document is found to be missing or does not appear regular on its face or relate to such mortgage loan, the trustee shall immediately notify the servicer and the depositor, and the servicer shall immediately notify the mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trust at the purchase price provided in the pooling and servicing agreement or substitute for such mortgage loan; provided that (i) the mortgage loan seller's obligation shall only arise in the event that the omission or defect materially and adversely affects the value of a mortgage loan or the interests of the certificateholders therein and
(ii) any substitution shall be to the same extent permitted with respect to a breach of a representation and warranty as provided under "The Mortgage Pool--Representations and Warranties" in this prospectus supplement. There can be no assurance that the mortgage loan seller will fulfill this repurchase or substitution obligation. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Note.

The Servicer

     The information set forth in the following paragraphs has been provided by the servicer. None of the depositor, the trustee, the trust administrator or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     Litton Loan Servicing LP, a Delaware limited partnership, will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. Litton Loan Servicing LP is a wholly-owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company. Litton Loan Servicing LP was formed in December 1996. The servicer currently employs approximately 450 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081-2226. The servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved Federal Housing Administration and Veterans Administration lender with a servicing portfolio in excess of $8 billion. The servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. The servicer is servicing in excess of 50 securitizations for its parent and various third parties.

     Fitch, Inc. assigned the servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch, Inc. which reflects the servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

     In January 2001, Fitch, Inc. assigned the servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch, Inc. for any subprime servicer, which is based on the strength of the servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the servicer's intensive focus on early collection and loss mitigation.

     In March 2001, Moody's Investors Service, Inc., which is referred to in this prospectus supplement as Moody's, assigned the servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer. The rating is based on the servicer's outstanding ability as a servicer and the stability of its servicing operations.

     In April 2001, Standard & Poor's Ratings Services, a division of The McGraw-Hill companies, Inc., which is referred to in this prospectus supplement as S&P, raised the servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, superior management depth, and very good internal controls.

     Because of the unique characteristics of the mortgage loans, as described under "Risk Factors--The nature of the mortgage loans will affect the performance of your certificates" and "The Mortgage Pool" in this prospectus supplement, the delinquency and foreclosure experience of the servicer is not presented in this prospectus supplement. The servicer does not have delinquency and foreclosure data available that isolates those mortgage loans in its servicing portfolio that are similar to the mortgage loans in the trust or that would provide investors an opportunity to examine the servicer's historical performance in servicing mortgage loans similar to the mortgage loans in the trust.

The Trustee

     JPMorgan Chase Bank, a New York banking corporation, will act as trustee for the certificates pursuant to the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. The corporate trust office of the trustee is located at 450 West 33rd Street, 14th Floor, New York, New York 10001-2697, Attention: Institutional Trust Services/Structured Finance Services -- Salomon 2001-2, or at other addresses as the trustee may designate from time to time.

     The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be such fees and expenses as have been agreed by the Trust Administrator and the Trustee in a separate agreement, payable by the Trust Administrator to the Trustee from its own funds or from a portion of the administrative fee, calculated as described under "--The Trust Administrator" below.

     The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trust administrator's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from the servicer's actions or omissions in connection with the pooling and servicing agreement and the mortgage loans,
(ii) that constitutes a specific liability of the trustee under the pooling and servicing agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

The Trust Administrator

     Citibank,  N.A.,  a  national  banking  association,   will  act  as  trust
administrator for the certificates pursuant to the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with the trust administrator and its affiliates. The corporate trust office of the trust administrator is located at 111 Wall Street, 14th Floor, New York, New York 10005, Attention:
Structured Finance/ Salomon 2001-2, or at other addresses as the trust administrator may designate from time to time.

     The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to the administrative fee rate of 0.0225% per annum accrued on the Unpaid Principal Balance of each mortgage loan (prior to the original stated maturity date of such mortgage loan) or on the Legal Balance of each mortgage loan (after the original stated maturity date of such mortgage loan). The trust administrator will also be entitled to additional compensation in the form the portion that is not payable to the servicer of any investment income or gain on funds in the certificate account. The pooling and servicing agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trust administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trust administrator's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trust administrator arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from the servicer's actions or omissions in connection with the pooling and servicing agreement and the mortgage loans, (ii) that constitutes a specific liability of the trust administrator under the pooling and servicing agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trust administrator's obligations and duties under the pooling and servicing agreement.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of 0.60% per annum with respect to each mortgage loan on the Unpaid Principal Balance of each mortgage loan. As additional servicing compensation, the servicer is entitled to retain all assumption fees, prepayment penalties, late payment charges and other similar charges or fees, to the extent collected from mortgagors, together with any interest earned on funds held in the certificate account (to the extent not payable to the trust administrator) and any escrow accounts. The servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date to the extent of its aggregate servicing fee for the distribution date. The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement therefor as provided in the pooling and servicing agreement. See "Description of the Certificates-- Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicer.

     In addition, as a servicer incentive to promote the collection of Arrearage on the mortgage loans, approximately 8.00% of the aggregate Arrearage as of the cut-off date has been reserved to the servicer. Accordingly, the servicer will be entitled to 8.00% of any amount collected on a mortgage loan and applied in accordance with the provisions of the pooling and servicing agreement in reduction of the outstanding Arrearage of such mortgage loan, and such portion of such Arrearage payable to the servicer will not be available to make distributions on the certificates.

Pledge of Servicing Rights

     On or after the closing date, the servicer will pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer, including First Union National Bank, as the representative of certain lenders. Provided that no servicer event of termination exists, the trustee, the trust administrator and the depositor have agreed that upon delivery to the trust administrator by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer shall resign as servicer under the pooling and servicing agreement, the trust administrator shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the pooling and servicing agreement. Under no circumstances will First Union National Bank be required to act as a backup servicer.

Voting Rights

     At all times, 99% of all voting rights will be allocated among the holders of the certificates, other than the Class R Certificates, in proportion to the then outstanding certificate principal balances of their respective certificates, and 1% of all voting rights will be allocated among the holders of the Class R Certificates in proportion to the percentage interests in that class evidenced by their respective certificates.

Termination

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "Description of the Certificates--Termination" in the prospectus. The servicer will have the right to purchase the mortgage loans and any properties acquired in respect of the mortgage loans on any distribution date, once the aggregate Legal Balance of the mortgage loans and such properties at the time of purchase is reduced to less than 10% of the aggregate Legal Balance of the mortgage loans as of the cut-off date. If the servicer elects to exercise the foregoing option, this election will effect the termination of the trust fund and the early retirement of the certificates. In the event the servicer exercises this option, the purchase price payable in connection therewith generally will be equal to the greater of (i) 100% of the Legal Balance of each mortgage loan in the trust and the fair market value of each property in the trust plus accrued interest at the related mortgage rate on each Unpaid Principal Balance (or after the original stated maturity date on the Legal Balance) to but not including the first day of the month in which the repurchase price is distributed and (ii) the fair market value of all of the assets of the trust, in either such case together with any amounts due to the servicer for servicing compensation at the servicing fee rate and any unreimbursed servicing advances.

     In the event the servicer exercises this option, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds,

     o 100% of the then outstanding certificate principal balance thereof, plus

     o one month's interest on the then outstanding certificate principal balance at the then applicable pass-through rate for that class, plus

     o    any Interest Carry Forward Amounts thereon.

     In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "Description of the Certificates-- Termination" in the prospectus.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat designated portions of the trust fund as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Upon the issuance of the certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of the Reserve Fund) will qualify as a REMIC under Sections 860A through 860G of the Code.

     For federal income tax purposes, (i) the Class R Certificates will represent the sole class of "residual interests" in the REMIC elected by the trust and (ii) the other classes of certificates (exclusive of any right of the holders of such certificates to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount) will represent the "regular interests" in, and which generally will be treated as debt instruments of, the REMIC. The assets of the REMIC will consist of the mortgage loans, any properties acquired on behalf of the certificateholders and the certificate account. See "Certain Federal Income Tax Consequences--REMICs--Classification of REMICs" in the prospectus.

     Each holder of a Class A Certificate or mezzanine certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount. The Reserve Fund is not an asset of any REMIC. The treatment of amounts received by a holder of a Class A Certificate or mezzanine certificate under such certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A Certificate or mezzanine certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator intends to treat payments made to the holders of the Class A Certificates and mezzanine certificate with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts, which are referred to in this prospectus supplement as the Notional Principal Contract Regulations. The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trust administrator intends to treat the right to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts as having a de minimis value. Under the REMIC Regulations, the trust administrator is required to account for the REMIC regular interest and the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and mezzanine certificate are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and mezzanine certificate will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

     Upon the sale of a Class A Certificate or mezzanine certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related certificate, as the case may be. A holder of a Class A Certificate or mezzanine certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     For federal income tax reporting purposes, all classes of the offered certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to 12% CPR and that the Arrearage Repayment Percentage is 108%. No representation is made that the mortgage loans will prepay or that Arrearage will be collected at those rates or at any other rates. See "Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" in the prospectus.

     The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the offered certificates.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholder, the amount of original issue discount allocable to the period would be zero, and that certificateholder will be permitted to offset such amounts only against the respective future income, if any, from such certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any loss of this kind might be treated as a capital loss.

     The OID regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of those certificates in this regard.

     Certain classes of certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize that premium under a constant yield method in which case the amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences-- REMICs-- Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     With respect to the offered certificates, this paragraph applies exclusive of any rights in respect of the Net WAC Rate Carryover Amount. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The offered certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, the tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and (iii) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the certificates. See "Description of the Certificates" and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be generally borne by the trust administrator. See "Federal Income Tax Consequences-- REMICs-- Reporting and Other Administrative Matters" in the prospectus.

     For further  information  regarding the federal income tax  consequences of
investing   in   the   offered    certificates,    see   "Federal   Income   Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated November 30, 2001, the depositor has agreed to sell, and the underwriter has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 96.50% of the initial principal balance of the offered certificates, plus accrued interest. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

     The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

                                 USE OF PROCEEDS

     The mortgage loan seller will sell the mortgage loans to the depositor, and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale by the depositor of the offered certificates, the non-offered mezzanine certificates and the Class R Certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loan seller will have acquired the mortgage loans prior to the sale of the mortgage loans to the depositor.

                                SECONDARY MARKET

     There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Form of Reports to Securityholders," which will include information as to the outstanding principal balance of each class of the certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the offered certificates will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill companies, Inc., which is referred to in this prospectus supplement as S&P, and "Aaa" by Moody's Investors Service, Inc., which is referred to in this prospectus supplement as Moody's, that the Class M-1 Certificates be rated at least "AA" by S&P and "Aa2" by Moody's, that the Class M-2 Certificates be rated at least "A" by S&P and "A2" by Moody's and that the Class M-3 Certificates be rated at least "BBB" by S&P and "Baa2" by Moody's.

     The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

     The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated in this section.

                                LEGAL INVESTMENT

     The certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code of 1986, or the Code, impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested subject to ERISA and the Code, collectively referred to as "plans," and on persons who are fiduciaries with respect to such plans.

     Under current law the purchase and holding of the offered certificates by or on behalf of any plan subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code may result in "prohibited transactions" within the meaning of ERISA and
Section 4975 of the Code. Because it is unclear whether the offered certificates qualify for exemptive relief under the Exemption provided to the underwriter and described in the prospectus, the purchase or holding of an offered certificate by or on behalf of, or with the assets of, a plan will be prohibited. By purchasing an offered certificate or any interest therein, the purchaser of an offered certificate will be deemed to represent that such purchaser is not a plan, nor is it acquiring the offered certificate on behalf of or with the assets of a plan.

     For further information regarding the ERISA considerations of investing in the offered certificates, see "Considerations for Benefit Plan Investors" in the prospectus.

                                   APPENDIX A

                                       UNPAID PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                                                  AS OF THE CUT-OFF DATE


                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
        0.00   -     9,999.99..........            175         $  1,132,517                0.52%     $   332,877
   10,000.00   -    19,999.99..........            272            4,040,656                1.86        1,555,626
   20,000.00   -    29,999.99..........            250            6,334,996                2.92        1,814,995
   30,000.00   -    39,999.99..........            366           12,865,977                5.93        3,695,958
   40,000.00   -    49,999.99..........            508           22,973,823               10.59        6,401,748
   50,000.00   -    59,999.99..........            463           25,445,829               11.73        6,893,059
   60,000.00   -    69,999.99..........            449           29,160,736               13.45        7,734,544
   70,000.00   -    79,999.99..........            368           27,571,070               12.71        7,022,052
   80,000.00   -    89,999.99..........            248           21,011,031                9.69        5,721,667
   90,000.00   -    99,999.99..........            170           16,096,447                7.42        4,419,924
  100,000.00   -   109,999.99..........            136           14,234,597                6.56        4,288,763
  110,000.00   -   119,999.99..........            113           13,007,621                6.00        3,431,030
  120,000.00   -   129,999.99..........             75            9,305,220                4.29        2,878,108
  130,000.00   -   139,999.99..........             32            4,306,832                1.99        1,144,827
  140,000.00   -   149,999.99..........             31            4,499,712                2.07        1,281,197
  150,000.00   -   159,999.99..........             20            3,034,016                1.40        1,027,611
  160,000.00   -   169,999.99..........              1              164,233                0.08           41,711
  170,000.00   -   179,999.99..........              4              696,362                0.32          158,439
  180,000.00   -   189,999.99..........              2              363,701                0.17           92,040
  190,000.00   -   199,999.99..........              2              392,279                0.18          116,608
  220,000.00   -   229,999.99..........              1              228,397                0.11           16,118
                                                 -----         ------------              ------      -----------
         Total.........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                              POOL
                                                                                            ARREARAGE
                                                                                            AS A % OF
                                                                               % OF          CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF         CUT-OFF          DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE           DATE            POOL           LTV          AVERAGE
                                                  DATE          POOL           POOL           UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL           LEGAL         PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE         BALANCE        BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------         -------        -------        --------       --------
        0.00   -     9,999.99..........           0.55%   $  1,465,394         0.53%          29.39%        23.41%         31.05%
   10,000.00   -    19,999.99..........           2.59       5,596,282         2.02           38.50         31.91          49.04
   20,000.00   -    29,999.99..........           3.02       8,149,991         2.94           28.65         51.15          69.97
   30,000.00   -    39,999.99..........           6.15      16,561,935         5.98           28.73         61.81          81.70
   40,000.00   -    49,999.99..........          10.66      29,375,571        10.61           27.87         66.41          86.73
   50,000.00   -    59,999.99..........          11.48      32,338,888        11.68           27.09         68.80          89.60
   60,000.00   -    69,999.99..........          12.88      36,895,280        13.32           26.52         71.69          92.70
   70,000.00   -    79,999.99..........          11.69      34,593,121        12.49           25.47         73.51          94.20
   80,000.00   -    89,999.99..........           9.53      26,732,698         9.65           27.23         73.60          94.72
   90,000.00   -    99,999.99..........           7.36      20,516,371         7.41           27.46         77.64          99.94
  100,000.00   -   109,999.99..........           7.14      18,523,360         6.69           30.13         79.58         104.64
  110,000.00   -   119,999.99..........           5.71      16,438,651         5.94           26.38         81.10         103.28
  120,000.00   -   129,999.99..........           4.79      12,183,328         4.40           30.93         77.81         103.05
  130,000.00   -   139,999.99..........           1.91       5,451,659         1.97           26.58         74.58          94.87
  140,000.00   -   149,999.99..........           2.13       5,780,909         2.09           28.47         73.67          95.37
  150,000.00   -   159,999.99..........           1.71       4,061,627         1.47           33.87         76.19         103.85
  160,000.00   -   169,999.99..........           0.07         205,944         0.07           25.40        126.46         158.55
  170,000.00   -   179,999.99..........           0.26         854,801         0.31           22.75         83.11          99.57
  180,000.00   -   189,999.99..........           0.15         455,741         0.16           25.31        104.87         132.31
  190,000.00   -   199,999.99..........           0.19         508,887         0.18           29.73         93.87         121.54
  220,000.00   -   229,999.99..........           0.03         244,515         0.09            7.06         78.83          84.39
                                                ------    ------------       ------           -----         -----          -----
         Total.........................         100.00%   $276,934,952       100.00%          27.70%        71.16%         92.41%
                                                ======    ============       ======           =====         =====          =====

                                        MORTGAGE RATES OF THE MORTGAGE LOANS
                                             AS OF THE CUT-OFF DATE






                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
    5.00    -   6.00...................             41       $    2,563,041                1.18%     $   376,558
    6.01    -   7.00...................            366           21,471,989                9.90        5,000,834
    7.01    -   8.00...................            836           53,930,925               24.87       12,539,474
    8.01    -   9.00...................            938           55,743,005               25.70       15,146,650
    9.01    -  10.00...................            878           51,356,851               23.68       14,856,652
   10.01    -  11.00...................            391           22,041,218               10.16        7,082,695
   11.01    -  12.00...................            127            5,657,295                2.61        2,705,051
   12.01    -  13.00...................             66            2,537,477                1.17        1,428,402
   13.01    -  14.00...................             26              968,178                0.45          638,722
   14.01    -  15.00...................              3              142,807                0.07           49,666
   15.01    -  16.00...................             12              367,886                0.17          197,197
   16.01    -  17.00...................              2               85,378                0.04           47,000
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========


                                                                                           POOL
                                                                                         ARREARAGE
                                                                                         AS A % OF
                                                                              % OF        CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF        CUT-OFF        DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE          DATE          POOL           LTV          AVERAGE
                                                  DATE          POOL          POOL         UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL          LEGAL       PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE        BALANCE      BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------        -------      -------        --------       --------
    5.00    -   6.00...................           0.63%   $  2,939,599        1.06%        14.69%        74.25%         83.82%
    6.01    -   7.00...................           8.33      26,472,823        9.56         23.29         72.89          90.24
    7.01    -   8.00...................          20.88      66,470,399       24.00         23.25         73.36          92.39
    8.01    -   9.00...................          25.22      70,889,654       25.60         27.17         72.71          93.77
    9.01    -  10.00...................          24.73      66,213,503       23.91         28.93         69.36          91.56
   10.01    -  11.00...................          11.79      29,123,913       10.52         32.13         69.34          93.06
   11.01    -  12.00...................           4.50       8,362,347        3.02         47.82         59.95          93.69
   12.01    -  13.00...................           2.38       3,965,879        1.43         56.29         56.71          91.74
   13.01    -  14.00...................           1.06       1,606,899        0.58         65.97         56.95         102.54
   14.01    -  15.00...................           0.08         192,473        0.07         34.77         89.05         116.35
   15.01    -  16.00...................           0.33         565,084        0.20         53.60         56.95          91.15
   16.01    -  17.00...................           0.08         132,378        0.05         55.05         50.54          76.09
                                                ------    ------------      ------         -----         -----          -----
       Total...........................         100.00%   $276,934,952      100.00%        27.70%        71.16%         92.41%
                                                ======    ============      ======         =====         =====          =====

                           LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                            BASED ON LEGAL BALANCE(1)






                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
    0.00    -   20.00..................            154         $  1,398,155                0.64%     $   144,113
   20.01    -   30.00..................            129            2,251,842                1.04          334,720
   30.01    -   40.00..................            131            3,003,401                1.38          552,214
   40.01    -   50.00..................            156            5,528,252                2.55        1,045,542
   50.01    -   60.00..................            253           11,436,743                5.27        2,020,810
   60.01    -   70.00..................            363           19,984,123                9.21        3,466,823
   70.01    -   80.00..................            490           30,530,762               14.08        6,616,753
   80.01    -   90.00..................            530           35,472,243               16.36        8,732,452
   90.01    -  100.00..................            474           33,864,788               15.62        9,310,956
  100.01    -  110.00..................            400           28,788,884               13.27        8,823,800
  110.01    -  120.00..................            242           18,222,964                8.40        6,742,660
  120.01    -  130.00..................            148           11,280,935                5.20        4,790,419
  130.01    -  140.00..................             97            6,930,034                3.20        3,046,862
  140.01    -  150.00..................             51            3,973,938                1.83        1,823,893
  150.01    -  160.00..................             22            1,292,923                0.60          859,566
  160.01    -  170.00..................             22            1,264,016                0.58          669,652
  170.01    -  180.00..................             13            1,004,392                0.46          600,192
  180.01    -  190.00..................             11              637,654                0.29          487,475
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========


                                                                                               POOL
                                                                                             ARREARAGE
                                                                                             AS A % OF
                                                                             % OF             CUT-OFF       WEIGHTED
                                                % OF        CUT-OFF         CUT-OFF             DATE         AVERAGE        WEIGHTED
                                               CUT-OFF        DATE           DATE               POOL           LTV          AVERAGE
                                                DATE          POOL           POOL              UNPAID        (UNPAID          LTV
                                                POOL         LEGAL           LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
             RANGE ($)                        ARREARAGE     BALANCE         BALANCE           BALANCE        BALANCE)       BALANCE)
             ---------                        ---------     -------         -------           -------        --------       --------
  0.00    -   20.00..................           0.24%   $  1,542,268         0.56%             10.31%        13.20%         14.50%
 20.01    -   30.00..................           0.56       2,586,562         0.93              14.86         23.27          25.62
 30.01    -   40.00..................           0.92       3,555,615         1.28              18.39         31.68          35.50
 40.01    -   50.00..................           1.74       6,573,794         2.37              18.91         39.93          45.48
 50.01    -   60.00..................           3.36      13,457,554         4.86              17.67         48.38          55.21
 60.01    -   70.00..................           5.77      23,450,946         8.47              17.35         56.89          65.56
 70.01    -   80.00..................          11.02      37,147,516        13.41              21.67         62.81          75.26
 80.01    -   90.00..................          14.54      44,204,696        15.96              24.62         69.38          85.21
 90.01    -  100.00..................          15.50      43,175,744        15.59              27.50         75.73          95.15
100.01    -  110.00..................          14.69      37,612,683        13.58              30.65         81.19         104.69
110.01    -  120.00..................          11.22      24,965,625         9.01              37.00         84.78         114.60
120.01    -  130.00..................           7.97      16,071,354         5.80              42.46         89.18         124.88
130.01    -  140.00..................           5.07       9,976,896         3.60              43.97         94.67         134.69
140.01    -  150.00..................           3.04       5,797,831         2.09              45.90        102.79         144.14
150.01    -  160.00..................           1.43       2,152,489         0.78              66.48        101.24         154.80
160.01    -  170.00..................           1.11       1,933,668         0.70              52.98        112.67         165.27
170.01    -  180.00..................           1.00       1,604,583         0.58              59.76        114.48         175.53
180.01    -  190.00..................           0.81       1,125,129         0.41              76.45        110.05         184.85
                                              ------    ------------       ------              -----        ------         ------
     Total...........................         100.00%   $276,934,952       100.00%             27.70%        71.16%         92.41%
                                              ======    ============       ======              =====        ======         ======


----------------------
(1) The "Loan-to-Value Ratio" of any mortgage loan except as otherwise indicated is calculated on the basis of the Legal Balance of such mortgage loan (plus, in the case of any second lien mortgage loan, the amount secured by the related senior lien) and the most recent broker's price opinion in the possession of the servicer or a value determined by the servicer based on a review of all available data.

                     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               STATE                            OF LOANS          BALANCE                BALANCE       ARREARAGE
               -----                            --------          -------                -------       ---------
Alaska.................................              4        $     379,354                0.17%    $     15,574
Alabama................................             32            1,556,500                0.72          311,994
Arkansas...............................             43            1,677,390                0.77          180,280
Arizona................................             68            3,552,390                1.64          971,255
California.............................            321           28,053,405               12.94        7,525,645
Colorodo...............................             30            1,835,823                0.85          362,779
Connecticut............................             95            8,372,312                3.86        2,075,676
District of Columbia...................             11              742,381                0.34          184,095
Delaware...............................              7              225,673                0.10           70,466
Florida................................            235           14,124,911                6.51        3,928,298
Georgia................................            125            7,707,091                3.55        2,059,435
Hawaii.................................              8            1,229,503                0.57          291,514
Iowa...................................             11              460,214                0.21           87,020
Idaho..................................              5              239,462                0.11           33,871
Illinois...............................            134            8,348,253                3.85        2,289,610
Indiana................................             33            1,583,212                0.73          333,003
Kansas.................................             26            1,155,369                0.53          308,763
Kentucky...............................             14              717,812                0.33          195,270
Louisiana..............................            101            4,679,064                2.16        1,310,751
Massachusetts..........................             28            2,299,562                1.06          728,477
Maryland...............................            256           20,782,073                9.58        7,403,563
Maine..................................              6              426,965                0.20          146,382
Michigan...............................            158            3,682,942                1.70        1,055,099
Minnesota..............................              9              410,341                0.19           95,972
Missouri...............................            101            4,394,833                2.03        1,274,709
Mississippi............................             16              776,829                0.36          141,704
Montana................................              3              155,480                0.07           38,526
North Carolina.........................             52            2,998,541                1.38          819,970
North Dakota...........................              1               50,788                0.02           20,139
Nebraska...............................              3               46,868                0.02                0

                                                                                             POOL
                                                                                           ARREARAGE
                                                                                           AS A % OF
                                                                           % OF             CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF     CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE       DATE               POOL           LTV          AVERAGE
                                                  DATE          POOL       POOL              UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL       LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               STATE                            ARREARAGE     BALANCE     BALANCE           BALANCE        BALANCE)       BALANCE)
               -----                            ---------     -------     -------           -------        --------       --------
Alaska.................................           0.03%    $   394,928     0.14%              4.11%        64.96%         69.45%
Alabama................................           0.52       1,868,493     0.67              20.04         72.51          89.16
Arkansas...............................           0.30       1,857,670     0.67              10.75         70.57          80.41
Arizona................................           1.62       4,523,645     1.63              27.34         59.98          75.77
California.............................          12.53      35,579,050    12.85              26.83         75.41          95.81
Colorodo...............................           0.60       2,198,602     0.79              19.76         44.56          54.11
Connecticut............................           3.46      10,447,987     3.77              24.79         85.67         107.74
District of Columbia...................           0.31         926,476     0.33              24.80         85.18         108.04
Delaware...............................           0.12         296,140     0.11              31.23         58.34          69.31
Florida................................           6.54      18,053,209     6.52              27.81         70.36          90.52
Georgia................................           3.43       9,766,526     3.53              26.72         64.44          83.51
Hawaii.................................           0.49       1,521,017     0.55              23.71        101.93         121.17
Iowa...................................           0.14         547,234     0.20              18.91         66.34          80.74
Idaho..................................           0.06         273,333     0.10              14.14         59.06          68.84
Illinois...............................           3.81      10,637,863     3.84              27.43         61.94          79.69
Indiana................................           0.55       1,916,214     0.69              21.03         65.14          81.87
Kansas.................................           0.51       1,464,132     0.53              26.72         72.53          93.66
Kentucky...............................           0.33         913,083     0.33              27.20         60.82          81.36
Louisiana..............................           2.18       5,989,815     2.16              28.01         67.54          91.76
Massachusetts..........................           1.21       3,028,039     1.09              31.68         74.15          95.29
Maryland...............................          12.33      28,185,636    10.18              35.63         80.44         110.46
Maine..................................           0.24         573,347     0.21              34.28         75.50         101.59
Michigan...............................           1.76       4,738,041     1.71              28.65         42.84          58.35
Minnesota..............................           0.16         506,313     0.18              23.39         44.58          53.94
Missouri...............................           2.12       5,669,543     2.05              29.00         69.47          90.18
Mississippi............................           0.24         918,533     0.33              18.24         68.50          83.82
Montana................................           0.06         194,006     0.07              24.78         55.02          70.02
North Carolina.........................           1.37       3,818,511     1.38              27.35         67.15          86.41
North Dakota...........................           0.03          70,928     0.03              39.65         70.67          98.64
Nebraska...............................           0.00          46,868     0.02               0.00         57.00          57.00

                           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE
(CONTINED FROM PREVIOUS PAGE)




                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               STATE                            OF LOANS          BALANCE                BALANCE       ARREARAGE
               -----                            --------          -------                -------       ---------
New Hampshire..........................             10              889,704                0.41          297,064
New Jersey.............................             84            5,889,703                2.72        2,683,121
New Mexico.............................              5              229,674                0.11           83,119
Nevada.................................             18            1,363,770                0.63          366,811
New York...............................            215           17,706,846                8.16        5,405,089
Ohio...................................            110            3,747,235                1.73        1,048,520
Oklahoma...............................             95            4,234,930                1.95        1,048,145
Oregon.................................              5              315,121                0.15           64,991
Pennsylvania...........................            122            3,577,274                1.65        1,753,879
Puerto Rico............................             77            3,963,697                1.83          658,375
Rhode Island...........................             12            1,013,648                0.47          323,966
South Carolina.........................             37            1,228,495                0.57          253,934
Tennessee..............................             99            4,650,836                2.14        1,181,328
Texas..................................            364           17,832,669                8.22        4,543,873
Utah...................................              8              507,588                0.23           61,781
Virginia...............................            458           25,386,846               11.71        5,671,362
Virgin Islands.........................              2              127,360                0.06                0
Washington.............................             18            1,177,866                0.54          274,157
Wisconsin..............................              4               60,792                0.03           42,456
West Virginia..........................              5              215,274                0.10           47,092
Wyoming................................              2               81,382                0.04                0
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                           POOL
                                                                                         ARREARAGE
                                                                                         AS A % OF
                                                                         % OF             CUT-OFF       WEIGHTED
                                                % OF        CUT-OFF     CUT-OFF             DATE         AVERAGE        WEIGHTED
                                               CUT-OFF        DATE       DATE               POOL           LTV          AVERAGE
                                                DATE          POOL       POOL              UNPAID        (UNPAID          LTV
                                                POOL         LEGAL       LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               STATE                          ARREARAGE     BALANCE     BALANCE           BALANCE        BALANCE)       BALANCE)
               -----                          ---------     -------     -------           -------        --------       --------
New Hampshire..........................         0.49       1,186,768     0.43              33.39         60.10          82.05
New Jersey.............................         4.47       8,572,823     3.10              45.56         73.66         106.65
New Mexico.............................         0.14         312,793     0.11              36.19         60.16          83.08
Nevada.................................         0.61       1,730,581     0.62              26.90         67.71          88.34
New York...............................         9.00      23,111,934     8.35              30.53         73.36          96.20
Ohio...................................         1.75       4,795,755     1.73              27.98         59.77          79.65
Oklahoma...............................         1.74       5,283,075     1.91              24.75         65.09          83.47
Oregon.................................         0.11         380,111     0.14              20.63         51.85          66.62
Pennsylvania...........................         2.92       5,331,153     1.93              49.03         68.63         101.77
Puerto Rico............................         1.10       4,622,072     1.67              16.61         76.68          90.30
Rhode Island...........................         0.54       1,337,614     0.48              31.96         85.86         117.56
South Carolina.........................         0.42       1,482,429     0.54              20.67         58.44          72.40
Tennessee..............................         1.97       5,832,164     2.11              25.40         68.80          86.23
Texas..................................         7.56      22,376,542     8.08              25.48         68.25          87.57
Utah...................................         0.10         569,369     0.21              12.17         49.02          55.63
Virginia...............................         9.44      31,058,208    11.21              22.34         72.24          90.52
Virgin Islands.........................         0.00         127,360     0.05               0.00         67.65          67.65
Washington.............................         0.46       1,452,023     0.52              23.28         66.16          85.22
Wisconsin..............................         0.07         103,248     0.04              69.84         70.03         124.10
West Virginia..........................         0.08         262,365     0.09              21.87         66.66          82.32
Wyoming................................         0.00          81,382     0.03               0.00         58.63          58.63
                                              ------    ------------   ------              -----         -----          -----
       Total...........................       100.00%   $276,934,952   100.00%             27.70%        71.16%         92.41%
                                              ======    ============   ======              =====         =====          =====

                               MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS
                                               AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
      OCCUPANCY STATUS(1)                       OF LOANS          BALANCE                BALANCE       ARREARAGE
      -------------------                       --------          -------                -------       ---------
Owner Occupied....................               3,269         $196,499,712               90.61%     $55,156,950
Other.............................                 417           20,366,338                9.39        4,911,952
                                                 -----         ------------              ------      -----------
      Total.......................               3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                              POOL
                                                                                            ARREARAGE
                                                                                            AS A % OF
                                                                            % OF             CUT-OFF       WEIGHTED
                                                 % OF        CUT-OFF       CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                CUT-OFF        DATE         DATE               POOL           LTV          AVERAGE
                                                 DATE          POOL         POOL              UNPAID        (UNPAID          LTV
                                                 POOL         LEGAL         LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
      OCCUPANCY STATUS(1)                      ARREARAGE     BALANCE       BALANCE           BALANCE        BALANCE)       BALANCE)
      -------------------                      ---------     -------       -------           -------        --------       --------
Owner Occupied....................              91.82%        28.07%    $251,656,662          90.87%        71.35%         92.79%
Other.............................               8.18         24.12       25,278,290           9.13         69.30          88.62
                                               ------         -----     ------------          -----         -----          -----
      Total.......................             100.00%        27.70%    $276,934,952          27.70%        71.16%         92.41%
                                               ======         =====     ===========           =====         =====          =====

-------------------------
(1) The occupancy status of each mortgage loan is based on a categorization by HUD at the time the mortgage loans were acquired from HUD.

                              YEAR OF THE FIRST PAYMENTS OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE





                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               YEAR                             OF LOANS          BALANCE                BALANCE       ARREARAGE
               ----                             --------          -------                -------       ---------
1963..............................                   1         $      2,014                0.00%     $         0
1964..............................                   1                2,775                0.00            1,971
1966..............................                   1                6,782                0.00                0
1968..............................                   2               23,307                0.01                0
1969..............................                   1               15,166                0.01                0
1970..............................                  14              374,238                0.17            3,496
1971..............................                  23              546,071                0.25            2,079
1972..............................                  24              251,016                0.12          110,416
1973..............................                  17              163,278                0.08           48,315
1974..............................                  17              130,430                0.06           39,336
1975..............................                  24              197,658                0.09           40,584
1976..............................                  24              296,388                0.14          111,437
1977..............................                  39              623,570                0.29          313,005
1978..............................                  49            1,041,204                0.48          284,050
1979..............................                  72            2,211,619                1.02        1,034,960
1980..............................                  97            2,148,787                0.99        1,059,071
1981..............................                  80            1,403,266                0.65          894,621
1982..............................                  26              645,353                0.30          330,949
1983..............................                 116            3,429,003                1.58        1,715,588
1984..............................                  61            1,873,397                0.86          662,159
1985..............................                  67            3,170,314                1.46        1,332,596
1986..............................                 226           12,018,284                5.54        3,443,539
1987..............................                 277           14,880,410                6.86        4,038,119
1988..............................                 209           11,385,394                5.25        3,467,479
1989..............................                 223           12,665,951                5.84        3,335,766
1990..............................                 245           15,580,499                7.18        4,279,406
1991..............................                 309           21,439,689                9.89        5,691,034
1992..............................                 335           24,472,963               11.28        5,907,520
1993..............................                 488           38,291,168               17.66        9,407,916
1994..............................                 446           36,107,192               16.65        9,383,147
1995..............................                 117            9,507,561                4.38        2,878,684
1996..............................                   4              152,334                0.07           10,218
1997..............................                  13              348,157                0.16           31,748
1998..............................                  14              135,646                0.06           15,494
1999..............................                   1               44,823                0.02                0
2000..............................                  23            1,280,343                0.59          194,200
                                                ------         ------------              ------      -----------
       Total......................               3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========


                                                                                            POOL
                                                                                          ARREARAGE
                                                                                          AS A % OF
                                                                          % OF             CUT-OFF       WEIGHTED
                                                 % OF        CUT-OFF     CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                CUT-OFF        DATE       DATE               POOL           LTV          AVERAGE
                                                 DATE          POOL       POOL              UNPAID        (UNPAID          LTV
                                                 POOL         LEGAL       LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               YEAR                            ARREARAGE     BALANCE     BALANCE           BALANCE        BALANCE)       BALANCE)
               ----                            ---------     -------     -------           -------        --------       --------
1963..............................               0.00      $    2,014     0.00%              0.00%         2.52%          2.52%
1964..............................               0.00           4,747     0.00              71.03          9.78          16.73
1966..............................               0.00           6,782     0.00               0.00         25.20          25.20
1968..............................               0.00          23,307     0.01               0.00         16.08          16.08
1969..............................               0.00          15,166     0.01               0.00         20.78          20.78
1970..............................               0.01         377,734     0.14               0.93         58.05          58.26
1971..............................               0.00         548,151     0.20               0.38         62.13          62.27
1972..............................               0.18         361,432     0.13              43.99         27.53          41.93
1973..............................               0.08         211,593     0.08              29.59         28.91          47.60
1974..............................               0.07         169,766     0.06              30.16         19.36          30.59
1975..............................               0.07         238,241     0.09              20.53         19.42          27.21
1976..............................               0.19         407,825     0.15              37.60         28.53          48.93
1977..............................               0.52         936,575     0.34              50.20         31.85          56.36
1978..............................               0.47       1,325,253     0.48              27.28         34.66          50.59
1979..............................               1.72       3,246,579     1.17              46.80         43.69          68.49
1980..............................               1.76       3,207,858     1.16              49.29         40.63          61.38
1981..............................               1.49       2,297,886     0.83              63.75         36.98          61.59
1982..............................               0.55         976,303     0.35              51.28         49.79          77.07
1983..............................               2.86       5,144,591     1.86              50.03         49.90          86.05
1984..............................               1.10       2,535,555     0.92              35.35         54.83          81.84
1985..............................               2.22       4,502,910     1.63              42.03         65.79          97.13
1986..............................               5.73      15,461,823     5.58              28.65         63.80          84.35
1987..............................               6.72      18,918,529     6.83              27.14         63.41          83.26
1988..............................               5.77      14,852,873     5.36              30.46         67.68          90.00
1989..............................               5.55      16,001,717     5.78              26.34         72.91          94.14
1990..............................               7.12      19,859,906     7.17              27.47         76.84         100.97
1991..............................               9.47      27,130,722     9.80              26.54         75.14          96.61
1992..............................               9.83      30,380,484    10.97              24.14         76.33          95.95
1993..............................              15.66      47,699,084    17.22              24.57         75.61          95.57
1994..............................              15.62      45,490,339    16.43              25.99         75.17          96.52
1995..............................               4.79      12,386,245     4.47              30.28         76.76         101.59
1996..............................               0.02         162,552     0.06               6.71         62.28          69.42
1997..............................               0.05         379,905     0.14               9.12         46.13          56.17
1998..............................               0.03         151,139     0.05              11.42         53.86          63.69
1999..............................               0.00          44,823     0.02               0.00         46.93          46.93
2000..............................               0.32       1,474,542     0.53              15.17         68.45          81.03
                                               ------    ------------   ------              -----         -----          -----
       Total......................             100.00%   $276,934,952   100.00%             27.70%        71.16%         92.41%
                                               ======    ============   ======              =====         =====          =====

                                  CALCULATED MATURITIES OF THE MORTGAGE LOANS
                                          AS OF THE CUT-OFF DATE(1)
                                      (BY YEAR OF CALCULATED MATURITY)


                                                                    % OF CUT-OFF                              % OF
                                              CUT-OFF DATE           DATE POOL         CUT-OFF               CUT-OFF
                                              POOL UNPAID             UNPAID            DATE                  DATE
                              NUMBER          PRINCIPAL             PRINCIPAL           POOL                  POOL
               YEAR          OF LOANS          BALANCE                BALANCE         ARREARAGE             ARREARAGE
               ----          --------          -------                -------         ---------             ---------
2003 .......                    10          $     31,115               0.01%       $          0               0.00%
2004 .......                    19               118,945               0.05               2,846               0.00
2005 .......                    23               115,447               0.05                 481               0.00
2006 .......                    10               117,584               0.05                   0               0.00
2007 .......                     9                99,837               0.05                   0               0.00
2008 .......                    37               533,819               0.25              52,707               0.09
2009 .......                    32               558,295               0.26              30,003               0.05
2010 .......                    36               613,251               0.28              31,837               0.05
2011 .......                    46               905,583               0.42              45,898               0.08
2012 .......                    65             1,245,850               0.57             181,364               0.30
2013 .......                    69             1,281,666               0.59             179,229               0.30
2014 .......                    44             1,354,416               0.62             183,298               0.31
2015 .......                    55             2,084,887               0.96             333,592               0.56
2016 .......                    55             2,304,213               1.06             541,878               0.90
2017 .......                    62             2,733,471               1.26             661,573               1.10
2018 .......                    78             3,330,677               1.54             609,834               1.02
2019 .......                    90             3,836,464               1.77           1,107,567               1.84
2020 .......                    74             3,315,387               1.53             650,010               1.08
2021 .......                   106             5,018,085               2.31             972,354               1.62
2022 .......                   102             5,079,556               2.34             750,064               1.25
2023 .......                   139             7,135,306               3.29           2,019,427               3.36
2024 .......                   189            10,877,897               5.02           2,057,210               3.42
2025 .......                   183            10,409,472               4.80           2,464,943               4.10
2026 .......                   239            14,800,961               6.82           3,894,707               6.48
2027 .......                   221            13,422,991               6.19           3,647,211               6.07
2028 .......                   263            17,729,905               8.18           4,650,877               7.74
2029 .......                   280            19,826,053               9.14           5,087,757               8.47
2030 .......                   272            18,953,826               8.74           5,447,003               9.07
2031 .......                   319            23,346,920              10.77           7,216,022              12.01
2032 .......                   234            18,244,509               8.41           6,009,554              10.00
2033 .......                   176            14,870,949               6.86           5,719,469               9.52
2034 .......                   119            10,270,321               4.74           4,364,370               7.27
2035 .......                    30             2,298,394               1.06           1,155,817               1.92
                             -----          ------------             ------        ------------             ------
       Total                 3,686          $216,866,050             100.00%       $ 60,068,902             100.00%
                             =====          ============             ======        ============             ======

                                                                       POOL
                                                                     ARREARAGE
                                                                     AS A % OF
                                                        % OF          CUT-OFF        WEIGHTED
                                  CUT-OFF              CUT-OFF         DATE           AVERAGE          WEIGHTED
                                   DATE                 DATE            POOL            LTV            AVERAGE
                                   POOL                 POOL           UNPAID         (UNPAID            LTV
                                   LEGAL                LEGAL         PRINCIPAL       PRINCIPAL        (LEGAL
               YEAR               BALANCE              BALANCE         BALANCE        BALANCE)         BALANCE)
               ----               -------              -------         -------        --------         --------
2003 .......                 $     31,115               0.01%           0.00%           7.79%            7.79%
2004 .......                      121,790               0.04            2.39           18.10            18.44
2005 .......                      115,928               0.04            0.42           11.32            11.54
2006 .......                      117,584               0.04            0.00           41.18            41.18
2007 .......                       99,837               0.04            0.00           28.56            28.56
2008 .......                      586,526               0.21            9.87           27.44            30.12
2009 .......                      588,298               0.21            5.37           35.24            36.55
2010 .......                      645,088               0.23            5.19           39.84            40.61
2011 .......                      951,481               0.34            5.07           39.75            42.45
2012 .......                    1,427,214               0.52           14.56           36.09            42.01
2013 .......                    1,460,895               0.53           13.98           39.98            49.68
2014 .......                    1,537,714               0.56           13.53           53.44            59.55
2015 .......                    2,418,478               0.87           16.00           56.48            66.26
2016 .......                    2,846,091               1.03           23.52           68.81            84.63
2017 .......                    3,395,044               1.23           24.20           54.27            67.27
2018 .......                    3,940,512               1.42           18.31           60.83            70.83
2019 .......                    4,944,030               1.79           28.87           61.33            78.13
2020 .......                    3,965,396               1.43           19.61           61.39            74.09
2021 .......                    5,990,440               2.16           19.38           65.73            78.31
2022 .......                    5,829,620               2.11           14.77           67.53            78.66
2023 .......                    9,154,733               3.31           28.30           64.07            84.23
2024 .......                   12,935,107               4.67           18.91           67.38            80.85
2025 .......                   12,874,415               4.65           23.68           71.80            89.48
2026 .......                   18,695,668               6.75           26.31           68.14            86.93
2027 .......                   17,070,202               6.16           27.17           71.67            90.94
2028 .......                   22,380,782               8.08           26.23           74.51            94.60
2029 .......                   24,913,810               9.00           25.66           76.25            96.63
2030 .......                   24,400,828               8.81           28.74           75.68            98.28
2031 .......                   30,562,942              11.04           30.91           74.04            97.03
2032 .......                   24,254,063               8.76           32.94           76.34           101.96
2033 .......                   20,590,419               7.44           38.46           76.52           106.25
2034 .......                   14,634,691               5.28           42.50           77.57           110.62
2035 .......                    3,454,211               1.25           50.29           81.11           121.73
                             ------------             ------           -----           -----           ------
       Total                 $276,934,952             100.00%          27.70%          71.16%           92.41%
                             ============             ======           =====           =====           ======

-------------------------
(1) The Calculated Maturity of a mortgage loan is the date that the Legal Balance of such mortgage loan would be reduced to zero (or the date that any remaining Legal Balance of such mortgage loan would be payable as a balloon payment) based on the following assuptions: (a) such mortgage loan makes a payment each month that is only equal to the Original Scheduled Payment amount for such mortgage loan, regardless of the actual Modified Scheduled Payment Amount for such mortgage loan, (b) such monthly payments are applied to reduce the Unpaid Principal Balance of such mortgage loan, until such Unpaid Principal Balance has been reduced to zero, and then (for a period not to exceed ten years following the original stated maturity date of such mortgage loan) to reduce the Arrearage for such mortgage until such Arrearage has been reduced to zero or such period has expired (in which case it is assumed that the balloon payment then payable on such mortgage loan is timely paid).

                            MONTHS TO CALCULATED MATURITY OF THE MORTGAGE LOANS
                                          AS OF THE CUT-OFF DATE(1)

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               MONTHS                           OF LOANS          BALANCE                BALANCE       ARREARAGE
               ------                           --------          -------                -------       ---------
      0.00   -    59.00................              59       $     350,984                0.16%     $       3,327
     59.01   -   119.00................             147           2,452,098                1.13            138,042
    119.01   -   179.00................             292           8,003,064                3.69          1,347,987
    179.01   -   239.00................             401          17,626,565                8.13          3,823,826
    239.01   -   299.00................             824          46,528,706               21.46         10,549,239
    299.01   -   359.00................           1,359          92,709,472               42.75         25,811,606
    359.01   -   360.00................              24           1,825,449                0.84            583,480
    360.01   -   480.00................             580          47,369,711               21.84         17,811,397
                                                  -----       -------------              ------      -------------
       Total...........................           3,686       $ 216,866,050              100.00%     $  60,068,902
                                                  =====       =============              ======      =============

                                                                                          POOL
                                                                                        ARREARAGE
                                                                                        AS A % OF
                                                                        % OF             CUT-OFF       WEIGHTED
                                              % OF        CUT-OFF      CUT-OFF             DATE         AVERAGE        WEIGHTED
                                             CUT-OFF        DATE        DATE               POOL           LTV          AVERAGE
                                              DATE          POOL        POOL              UNPAID        (UNPAID          LTV
                                              POOL         LEGAL        LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
           MONTHS                           ARREARAGE     BALANCE      BALANCE           BALANCE        BALANCE)       BALANCE)
           ------                           ---------     -------      -------           -------        --------       --------
  0.00   -    59.00................            0.01%   $     354,311     0.13%            0.95%           21.25%         21.40%
 59.01   -   119.00................            0.23        2,590,140     0.94             5.63            35.28          36.40
119.01   -   179.00................            2.24        9,351,052     3.38            16.84            51.09          61.43
179.01   -   239.00................            6.37       21,450,390     7.75            21.69            62.14          75.27
239.01   -   299.00................           17.56       57,077,945    20.61            22.67            68.05          84.49
299.01   -   359.00................           42.97      118,521,077    42.80            27.84            74.35          95.49
359.01   -   360.00................            0.97        2,408,929     0.87            31.96            75.10          99.39
360.01   -   480.00................           29.65       65,181,107    23.54            37.60            76.78         106.19
                                             ------    -------------   ------            -----            -----         ------
   Total...........................          100.00%   $ 276,934,952   100.00%           27.70%           71.16%         92.41%
                                             ======    =============   ======            =====            =====         ======

-------------------------
(1) The Calculated Maturity of a mortgage loan is the date that the Legal Balance of such mortgage loan would be reduced to zero (or the date that any remaining Legal Balance of such mortgage loan would be payable as a balloon payment) based on the following assuptions: (a) such mortgage loan makes a payment each month that is only equal to the Original Scheduled Payment amount for such mortgage loan, regardless of the actual Modified Scheduled Payment Amount for such mortgage loan, (b) such monthly payments are applied to reduce the Unpaid Principal Balance of such mortgage loan, until such Unpaid Principal Balance has been reduced to zero, and then (for a period not to exceed ten years following the original stated maturity date of such mortgage loan) to reduce the Arrearage for such mortgage until such Arrearage has been reduced to zero or such period has expired (in which case it is assumed that the balloon payment then payable on such mortgage loan is timely paid).

                             ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE


                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               MONTHS                           OF LOANS          BALANCE                BALANCE       ARREARAGE
               ------                           --------          -------                -------       ---------
      0.00   -   239.00................            206         $  7,880,558                3.63%     $ 1,177,694
    239.01   -   299.00................             28              960,477                0.44          186,640
    299.01   -   359.00................             64            2,667,507                1.23          676,600
    359.01   -   360.00................          3,304          204,246,407               94.18       57,173,026
    360.01   -   480.00................             84            1,111,101                0.51          854,943
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                          POOL
                                                                                        ARREARAGE
                                                                                        AS A % OF
                                                                        % OF             CUT-OFF       WEIGHTED
                                                % OF        CUT-OFF    CUT-OFF             DATE         AVERAGE        WEIGHTED
                                               CUT-OFF        DATE      DATE               POOL           LTV          AVERAGE
                                                DATE          POOL      POOL              UNPAID        (UNPAID          LTV
                                                POOL         LEGAL      LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
              MONTHS                          ARREARAGE     BALANCE    BALANCE           BALANCE        BALANCE)       BALANCE)
              ------                          ---------     -------    -------           -------        --------       --------
     0.00   -   239.00................          1.96%   $  9,058,251    3.27%             14.95%        65.20%         78.67%
   239.01   -   299.00................          0.31       1,147,117    0.41              19.43         59.90          71.58
   299.01   -   359.00................          1.13       3,344,106    1.21              25.36         62.94          81.10
   359.01   -   360.00................         95.18     261,419,434   94.40              27.99         71.80          93.50
   360.01   -   480.00................          1.42       1,966,044    0.71              76.95         24.71          42.93
                                              ------    ------------  ------              -----         -----          -----
      Total...........................        100.00%   $276,934,952  100.00%             27.70%        71.16%         92.41%
                                              ======    ============  ======              =====         =====          =====

                                                   ORIGINAL STATED MATURITIES OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE (BY YEAR OF ORIGINAL STATED MATURITY)





                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               YEAR                             OF LOANS          BALANCE                BALANCE       ARREARAGE
               ----                             --------          -------                -------       ---------
1990..............................                   1         $     28,252                0.01%     $     2,099
1991..............................                   1                7,393                0.00                0
1992..............................                   1                2,014                0.00                0
1994..............................                   2               38,279                0.02           17,360
1998..............................                   1               20,285                0.01                0
2001..............................                   3               78,097                0.04            2,079
2002..............................                  36              468,804                0.22          157,241
2003..............................                  40              529,211                0.24          147,306
2004..............................                  29              460,765                0.21           97,556
2005..............................                  53            1,322,763                0.61          205,827
2006..............................                  46            1,349,384                0.62          359,784
2007..............................                  52            1,629,614                0.75          532,104
2008..............................                  85            3,010,805                1.39          595,442
2009..............................                  96            3,456,965                1.59        1,206,808
2010..............................                  56            1,901,583                0.88          569,591
2011..............................                  60            2,163,955                1.00          511,538
2012..............................                  32            1,122,688                0.52          416,959
2013..............................                 115            3,355,864                1.55        1,718,445
2014..............................                  54            1,871,981                0.86          540,647
2015..............................                  76            3,624,442                1.67        1,391,024
2016..............................                 235           12,750,090                5.88        3,842,097
2017..............................                 249           13,456,186                6.20        3,476,891
2018..............................                 206           11,301,368                5.21        3,393,268
2019..............................                 219           12,399,376                5.72        3,361,859
2020..............................                 271           15,229,336                7.02        4,660,047
2021..............................                 352           21,574,529                9.95        6,082,129
2022..............................                 331           23,961,947               11.05        5,866,385
2023..............................                 474           37,979,913               17.51        9,419,668
2024..............................                 401           33,265,750               15.34        9,042,929
2025..............................                  99            7,928,293                3.66        2,426,345
2026..............................                   2              134,877                0.06                0
2027..............................                   3              190,171                0.09            3,678
2028..............................                   1               81,823                0.04           15,575
2030..............................                   2               57,500                0.03            6,222
2031..............................                   2              111,744                0.05                0
                                                 -----         ------------              ------      -----------
       Total......................               3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                           POOL
                                                                                         ARREARAGE
                                                                                         AS A % OF
                                                                         % OF             CUT-OFF       WEIGHTED
                                                 % OF        CUT-OFF    CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                CUT-OFF        DATE      DATE               POOL           LTV          AVERAGE
                                                 DATE          POOL      POOL              UNPAID        (UNPAID          LTV
                                                 POOL         LEGAL      LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               YEAR                            ARREARAGE     BALANCE    BALANCE           BALANCE        BALANCE)       BALANCE)
               ----                            ---------     -------    -------           -------        --------       --------
1990..............................               0.00%     $   30,351    0.01%              7.43%        56.50%         60.70%
1991..............................               0.00           7,393    0.00               0.00         19.46          19.46
1992..............................               0.00           2,014    0.00               0.00          2.52           2.52
1994..............................               0.03          55,639    0.02              45.35         66.74          94.69
1998..............................               0.00          20,285    0.01               0.00         28.98          28.98
2001..............................               0.00          80,176    0.03               2.66         47.22          48.58
2002..............................               0.26         626,045    0.23              33.54         28.24          41.22
2003..............................               0.25         676,517    0.24              27.84         40.21          60.01
2004..............................               0.16         558,321    0.20              21.17         51.04          59.15
2005..............................               0.34       1,528,590    0.55              15.56         60.91          73.62
2006..............................               0.60       1,709,167    0.62              26.66         73.89          94.13
2007..............................               0.89       2,161,717    0.78              32.65         54.56          73.12
2008..............................               0.99       3,606,248    1.30              19.78         53.69          65.61
2009..............................               2.01       4,663,772    1.68              34.91         52.36          72.07
2010..............................               0.95       2,471,174    0.89              29.95         57.04          75.14
2011..............................               0.85       2,675,493    0.97              23.64         59.30          75.85
2012..............................               0.69       1,539,648    0.56              37.14         57.49          82.62
2013..............................               2.86       5,074,309    1.83              51.21         49.22          85.72
2014..............................               0.90       2,412,628    0.87              28.88         60.43          86.59
2015..............................               2.32       5,015,466    1.81              38.38         64.79          94.54
2016..............................               6.40      16,592,187    5.99              30.13         64.45          85.99
2017..............................               5.79      16,933,077    6.11              25.84         63.19          81.94
2018..............................               5.65      14,694,635    5.31              30.03         67.57          89.76
2019..............................               5.60      15,761,235    5.69              27.11         71.54          93.05
2020..............................               7.76      19,889,384    7.18              30.60         74.57          98.38
2021..............................              10.13      27,656,658    9.99              28.19         73.52          94.56
2022..............................               9.77      29,828,332   10.77              24.48         75.77          95.44
2023..............................              15.68      47,399,581   17.12              24.80         76.32          96.50
2024..............................              15.05      42,308,679   15.28              27.18         76.03          97.97
2025..............................               4.04      10,354,639    3.74              30.61         77.15         102.55
2026..............................               0.00         134,877    0.05               0.00         53.23          53.23
2027..............................               0.01         193,849    0.07               1.94         58.70          59.88
2028..............................               0.03          97,399    0.04              19.04         86.28         102.68
2030..............................               0.01          63,723    0.02              10.82         82.09          92.77
2031..............................               0.00         111,744    0.04               0.00         81.52          81.52
                                               ------    ------------  ------              -----         -----          -----
       Total......................             100.00%   $276,934,952  100.00%             27.70%        71.16%         92.41%
                                               ======    ============  ======              =====         =====          =====

                           MONTHS TO ORIGINAL STATED MATURITY OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               MONTHS                           OF LOANS          BALANCE                BALANCE       ARREARAGE
               ------                           --------          -------                -------       ---------
     0.00    -     59.00...............            204         $  3,867,216                1.78%     $   923,720
    59.01    -    119.00...............            352           12,364,000                5.70        3,376,454
   119.01    -    179.00...............            466           20,156,637                9.29        7,093,695
   179.01    -    239.00...............          1,292           72,688,922               33.52       20,785,143
   239.01    -    299.00...............          1,364          107,348,035               49.50       27,864,415
   299.01    -    359.00...............              8              441,239                0.20           25,476
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                           POOL
                                                                                         ARREARAGE
                                                                                         AS A % OF
                                                                         % OF             CUT-OFF       WEIGHTED
                                                 % OF        CUT-OFF    CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                CUT-OFF        DATE      DATE               POOL           LTV          AVERAGE
                                                 DATE          POOL      POOL              UNPAID        (UNPAID          LTV
                                                 POOL         LEGAL      LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
              MONTHS                           ARREARAGE     BALANCE    BALANCE           BALANCE        BALANCE)       BALANCE)
              ------                           ---------     -------    -------           -------        --------       --------
    0.00    -     59.00...............           1.54%   $  4,790,936    1.73%             23.89%        53.46%         68.76%
   59.01    -    119.00...............           5.62      15,740,454    5.68              27.31         56.28          73.01
  119.01    -    179.00...............          11.81      27,250,332    9.84              35.19         60.87          86.73
  179.01    -    239.00...............          34.60      93,474,065   33.75              28.60         70.19          91.73
  239.01    -    299.00...............          46.39     135,212,450   48.82              25.96         76.09          97.18
  299.01    -    359.00...............           0.04         466,715    0.17               5.78         72.64          78.48
                                               ------    -----------   ------              -----         -----          ----
      Total...........................         100.00%   $276,934,952  100.00%             27.70%        71.16%         92.41%
                                               ======    ============  ======              =====         =====          =====

                                       PRINCIPAL AND INTEREST PORTION
                     (BUT NOT ARREARAGE PORTION OR ANY TAX AND INSURANCE ESCROW AMOUNTS)
                       OF THE MODIFIED SCHEDULED PAYMENT AMOUNTS OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
       0.00    -     199.98............            409         $  4,787,564                2.21%     $ 1,916,216
     199.99    -     399.98............            845           29,179,102               13.45        7,456,621
     399.99    -     599.98............          1,259           72,605,298               33.48       19,189,427
     599.99    -     799.98............            732           59,135,036               27.27       16,327,773
     799.99    -     999.98............            307           32,846,367               15.15        9,688,830
     999.99    -   1,199.98............            109           14,352,343                6.62        4,354,378
   1,199.99    -   1,399.98............             20            3,001,401                1.38          932,787
   1,399.99    -        ...............              5              958,937                0.44          202,870
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                            POOL
                                                                                          ARREARAGE
                                                                                          AS A % OF
                                                                          % OF             CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF    CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE      DATE               POOL           LTV          AVERAGE
                                                  DATE          POOL      POOL              UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL      LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE    BALANCE           BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------    -------           -------        --------       --------
       0.00    -     199.98............           3.19%   $  6,703,780    2.42%             40.03%        32.17%         48.28%
     199.99    -     399.98............          12.41      36,635,723   13.23              25.56         63.48          81.97
     399.99    -     599.98............          31.95      91,794,725   33.15              26.43         70.21          90.43
     599.99    -     799.98............          27.18      75,462,810   27.25              27.61         73.50          95.68
     799.99    -     999.98............          16.13      42,535,197   15.36              29.50         77.82         101.45
     999.99    -   1,199.98............           7.25      18,706,721    6.75              30.34         77.73         102.26
   1,199.99    -   1,399.98............           1.55       3,934,188    1.42              31.08         73.97          98.14
   1,399.99    -        ...............           0.34       1,161,807    0.42              21.16         91.25         112.23
                                                ------    ------------  ------              -----         -----          -----
       Total...........................         100.00%   $276,934,952  100.00%             27.70%        71.16%         92.41%
                                                ======    ============  ======              =====         =====          =====

                             ARREARAGE REPAYMENT PERCENTAGES OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
   100.00  --       ...................          1,753        $ 90,211,377               41.60%     $ 24,127,678
   100.01  -- 105.00....................           690          46,550,996               21.47        14,169,653
   105.01  -- 110.00...................            410          27,317,489               12.60         7,776,984
   110.01  -- 115.00...................            242          16,014,414                7.38         4,205,267
   115.01  -- 120.00...................            168          11,559,374                5.33         3,051,167
   120.01  -- 125.00...................             75           4,585,502                2.11         1,161,819
   125.01  -- 130.00...................             70           4,330,380                2.00           912,561
   130.01  -- 135.00...................             57           3,609,536                1.66           984,608
   135.01  -- 140.00...................             39           2,629,212                1.21           808,826
   140.01  -- 145.00...................             26           1,907,583                0.88           499,010
   145.01  -- 150.00...................             22           1,326,044                0.61           296,010
   150.01  -- 155.00...................             25           1,505,802                0.69           306,233
   155.01  -- 160.00...................             22           1,206,453                0.56           378,685
   160.01  -- 165.00...................              9             447,567                0.21           123,864
   165.01  -- 170.00...................             10             447,755                0.21           258,480
   170.01  -- 175.00...................              9             648,153                0.30           232,273
   175.01  -- 180.00...................             10             516,266                0.24           132,504
   180.01  -- 185.00...................             10             559,761                0.26           164,236
   185.01  -- 190.00...................              6             429,308                0.20           124,775
   190.01  -- 195.00...................              3              91,828                0.04            49,935
   195.01  -- 200.00...................              3             120,435                0.06            36,497
   200.01  -- 205.00...................              4             167,781                0.08            39,198
   205.01  -- 210.00...................              5             135,237                0.06            18,251
   210.01  -- 215.00...................              2             103,225                0.05            12,827
   215.01  -- 220.00...................              1              65,944                0.03            12,511
   220.01  -- 225.00...................              2              49,204                0.02            50,024
   225.01  -- 230.00...................              2              38,438                0.02            29,745
   230.01  -- 235.00...................              2              74,170                0.03            16,173
   235.01  -- 240.00...................              1              53,364                0.02             3,749
   260.01  -- 265.00...................              1              11,453                0.01             7,877
   280.01  --       ...................              7             152,001                0.07            77,484
                                                 -----        ------------              ------      ------------
                           Total                 3,686        $216,866,050              100.00%     $ 60,068,902
                                                 =====        ============              ======      ============

                                                                                          POOL
                                                                                        ARREARAGE
                                                                                        AS A % OF
                                                                          % OF           CUT-OFF        WEIGHTED
                                                % OF        CUT-OFF      CUT-OFF           DATE          AVERAGE         WEIGHTED
                                               CUT-OFF        DATE        DATE             POOL            LTV           AVERAGE
                                                DATE          POOL        POOL            UNPAID         (UNPAID           LTV
                                                POOL         LEGAL        LEGAL          PRINCIPAL       PRINCIPAL        (LEGAL
             RANGE ($)                        ARREARAGE     BALANCE      BALANCE         BALANCE         BALANCE)        BALANCE)
             ---------                        ---------     -------      -------         -------         --------        --------
 100.00  --       ...................            40.17%   $114,339,055   41.29%           26.75%          68.17%           88.90%
 100.01  -- 105.00....................           23.59      60,720,649   21.93            30.44           74.25            97.96
 105.01  -- 110.00...................            12.95      35,094,473   12.67            28.47           73.40            95.19
 110.01  -- 115.00...................             7.00      20,219,681    7.30            26.26           73.36            93.20
 115.01  -- 120.00...................             5.08      14,610,541    5.28            26.40           72.28            92.00
 120.01  -- 125.00...................             1.93       5,747,321    2.08            25.34           74.79            92.82
 125.01  -- 130.00...................             1.52       5,242,940    1.89            21.07           72.64            87.80
 130.01  -- 135.00...................             1.64       4,594,144    1.66            27.28           72.29            94.10
 135.01  -- 140.00...................             1.35       3,438,038    1.24            30.76           71.50            93.05
 140.01  -- 145.00...................             0.83       2,406,592    0.87            26.16           73.98            96.78
 145.01  -- 150.00...................             0.49       1,622,054    0.59            22.32           74.23            92.63
 150.01  -- 155.00...................             0.51       1,812,035    0.65            20.34           70.21            84.52
 155.01  -- 160.00...................             0.63       1,585,137    0.57            31.39           78.07           103.01
 160.01  -- 165.00...................             0.21         571,431    0.21            27.68           91.30           114.92
 165.01  -- 170.00...................             0.43         706,235    0.26            57.73           53.30            73.49
 170.01  -- 175.00...................             0.39         880,426    0.32            35.84           66.56            92.88
 175.01  -- 180.00...................             0.22         648,770    0.23            25.67           51.21            65.43
 180.01  -- 185.00...................             0.27         723,997    0.26            29.34           70.57            95.24
 185.01  -- 190.00...................             0.21         554,082    0.20            29.06           54.59            65.16
 190.01  -- 195.00...................             0.08         141,763    0.05            54.38           57.92            89.30
 195.01  -- 200.00...................             0.06         156,931    0.06            30.30           59.36            79.90
 200.01  -- 205.00...................             0.07         206,980    0.07            23.36           87.98           111.87
 205.01  -- 210.00...................             0.03         153,488    0.06            13.50           42.45            48.23
 210.01  -- 215.00...................             0.02         116,051    0.04            12.43           66.73            75.05
 215.01  -- 220.00...................             0.02          78,455    0.03            18.97           63.95            76.07
 220.01  -- 225.00...................             0.08          99,229    0.04           101.67           69.86           135.93
 225.01  -- 230.00...................             0.05          68,183    0.02            77.38           41.20            61.68
 230.01  -- 235.00...................             0.03          90,343    0.03            21.81           41.32            50.84
 235.01  -- 240.00...................             0.01          57,114    0.02             7.03           87.57            93.72
 260.01  -- 265.00...................             0.01          19,329    0.01            68.78           27.66            46.64
 280.01  --       ...................             0.13         229,484    0.08            50.98           65.32            84.25
                                                ------    ------------  ------           ------           -----           ------
                         Total                  100.00%   $276,934,952  100.00%           27.70%          71.16%           92.41%
                                                ======    ============  ======           ======           =====           ======

                                                                  PAYMENT VELOCITY(1)

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
14    of  14...........................          2,914         $170,058,803               78.42%     $43,331,940
13    of  13...........................            156            9,442,390                4.35        3,049,202
12    of  12...........................             78            4,426,724                2.04        1,513,765
11    of  11...........................             92            5,762,648                2.66        2,091,981
10    of  10...........................            117            7,236,333                3.34        2,474,244
 9    of   9...........................             53            3,469,611                1.60        1,357,949
 8    of   8...........................             36            2,353,152                1.09          841,986
 7    of   7...........................             39            2,340,906                1.08        1,144,096
 6    of   6...........................             43            2,656,575                1.22          986,959
 5    of   5...........................             44            2,601,771                1.20          968,500
 4    of   4...........................             46            2,693,134                1.24        1,173,749
 3    of   3...........................             54            3,210,732                1.48        1,129,821
***....................................             14              613,270                0.28            4,711
                                                 -----         ------------              ------      -----------
         Total.........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                              POOL
                                                                                            ARREARAGE
                                                                                            AS A % OF
                                                                            % OF             CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF      CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE        DATE               POOL           LTV          AVERAGE
                                                  DATE          POOL        POOL              UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL        LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE      BALANCE           BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------      -------           -------        --------       --------
14    of  14...........................          72.14%        25.48%   $213,390,743          77.05%        70.79%         90.14%
13    of  13...........................           5.08         32.29      12,491,593           4.51         71.89          95.82
12    of  12...........................           2.52         34.20       5,940,489           2.15         75.51         102.87
11    of  11...........................           3.48         36.30       7,854,629           2.84         70.24          97.27
10    of  10...........................           4.12         34.19       9,710,577           3.51         73.00         100.19
 9    of   9...........................           2.26         39.14       4,827,560           1.74         73.27         102.35
 8    of   8...........................           1.40         35.78       3,195,138           1.15         71.26          97.10
 7    of   7...........................           1.90         48.87       3,485,002           1.26         75.44         115.20
 6    of   6...........................           1.64         37.15       3,643,534           1.32         73.18         101.12
 5    of   5...........................           1.61         37.22       3,570,271           1.29         70.08         100.11
 4    of   4...........................           1.95         43.58       3,866,883           1.40         72.22         105.19
 3    of   3...........................           1.88         35.19       4,340,553           1.57         74.52         100.27
***....................................           0.01          0.77         617,981           0.22         61.36          61.21
                                                ------         -----    ------------         ------         -----          -----
         Total.........................         100.00%        27.70%   $276,934,952         100.00%        71.16%         92.41%
                                                ======         =====    ============         ======         =====          =====


---------------
***   Current/30DPD/60DPD loans not meeting other cash tests.

(1) Payment Velocity refers to the total number of Original Scheduled Payments collected from the borrower during the indicated time period. For example, 12 of 12 means the borrower has paid a total of 12 Original Scheduled Payments during 12 months preceding the cut-off date (the timing between such payments is not considered). ADDITIONALLY, A PAYMENT IS CONSIDERED RECEIVED IF THE BORROWER REMITS 97.5% OF THE REQUIRED ORIGINAL SCHEDULED PAYMENT AMOUNT, AND FOR PURPOSES OF THIS TABLE THE REQUIRED ORIGINAL SCHEDULED PAYMENT AMOUNT IS DEEMED TO BE EQUAL TO THE LESSER OF THE ACTUAL ORIGINAL SCHEDULED PAYMENT AMOUNT AND THE ANY LOWER MONTHLY PAYMENT AMOUNT REQUIRED OF THE RELATED BORROWER AS ALLOWED BY THE SERVICER.

                                     CREDIT SCORES OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE

                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
N/A....................................            135           $5,542,375                2.56%      $1,738,907
    400.00   -   449.99................             34            1,835,349                0.85          688,595
    450.00   -   499.99................            308           18,033,182                8.32        6,460,137
    500.00   -   549.99................            831           47,920,818               22.10       14,428,702
    550.00   -   599.99................            948           59,485,632               27.43       17,232,194
    600.00   -   649.99................            850           54,374,829               25.07       13,213,084
    650.00   -   699.99................            411           23,665,786               10.91        5,269,674
    700.00   -   749.99................            129            5,099,769                2.35          911,045
    750.00   -      ...................             40              908,310                0.42          126,564
                                                 -----         ------------              ------      -----------
       Total...........................          3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========

                                                                                            POOL
                                                                                           ARREARAGE
                                                                                           AS A % OF
                                                                           % OF             CUT-OFF       WEIGHTED
                                                 % OF        CUT-OFF      CUT-OFF             DATE         AVERAGE        WEIGHTED
                                                CUT-OFF        DATE        DATE               POOL           LTV          AVERAGE
                                                 DATE          POOL        POOL              UNPAID        (UNPAID          LTV
                                                 POOL         LEGAL        LEGAL            PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                       ARREARAGE     BALANCE      BALANCE           BALANCE        BALANCE)       BALANCE)
               ---------                       ---------     -------      -------           -------        --------       --------
N/A....................................          2.89%     $7,281,282      2.63%             31.38%        62.29%         82.04%
    400.00   -   449.99................          1.15       2,523,944      0.91              37.52         71.08          97.27
    450.00   -   499.99................         10.75      24,493,320      8.84              35.82         71.25          97.93
    500.00   -   549.99................         24.02      62,349,519     22.51              30.11         71.20          94.06
    550.00   -   599.99................         28.69      76,717,826     27.70              28.97         71.82          94.03
    600.00   -   649.99................         22.00      67,587,913     24.41              24.30         72.13          91.13
    650.00   -   699.99................          8.77      28,935,460     10.45              22.27         70.91          88.48
    700.00   -   749.99................          1.52       6,010,815      2.17              17.86         67.06          81.54
    750.00   -      ...................          0.21       1,034,874      0.37              13.93         49.41          61.31
                                               ------    ------------    ------              -----         -----          -----
       Total...........................        100.00%   $276,934,952    100.00%             27.70%        71.16%         92.41%
                                               ======    ============    ======              =====         =====          =====

                                      LOAN TYPES OF THE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE


                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
           LOAN TYPE                            OF LOANS          BALANCE                BALANCE       ARREARAGE
           ---------                            --------          -------                -------       ---------
Fixed Rate........................               3,336         $186,654,932               86.07%     $52,864,065
Adjustable Rate...................                 350           30,211,117               13.93        7,204,837
                                                 -----         ------------              ------      -----------
       Total......................               3,686         $216,866,050              100.00%     $60,068,902
                                                 =====         ============              ======      ===========


                                                                                              POOL
                                                                                            ARREARAGE
                                                                                            AS A % OF
                                                                              % OF           CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF        CUT-OFF           DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE          DATE             POOL           LTV          AVERAGE
                                                  DATE          POOL          POOL            UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL          LEGAL          PRINCIPAL      PRINCIPAL       (LEGAL
           LOAN TYPE                            ARREARAGE     BALANCE        BALANCE         BALANCE        BALANCE)       BALANCE)
           ---------                            ---------     -------        -------         -------        --------       --------
Fixed Rate........................               88.01%   $239,518,998       86.49%           28.32%        70.20%         91.76%
Adjustable Rate...................               11.99      37,415,954       13.51            23.85         77.09          96.59
                                                ------    ------------      ------            -----         -----          -----
       Total......................              100.00%   $276,934,952      100.00%           27.70%        71.16%         92.41%
                                                ======    ============      ======            =====         =====          =====

                           NEXT ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE






                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
     NEXT ADJUSTMENT DATE                       OF LOANS          BALANCE                BALANCE       ARREARAGE
     --------------------                       --------          -------                -------       ---------
January 2002...........................             79          $ 6,557,634               21.71%      $1,534,970
April 2002.............................             74            6,516,434               21.57        1,588,662
June 2002..............................              1               58,651                0.19           23,261
July 2002..............................             87            7,676,903               25.41        1,752,507
August 2002............................              1               90,120                0.30           18,988
October 2002...........................            107            9,229,192               30.55        2,266,505
November 2002..........................              1               82,183                0.27           19,944
                                                   ---          -----------              ------       ----------
         Total.........................            350          $30,211,117              100.00%      $7,204,837
                                                   ===          ===========              ======       ==========


                                                                                          POOL
                                                                                        ARREARAGE
                                                                                        AS A % OF
                                                                             % OF        CUT-OFF       WEIGHTED
                                                   % OF        CUT-OFF      CUT-OFF        DATE         AVERAGE        WEIGHTED
                                                  CUT-OFF        DATE        DATE          POOL           LTV          AVERAGE
                                                   DATE          POOL        POOL         UNPAID        (UNPAID          LTV
                                                   POOL         LEGAL        LEGAL       PRINCIPAL      PRINCIPAL       (LEGAL
     NEXT ADJUSTMENT DATE                        ARREARAGE     BALANCE      BALANCE      BALANCE        BALANCE)       BALANCE)
     --------------------                        ---------     -------      -------      -------        --------       --------
January 2002...........................           21.30%    $ 8,092,604     21.63%        23.41%        78.08%         98.04%
April 2002.............................           22.05       8,105,096     21.66         24.38         75.54          94.53
June 2002..............................            0.32          81,912      0.22         39.66         83.91         117.14
July 2002..............................           24.32       9,429,411     25.20         22.83         78.06          96.91
August 2002............................            0.26         109,108      0.29         21.07         85.95         104.03
October 2002...........................           31.46      11,495,697     30.72         24.56         76.47          96.46
November 2002..........................            0.28         102,127      0.27         24.27         85.70         106.47
                                                 ------     -----------    ------         -----         -----         ------
         Total.........................          100.00%    $37,415,954    100.00%        23.85%        77.09%         96.59%
                                                 ======     ===========    ======         =====         =====          =====

                              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE


                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
2.000   -    2.499.....................            290          $24,785,791               82.04%      $5,700,255
2.500   -    2.999.....................             52            4,663,762               15.44        1,225,019
3.000   -    3.499.....................              8              761,565                2.52          279,563
                                                   ---          -----------              ------       ----------
         Total.........................            350          $30,211,117              100.00%      $7,204,837
                                                   ===          ===========              ======       ==========

                                                                                           POOL
                                                                                         ARREARAGE
                                                                                         AS A % OF
                                                                              % OF        CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF        CUT-OFF        DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE          DATE          POOL           LTV          AVERAGE
                                                  DATE          POOL          POOL         UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL          LEGAL       PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE        BALANCE      BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------        -------      -------        --------       --------
2.000   -    2.499.....................          79.12%    $30,486,046       81.48%        23.00%        76.81%         95.41%
2.500   -    2.999.....................          17.00       5,888,781       15.74         26.27         79.21         101.99
3.000   -    3.499.....................           3.88       1,041,128        2.78         36.71         73.39         100.65
                                                ------     -----------      ------         -----         -----         ------
         Total.........................         100.00%    $37,415,954      100.00%        23.85%        77.09%         96.59%
                                                ======     ===========      ======         =====         =====         ======

                           MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE






                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
    7.000   -    7.249.................              1          $    56,990                0.19%      $   17,729
   10.000   -   10.250.................             12            1,246,726                4.13          198,276
   10.250   -   10.500.................              1              122,809                0.41           37,193
   10.500   -   10.750.................             57            4,999,806               16.55        1,217,297
   10.750   -   11.000.................              4              354,053                1.17           46,290
   11.000   -   11.250.................             60            5,610,115               18.57        1,348,245
   11.250   -   11.500.................              2              195,422                0.65           43,894
   11.500   -   11.750.................             70            5,981,458               19.80        1,307,918
   11.750   -   12.000.................              4              217,141                0.72           59,486
   12.000   -   12.250.................             49            3,867,260               12.80          937,758
   12.250   -   12.500.................              4              327,279                1.08           62,620
   12.500   -   12.750.................             40            3,243,579               10.74          817,417
   12.750   -   13.000.................              6              565,490                1.87          201,624
   13.000   -   13.250.................             13            1,345,246                4.45          329,597
   13.250   -   13.500.................              1               71,087                0.24           13,041
   13.500   -   13.750.................             12            1,020,090                3.38          261,220
   13.750   -   14.000.................              1              108,483                0.36           56,888
   14.000   -   14.250.................              8              537,330                1.78          112,592
   14.500   -   14.750.................              5              340,753                1.13          135,753
                                                   ---          -----------              ------       ----------
         Total.........................            350          $30,211,117              100.00%      $7,204,837
                                                   ===          ===========              ======       ==========

                                                                                            POOL
                                                                                          ARREARAGE
                                                                                          AS A % OF
                                                                              % OF         CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF        CUT-OFF         DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE          DATE           POOL           LTV          AVERAGE
                                                  DATE          POOL          POOL          UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL          LEGAL        PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE        BALANCE       BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------        -------       -------        --------       --------
    7.000   -    7.249.................           0.25%    $    74,720        0.20%         31.11%        87.78%        115.05%
   10.000   -   10.250.................           2.75       1,445,003        3.86          15.90         81.70          94.90
   10.250   -   10.500.................           0.52         160,002        0.43          30.29         81.88         106.68
   10.500   -   10.750.................          16.90       6,217,103       16.62          24.35         78.08          98.50
   10.750   -   11.000.................           0.64         400,342        1.07          13.07         86.65          99.06
   11.000   -   11.250.................          18.71       6,958,361       18.60          24.03         75.74          94.41
   11.250   -   11.500.................           0.61         239,316        0.64          22.46         87.18         113.71
   11.500   -   11.750.................          18.15       7,289,376       19.48          21.87         76.28          93.86
   11.750   -   12.000.................           0.83         276,627        0.74          27.40         73.13          94.41
   12.000   -   12.250.................          13.02       4,805,018       12.84          24.25         75.46          95.26
   12.250   -   12.500.................           0.87         389,899        1.04          19.13         76.34          90.74
   12.500   -   12.750.................          11.35       4,060,996       10.85          25.20         81.91         104.60
   12.750   -   13.000.................           2.80         767,114        2.05          35.65         78.60         111.18
   13.000   -   13.250.................           4.57       1,674,843        4.48          24.50         70.66          88.65
   13.250   -   13.500.................           0.18          84,128        0.22          18.35         79.07          93.56
   13.500   -   13.750.................           3.63       1,281,310        3.42          25.61         80.56         101.19
   13.750   -   14.000.................           0.79         165,371        0.44          52.44         63.87          97.33
   14.000   -   14.250.................           1.56         649,921        1.74          20.95         70.17          85.41
   14.500   -   14.750.................           1.88         476,506        1.27          39.84         66.04          92.53
                                                ------     -----------      ------          -----         -----          -----
         Total.........................         100.00%    $37,415,954      100.00%         23.85%        77.09%         96.59%
                                                ======     ===========      ======          =====         =====          =====

                            MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS
                                           AS OF THE CUT-OFF DATE


                                                                                      % OF CUT-OFF
                                                               CUT-OFF DATE             DATE POOL       CUT-OFF
                                                                POOL UNPAID              UNPAID           DATE
                                                 NUMBER          PRINCIPAL              PRINCIPAL         POOL
               RANGE ($)                        OF LOANS          BALANCE                BALANCE       ARREARAGE
               ---------                        --------          -------                -------       ---------
    2.000   -    2.249.................            219          $19,357,077               64.07%      $4,446,313
    2.250   -    2.499.................             21            1,766,334                5.85          353,230
    2.500   -    2.749.................             46            3,641,359               12.05          834,492
    2.750   -    2.999.................             19            1,639,106                5.43          515,674
    3.000   -    3.249.................             18            1,729,499                5.72          475,634
    3.250   -    3.499.................              1               71,087                0.24           13,041
    3.500   -    3.749.................             12            1,020,090                3.38          261,220
    3.750   -    3.999.................              1              108,483                0.36           56,888
    4.000   -    4.249.................              8              537,330                1.78          112,592
    4.500   -    4.749.................              5              340,753                1.13          135,753
                                                   ---          -----------              ------       ----------
         Total.........................            350          $30,211,117              100.00%      $7,204,837
                                                   ===          ===========              ======       ==========

                                                                                        POOL
                                                                                      ARREARAGE
                                                                                      AS A % OF
                                                                           % OF        CUT-OFF       WEIGHTED
                                                  % OF        CUT-OFF     CUT-OFF        DATE         AVERAGE        WEIGHTED
                                                 CUT-OFF        DATE       DATE          POOL           LTV          AVERAGE
                                                  DATE          POOL       POOL         UNPAID        (UNPAID          LTV
                                                  POOL         LEGAL       LEGAL       PRINCIPAL      PRINCIPAL       (LEGAL
               RANGE ($)                        ARREARAGE     BALANCE     BALANCE      BALANCE        BALANCE)       BALANCE)
               ---------                        ---------     -------     -------      -------        --------       --------
    2.000   -    2.249.................          61.71%    $23,803,390    63.62%        22.97%        76.96%         95.51%
    2.250   -    2.499.................           4.90       2,119,564     5.66         20.00         78.03          95.42
    2.500   -    2.749.................          11.58       4,475,851    11.96         22.92         79.54          99.83
    2.750   -    2.999.................           7.16       2,154,780     5.76         31.46         82.05         109.94
    3.000   -    3.249.................           6.60       2,205,133     5.89         27.50         70.81          91.40
    3.250   -    3.499.................           0.18          84,128     0.22         18.35         79.07          93.56
    3.500   -    3.749.................           3.63       1,281,310     3.42         25.61         80.56         101.19
    3.750   -    3.999.................           0.79         165,371     0.44         52.44         63.87          97.33
    4.000   -    4.249.................           1.56         649,921     1.74         20.95         70.17          85.41
    4.500   -    4.749.................           1.88         476,506     1.27         39.84         66.04          92.53
                                                ------     -----------   ------         -----         -----          -----
         Total.........................         100.00%    $37,415,954   100.00%        23.85%        77.09%         96.59%
                                                ======     ===========   ======         =====         =====          =====

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 2001-2, Class A , Class M-1, Class M-2 and Class M-3 Certificates will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A  beneficial  owner  of  Global  Securities   holding  securities  through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S.  Persons with effectively  connected income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

     The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                       Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                    Depositor

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

The Securities:

Salomon Brothers Mortgage Securities VII, Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

     o    the ownership of trust fund assets, or

     o    debt obligations secured by trust fund assets.

The Trust Fund and its Assets

The assets of a trust fund will primarily include any combination of:

     o one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

     o    funding agreements secured by any of the above described assets.

Credit Enhancement

         The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

                              SALOMON SMITH BARNEY

                 The date of this Prospectus is August 23, 2001

                                TABLE OF CONTENTS

Risk Factors ........................................................................................     5

The Trust Funds .....................................................................................    19
         The Mortgage Loans .........................................................................    19
         Revolving Credit Loans .....................................................................    25
         Agency Securities ..........................................................................    29
         Private Mortgage-Backed Securities .........................................................    35
         Funding Agreements .........................................................................    37

Use of Proceeds .....................................................................................    38

Yield Considerations ................................................................................    39

Maturity and Prepayment Considerations ..............................................................    40

The Depositor .......................................................................................    42

Mortgage Loan Program ...............................................................................    42
         Underwriting Standards .....................................................................    43
         Qualifications of Originators and Mortgage Loan Sellers ....................................    45
         Representations by or on Behalf of Mortgage Loan Sellers; Repurchases ......................    45

Description of the Securities .......................................................................    47
         General ....................................................................................    48
         Assignment of Trust Fund Assets ............................................................    50
         Deposits to Certificate Account ............................................................    54
         Payments on Mortgage Loans .................................................................    55
         Payments on Agency Securities and Private Mortgage-Backed Securities .......................    57
         Distributions ..............................................................................    57
         Interest on the Securities .................................................................    58
         Principal of the Securities ................................................................    58
         Pre-funding Account ........................................................................    59
         Allocation of Losses .......................................................................    59
         Advances in Respect of Delinquencies .......................................................    60
         Reports to Securityholders .................................................................    60
         Collection and Other Servicing Procedures ..................................................    62
         Sub-Servicing ..............................................................................    63
         Realization upon Defaulted Mortgage Loans ..................................................    64
         Retained Interest; Servicing or Administration Compensation and Payment of Expenses ........    65
         Evidence as to Compliance ..................................................................    66
         Certain Matters Regarding the Master Servicer and the Depositor ............................    67
         Events of Default and Rights upon Events of Default ........................................    68
         Amendment ..................................................................................    71
         Termination ................................................................................    72
         Duties of the Trustee ......................................................................    74
         Description of the Trustee .................................................................    74
         Description of Credit Support ..............................................................    74
         Subordination ..............................................................................    75
         Letter of Credit ...........................................................................    76
         Mortgage Pool Insurance Policy .............................................................    77
         Special Hazard Insurance Policy ............................................................    79


         Bankruptcy Bond ............................................................................    81
         Financial Guarantee Insurance ..............................................................    81
         Reserve Fund ...............................................................................    81
         Overcollateralization ......................................................................    82
         Cross-Support Features .....................................................................    82
         Cash Flow Agreements .......................................................................    82
         Description of Primary Insurance Policies ..................................................    82
         Primary Mortgage Insurance Policies ........................................................    82
         Primary Hazard Insurance Policies ..........................................................    83
         FHA Insurance ..............................................................................    84
         VA Guarantees ..............................................................................    85

Legal Aspects of Mortgage Loans .....................................................................    85
         General ....................................................................................    85
         Single-Family Loans and Multifamily Loans ..................................................    86
         Leases and Rents ...........................................................................    86
         Cooperative Loans ..........................................................................    87
         Contracts ..................................................................................    88
         Foreclosure on Mortgages ...................................................................    89
         Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico .............    91
         Foreclosure on Cooperative Shares ..........................................................    92
         Repossession with Respect to Contracts .....................................................    93
         Notice of Sale; Redemption Rights with Respect to Manufactured Homes .......................    94
         Louisiana Law ..............................................................................    94
         Rights of Redemption with Respect to Single-Family Properties and Multifamily Properties ...    94
         Anti-Deficiency Legislation and Other Limitations on Lenders ...............................    95
         For Cooperative Loans ......................................................................    97
         Junior Mortgages ...........................................................................    97
         Consumer Protection Laws with Respect to Contracts .........................................    97
         Other Limitations ..........................................................................    98
         Enforceability of Provisions ...............................................................    98
         Single-Family Loans and Multifamily Loans ..................................................    99
         Transfer of Manufactured Homes .............................................................   100
         Prepayment Charges and Prepayments .........................................................   100
         Subordinate Financing ......................................................................   100
         Applicability of Usury Laws ................................................................   101
         Alternative Mortgage Instruments ...........................................................   101
         Formaldehyde Litigation with Respect to Contracts ..........................................   102
         Soldiers' and Sailors' Civil Relief Act of 1940 ............................................   103
         Environmental Legislation ..................................................................   103
         Forfeitures in Drug and Rico Proceedings ...................................................   104
         Negative Amortization Loans ................................................................   104

Federal Income Tax Consequences .....................................................................   105
         General ....................................................................................   105
         REMICS .....................................................................................   106
         Taxation of Owners of REMIC Regular Certificates ...........................................   107
         Taxation of Owners of REMIC Residual Certificates ..........................................   112
         Sales of REMIC Certificates ................................................................   118
         Notes ......................................................................................   123
         Grantor Trust Funds ........................................................................   124
         Characterization of Investments in Grantor Trust Certificates ..............................   124
         Taxation of Owners of Grantor Trust Strip Certificates .....................................   130
         Sales of Grantor Trust Certificates ........................................................   132


         Partnership Trust Funds ....................................................................   133
         Taxation of Owners of Partnership Certificates .............................................   134

State and Other Tax Consequences ....................................................................   138

Considerations for Benefit Plan Investors ...........................................................   139
         Investors Affected .........................................................................   139
         Fiduciary Standards for ERISA Plans and Related Investment Vehicles ........................   139
         Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment
                  Vehicles ..........................................................................   139
         Possible Exemptive Relief ..................................................................   140
         Consultation with Counsel ..................................................................   145
         Government Plans ...........................................................................   145
         Representation from Plans Investing in Notes with Substantial Equity Features or Certain
                  Securities ........................................................................   145
         Tax Exempt Investors .......................................................................   146
         Required Deemed Representations of Investors ...............................................   146

Legal Investment ....................................................................................   147

Methods of Distribution .............................................................................   148

Legal Matters .......................................................................................   149

Financial Information ...............................................................................   149

Rating ..............................................................................................   149

Available Information ...............................................................................   149

Incorporation of Certain Information by Reference ...................................................   150

Glossary ............................................................................................   151

                                  Risk Factors

     The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

     You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price.

     There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

     Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

The Securities Will Be Limited Obligations of the Related Trust Fund and Not of Any Other Party.

     The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans.

     Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

     The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

     Negatively Amortizing Loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

     Buydown Mortgage Loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

     o investment earnings on the amount, if any, contributed by the borrower, or

     o    additional   buydown  funds  to  be  contributed   over  time  by  the
          mortgagor's employer or another source.

     Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

     Balloon Loans. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

     The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

     o    the value of the related mortgaged property,

     o the level of available mortgage rates at the time of sale or refinancing,

     o    the mortgagor's equity in the related mortgaged property,

     o    prevailing general economic conditions,

     o the availability of credit for loans secured by comparable real properties and,

     o in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

     Non-owner-occupied Properties. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     Multifamily Loans. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income- producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

     Non-conforming Loans. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

     o    the applicable loan-to-value ratios,

     o    the credit and income histories of the related mortgagors,

     o    the documentation required for approval of the related mortgage loans,

     o the types of properties securing the mortgage loans, the loan sizes, and

     o the mortgagors' occupancy status with respect to the mortgaged properties.

     As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

     High Ltv Loans. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

     Junior Lien Mortgage Loans. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

     Manufactured Homes. Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

     Puerto Rico and Guam Loans. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

     Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

Declining Property Values and Geographic Concentration of Mortgaged Properties may Present a Greater Risk of Loss

     An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or manufactured housing, conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially those with high loan-to-value ratios, would cause losses to the trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Varying Underwriting Standards of Unaffiliated Mortgage Loan Sellers May Present a Greater Risk of Loss

     Mortgage loans to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Certain Environmental Risks and the Cost Of environmental Clean-up May Increase Losses on the Related Mortgage Loans

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely affect the Liquidity or Market Value of Your Security

     It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May result in Losses Allocated to the Related Securities

     Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

     In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

     All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Book-Entry Registration May Affect Liquidity of the Securities

     Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors including Prepayments

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o    the extent of  prepayments  on the  underlying  mortgage  loans in the
          trust  fund  or,  if  the  trust  fund  is  comprised  of   underlying
          securities, on the mortgage loans backing the underlying securities;

     o    how  payments  of  principal  are  allocated   among  the  classes  of
          securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund;

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

     o with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

     Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

     To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment.

     See "Yield Considerations" and "Maturity and Prepayment Considerations."

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

     If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

     The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

     In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under
Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

     The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Considerations for Benefit Plan Investors

     If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "ERISA Considerations." However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

     Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

     o    regulate interest rates and other charges on mortgage loans;

     o    require specific disclosures to borrowers;

     o    require licensing of originators; and

     o regulate generally the origination, servicing and collection process for the mortgage loans.

     Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $441. The $441 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

     In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

     The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

Modification of a Mortgage Loan by The Master Servicer May Reduce The Yield On the Related Securities

     In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other Servicing Procedures Employed by the Master Servicer".

Additional Risk Factors Will Be Set Forth in the Prospectus Supplement Related to a Series of Securities

     The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

     Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

                                 The Trust Funds

     The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

     o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements, or beneficial interests therein,

     o pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities,

     o pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

     o    funding  agreements  secured by mortgage loans,  agency  securities or
          private   mortgage-backed   securities  or  any  combination  thereof,
          together with other assets.

The Mortgage Loans

General

     The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

     o    first or junior liens on by one- to four-family residential properties

     o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

     o shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

     o conditional sales contracts and installment loan agreements with respect to new or used manufactured homes, or beneficial interests therein, or o

     o real property acquired upon foreclosure or comparable conversion of then mortgage loans.

     Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

     In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

     Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See "Mortgage Loan Program--Underwriting Standards".

     All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

     o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

     o fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

     o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

     o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

     o fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

     o fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

     o    revolving credit loans; or

     o another type of mortgage loan described in the related prospectus supplement.

Junior Lien Mortgage Loans

         If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

     The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

     Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single- family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

     If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

Occupancy Status of the Related Mortgaged Property

     With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year- round occupancy.

     With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

Condominiums

     Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

Buydown Mortgage Loans

     If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

     Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

Primary Mortgage Insurance

     Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

Mortgage Loan Information in Prospectus Supplement

     Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities or funding agreements contained in the related trust fund, including:

     o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

     o    the type of  property  securing  the  mortgage  loans  (e.g.,  one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

     o    the original terms to maturity of the mortgage loans,

     o    the earliest origination date and latest maturity date,

     o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

     o the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities, private mortgage-backed securities or funding agreements,

     o    the   geographical   distribution   of  the   mortgage   loans   on  a
          state-by-state basis,

     o the number and aggregate principal balance of buydown mortgage loans, if any,

     o    the weighted average retained interest, if any,

     o with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

     o with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

     If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

     The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

Assignment of the Mortgage Loans

     The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities-- Assignment of Trust Fund Assets".

     The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and"--Assignment of Trust Fund Assets") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

     The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

     The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

     The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Revolving Credit Loans

General

     The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

     The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

     The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

     Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

     o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

     o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

     o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

     In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

     As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

     o    a materially adverse change in the borrower's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o    a payment default by the borrower.

     However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

     o    the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

     o any fraud or material misrepresentation by a borrower in connection with the loan.

     The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

     If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

     The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

Allocation of Revolving Credit Loan Balances

     For any series of securities backed by revolving credit loans, the related trust fund may include either:

     o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

     o a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

     The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

     o provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

     o provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

     Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

Contracts

     The contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

Agency Securities

     The agency securities evidenced by a series of certificates will consist of:

     o mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

     o guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

     o fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

     o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

     o    another  type  of  guaranteed   pass-through   certificate  issued  or
          guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

     o    a combination of such agency securities.

     All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

     The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

Government National Mortgage Association

     GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates

     Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

     The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

     If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

     GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

     If specified in a prospectus supplement, GNMA certificates may be backed by
multifamily  mortgage  loans  having  the  characteristics   specified  in  such
prospectus supplement.

Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

     Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

     Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o    30 days following foreclosure sale,

     o    30 days following payment of the claim by any mortgage insurer, or


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

     o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass- through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by

Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates

     Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae


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

certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

Stripped Mortgage-backed Securities

     Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities

     If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General

     Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans.

     Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.


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

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage- backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

     o no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

     o each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

     o each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

     o no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

     o each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-backed Securities

     Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including

     o    the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans, and

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

     o    the   maximum   original   term-to-stated   maturity  of  the  private
          mortgage-backed securities,

     o    the   weighted   average   term-to-stated   maturity  of  the  private
          mortgage-backed securities,

     o the pass-through or certificate rate of the private mortgage-backed securities,

     o the weighted average pass-through or certificate rate of the private mortgage-backed securities,

     o    the private mortgage-backed securities issuer, servicer, if other than
          the  issuer,   and  the  trustee  for  such  private   mortgage-backed
          securities,

     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

     o the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

     o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Funding Agreements

     If specified in the prospectus supplement for a series, the depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a mortgage loan seller, referred to as a finance company, pursuant to which:

     o the depositor will lend the net proceeds of the sale of the securities to such finance company,

     o the finance company will pledge trust fund assets owned by it to secure the loan from the depositor, and

     o the depositor will assign the funding agreement, as so secured, to the trust fund for a series. No finance company will be authorized to engage in any business activities other than the financing and sale of trust fund assets.

     Pursuant to a funding agreement:

     o the depositor will lend a finance company the proceeds from the sale of a series of securities and such Finance Company will pledge to the depositor as security therefor trust fund assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and

     o the finance company will agree to repay such loan by causing payments on the trust fund assets to be made to the trustee as assignee of the depositor in such amounts as are necessary, together with payments from the related reserve fund or other funds or accounts, to pay accrued interest on such loan and to amortize the entire principal amount of such loan.

     A finance company is not obligated to provide additional collateral to secure the loan pursuant to a funding agreement subsequent to the issuance of the securities of the series by the trust fund.

     Unless the depositor, the master servicer or other entity designated in the prospectus supplement exercises its option to terminate the trust fund and retire the securities of a series, or a finance company defaults under its funding agreement, such finance company's loan may not be prepaid other than as a result of prepayments on the pledged trust fund assets. If the finance company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the finance company paid the depositor an amount sufficient to enable the depositor to purchase other trust fund assets comparable in yield and maturity to the finance company's trust fund assets pledged under the funding agreement. The trustee then could either:

     o purchase such other trust fund assets and substitute them for the trust fund assets pledged by the finance company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or

     o deposit the amount of the finance company's prepayment in the certificate account.

     In the event of a default under a funding agreement, the trustee will have recourse to the related finance company for the benefit of the holders of securities, including the right to foreclose upon the trust fund assets securing that funding agreement. The participating finance companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting finance company will have any significant assets except those pledged to the trust fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a finance company. For that reason, prospective


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

purchasers of securities should make their investment decisions on the basis that the securities of a series have rights solely with respect to the assets transferred to the trust fund for that series of securities.

     In the event of a default under a funding agreement and the sale by the trustee of the trust fund assets securing the obligations of the finance company under the funding agreement, the trustee may distribute principal in an amount equal to the unpaid principal balance of the trust fund assets so liquidated ratably among all classes of securities within the series, or in such other manner as may be specified in the related prospectus supplement.

                                 Use of Proceeds

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              Yield Considerations

     Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

     The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities, private mortgage-backed securities or funding agreements and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

     Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the


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

trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".

     In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

     The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

     For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     Maturity and Prepayment Considerations

     The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans and contracts and all of the mortgage loans underlying the agency securities, private mortgage-backed securities and funding agreements may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

     Unless otherwise provided in the related prospectus supplement, all mortgage loans, mortgage loans underlying private mortgage-backed securities or mortgage loans secured by funding agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

     With respect to a series of securities evidencing interests in the trust fund including mortgage loans, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre- funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" , and the trust fund is unable to acquire such additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

     There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

     For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

     As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

                                  The Depositor

     Salomon  Brothers   Mortgage   Securities  VII,  Inc,  as  depositor,   was
incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc and is an affiliate of Salomon Smith Barney Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

     The depositor does not have, nor is it expected in the future to have, any significant assets.

                              Mortgage Loan Program

     The mortgage loans will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

     All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

     Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

     o    the location of the multifamily property,

     o the availability of competitive lease space and rental income of comparable properties in the relevant market area,

     o the overall economy and demographic features of the geographic area and

     o the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

     With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

     The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the


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

property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

     o meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

     o meet monthly housing expenses and other financial obligations and monthly living expenses.

     Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

     High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

     With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

     Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers


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

will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

Qualifications of Originators and Mortgage Loan Sellers

     Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller will be required to satisfy the qualifications set forth below. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Repurchases

     Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

     o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

     o    that, in the case of single-family loans and multifamily loans, either
          (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

     o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the mortgaged property;

     o    that each mortgage loan was current as to all required payments; and o

     o    that  each  mortgage  loan  was  made  in  compliance   with,  and  is
          enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

     The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

     The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

     As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

     o    the unpaid principal balance thereof,

     o unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,


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

     o any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

     o    any unpaid Retained Interest with respect to such mortgage loan,

     o any realized losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such mortgage loan, and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities--General".

     The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

     Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".

                          Description of the Securities

     The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

General

     The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

     o such trust fund assets, or interests therein, exclusive of the Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

     o such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

     o    with respect to trust funds that include mortgage loans,

     o property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

     o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies";

     o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

     o the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and

     o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support".

     Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of either:

     o    a  single  class  of  securities   evidencing  the  entire  beneficial
          ownership of or indebtedness of the related trust fund;

     o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement; or

     o other types of classes of securities, as described in the related prospectus supplement.

     A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

     With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof. See "Description of Credit Support".

     Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

     As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes".

     As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

Assignment of Trust Fund Assets

     Assignment of Mortgage Loans

     At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

     In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

     (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

     (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

     (3) With respect to each manufactured housing contract, the original manufactured housing contract endorsed, without recourse, to the order of the trustee and copies of documents and instruments related to the manufactured housing contract and the security interest in the manufactured home securing the manufactured housing contract, together with a blanket assignment to the trustee of all manufactured housing contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the manufactured housing contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

     The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

     If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

     (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

     (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

     (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

     (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

     (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

     In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

     Assignment of Agency Securities

     The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

     Assignment of Private Mortgage-backed Securities

     The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

     Assignment of Funding Agreements

     The depositor will cause funding agreements to be registered in the name of the trustee. The trustee or custodian will have possession of any funding agreement. Unless otherwise specified in the related prospectus supplement, the trustee will be in possession of or be assignee of record of any underlying assets for funding agreements. See "The Trust Funds--Funding Agreements" in


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

this prospectus. Each funding agreement will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass- through rate or interest rate and maturity date for each underlying asset secured by the funding agreements.

Deposits to Certificate Account

     The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

     o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

     o an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

     The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub- servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

Payments on Mortgage Loans

     The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;


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

     (2) all payments on account of interest on the mortgage loans, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

     (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

     (6)  if  applicable,   all  amounts  required  to  be  transferred  to  the
          certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

     (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

     (8) all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan;

     (9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

     (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

     With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the


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

buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

     If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

     Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Payments on Agency Securities and Private Mortgage-Backed Securities

     The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

Distributions

     Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each


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

distribution  will  be  determined  as of the  close  of  business  on the  date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

     All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

     (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

          (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

          (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

     (2)  if  the  related  prospectus  supplement  so  provides,   interest  or
          investment income on amounts on deposit in the certificate account;

     (3)  all advances with respect to the distribution date;

     (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

     (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

     (6)  any other amounts described in the related prospectus supplement.

     The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


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

Interest on the Securities

     Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

Principal of the Securities

     The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

Pre-funding Account

     If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan agency security of additional mortgage loans to the related trust fund after the closing date. Such additional mortgage loans will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the


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

proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

     The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans have been satisfied.

Allocation of Losses

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

Advances in Respect of Delinquencies

     With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans, including amounts received under any form of credit support,


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

respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

     In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

Reports to Securityholders

     With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

     (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

     (2) the amount of the distribution to holders of securities of that class allocable to interest;

     (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

     (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (5) the aggregate stated principal balance of the mortgage loans at the close of business on that distribution date;

     (6)  the number and aggregate  stated  principal  balance of mortgage loans
          (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

     (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;


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

     (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

     (9) the aggregate principal balance of each class of securities (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

     (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

     (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

     (12) the amount deposited in the reserve fund, if any, on that distribution date;

     (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

     (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

     (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

     (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

     In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures

     The  master  servicer,   directly  or  through  sub-servicers,   will  make
reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection


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

procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

     In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on- encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".


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

Sub-Servicing

     Any master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub- servicer will be required to perform the customary functions of a servicer of comparable loans, including:

     o collecting payments from borrowers and remitting the collections to the master servicer,

     o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

     o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

     o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

     o processing assumptions or substitutions where a due-on-sale clause is not exercised,

     o    attempting to cure delinquencies,

     o    supervising foreclosures or repossessions,

     o    inspecting and managing mortgaged properties, if applicable, and

     o    maintaining accounting records relating to the mortgage loans. o

     The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

     The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses".


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

     The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub- servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Realization upon Defaulted Mortgage Loans

     As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under "--Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

     If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because


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

Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans--Foreclosure on Cooperatives".

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

     The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

     The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage- Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one- twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be.
Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

     With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.


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

     The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

Evidence as to Compliance

     Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

     Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

     Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed


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

by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default and Rights upon Events of Default

     Pooling and Servicing Agreement

     Events of default under each pooling and servicing agreement will include:

     o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights; and

     o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.


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

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

     If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

     o the certificateholder previously has given to the trustee written notice of default,

     o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

     o    have offered to the trustee reasonable indemnity, and

     o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

     Servicing Agreement

     A servicing default under the related servicing agreement will include:

     o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

     o    any failure by the master servicer duly to observe or perform in any


     o events of insolvency, readjustment of debt, marshalling of assets and material respect any other of its covenants or agreements in the servicing agreement with respect to


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

          the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

     o liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

     o    any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     Indenture

     An event of default under the indenture will include:

     o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That


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

declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

     If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

     No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

     o the holder previously has given to the trustee written notice of default and the default is continuing,

     o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

     o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

     o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

     o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,


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

     o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

     o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination

     The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

     o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

     o    the sum of (a) 100% of the stated principal balance of each mortgage

     o loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

     o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

     The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.


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

     In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

     The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

Description of Credit Support

     If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

     o    coverage with respect to realized losses incurred on liquidated loans;

     o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and


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

     o coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

     As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

     With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

     All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

         As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of


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

the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

     If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

     As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

     The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

     (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

     (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or


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

peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

     (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

     If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

     As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

     The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.


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

     Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

     o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

     o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related


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

series. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

     If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

     Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

     As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

     Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

     o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

     o    loss from partial  damage caused by reason of the  application  of the
          co-insurance   clause   contained  in  the  primary  hazard  insurance
          policies.


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

     Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

     The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

     The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain


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

or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

     As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

Financial Guarantee Insurance

     Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

     If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the


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

related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

     Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

Cross-Support Features

     If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

Cash Flow Agreements

     If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

Description of Primary Insurance Policies

     Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

     As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and


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conditions of primary mortgage insurance policies differ,  each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

     As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

     o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

     o    in  the  event  of any  physical  loss  or  damage  to  the  mortgaged property,have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

     o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Primary Hazard Insurance Policies

     Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the


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

following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all- inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

     Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

     The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan


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to value ratio of no more than 85% is required for the purchase of a project and
70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

     The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA Guarantees

     The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

     Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         Legal Aspects of Mortgage Loans

     The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

General

     All of the mortgage loans, except as described below, are loans to homeowners and all of the Single- Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single- family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also


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contain (i) cooperative  loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

Single-Family Loans and Multifamily Loans

     The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single- family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

Leases and Rents

     Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

     Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a


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borrower's  default,  the amount of rent the lender is able to collect  from the tenants can significantly affect the value of the lender's security interest.

Cooperative Loans

     The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant- stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

Contracts

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is


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located.  In a few states,  where  certificates  of title are not  required  for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent


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purchasers  for value of  manufactured  homes and holders of perfected  security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re- register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.


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However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due- on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged


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property are  insufficient  to satisfy all senior liens and the junior  mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be


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paid the first  $1,500  from the  proceeds  obtained  on the public  sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant- stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to


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reimbursement is subject to the right of the cooperative  corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the
tenant-stockholder   is   generally   responsible   for  the   deficiency.   See
"--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with Respect to Contracts

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

     Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

     Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


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Notice of Sale; Redemption Rights with Respect to Manufactured Homes

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Louisiana Law

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption with Respect to Single-Family Properties and Multifamily Properties

     In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.


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Anti-Deficiency Legislation and Other Limitations on Lenders

     Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of


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Bankruptcy Code section 1322(b)(2) be extended to creditors  principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not
subject  to  modification   under   Bankruptcy  Code  Sections   1322(b)(2)  and
1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

     Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

     In addition, the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

For Cooperative Loans

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

     The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the


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securityholders  as the holders of a junior  deed of trust or a junior  mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws with Respect to Contracts

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed  general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and


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any assignee of the creditor to all claims and defenses  which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

     The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off,


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which may have an impact upon the average life of the mortgage  loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Single-Family Loans and Multifamily Loans

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be window period loans.

     With the expiration of the exemption for window period loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due- on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing
contract,   the  master  servicer's   ability  to


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do so will  depend on the  enforceability  under  state  law of the  due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

     Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Subordinate Financing

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for


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discount  points or charges in excess of  permitted  levels.  No  mortgage  loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

     ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

     o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.


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     All of the ARM loans and revolving  credit loans that were  originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

     o the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

     o    the mortgage loan seller, the depositor or the trustee were

     Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and,


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sometimes,  during an  additional  three month period  thereafter.  Thus, if the
Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.


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Forfeitures in Drug and Rico Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         Federal Income Tax Consequences

General

     The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

     The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In


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addition to the federal income tax  consequences  described in this  prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

     The  following discussion addresses securities of four general types:

     o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

     o Notes representing indebtedness of an owner trust for federal income tax purposes,

     o Grantor Trust Certificates representing interests in a Grantor Trust Fund to which no REMIC election will be made,

     o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

     o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

     The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

     The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

     Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC


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under the REMIC  Provisions.  It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

     The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

     General. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass- Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular


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Certificates  that  ordinarily  report  income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

     Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

     The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would


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result in only a slight  difference  in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

     An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage


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loans  being  prepaid  at a rate  equal to the  Prepayment  Assumption,  using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

     Market  Discount.  A  certificateholder  that  purchases  a  REMIC  Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to


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the weighted  average  maturity of  obligations,  and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

     (1)  on the basis of a constant yield method,

     (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

     (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will


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be  considered  to be  purchased  at a premium.  The  holder of a REMIC  Regular
Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC


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Residual  Certificateholder  by  virtue of this  paragraph  will be  treated  as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described


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

above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

     Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the


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Code. See "--Possible  Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

     (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over


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     (2) the sum of the daily  accruals for each day during the quarter that the
REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

     For REMIC Residual Certificateholders, an excess inclusion:

     (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

     (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the


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Prepayment  Assumption  and on any  required  or  permitted  clean up calls,  or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates
that  may  constitute   noneconomic   residual  interests  will  be  subject  to
restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

     The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. These changes are proposed to be effective for transfers of residual interests occurring after February 4, 2000.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

     Mark-to-market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market.

     Possible Pass-through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the


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related REMIC Regular  Certificates.  Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

     o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

     Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

     o    equal   the   cost   of  the   REMIC   Regular   Certificate   to  the
          certificateholder,

     o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

     o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

     The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.


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

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be evidences of indebtedness  within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.


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     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

     To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

     o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

     o    the  highest   marginal   federal   income  tax  rate   applicable  to
          corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

     o residual interests in the entity are not held by disqualified organizations and

     o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate


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

imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

     o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

     For these purposes, a disqualified organization means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.


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

     The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be


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subject  to United  States  federal  income or  withholding  tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

     Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     New Withholding Regulations. The IRS has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding these regulations.

Notes

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

     Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not


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

required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section  860G(a)(3)  of the Code;  and real estate  assets within the meaning of
Section  856(c)(4)(A)  of the Code. In addition,  counsel to the depositor  will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest
Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


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

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue


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

Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.


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

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month.


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

A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

     It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional


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

Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

     The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

     As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield


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

computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

     Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

     Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     Except  as   disclosed   in  the   related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.


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     Backup Withholding.  In general,  the rules described in  "--REMICS--Backup
Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

     Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

     Characterization of Investments in Partnership Certificates. For federal income tax purposes,

     (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

     (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust s proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

     (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

Taxation of Owners of Partnership Certificates

     Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets


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of the  partnership  being the assets held by the  Partnership  trust fund,  the
partners  of  the  partnership  being  the  certificateholders,   including  the
depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder s allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership trust fund s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.


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     A share of expenses of the  Partnership  trust fund,  including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium." As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis


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

to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     Any gain on the sale of an Partnership Certificate attributable to the holder s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors And Transferees. In general, the Partnership trust fund s taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

     The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner s interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership trust fund s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section  731   Distributions.   In  the  case  of  any  distribution  to  a
certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder s interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

     Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership trust fund s assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     Administrative  Matters.  The  trustee  is  required  to keep or have  kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The


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trustee  will  provide the Schedule  K-1  information  to nominees  that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder s returns and adjustments of items not related to the income and losses of the Partnership trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder s withholding status, the Partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. Individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit


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that  number  to the  Partnership  trust  fund on Form W-8 in  order  to  assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax of 31% if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        State and Other Tax Consequences

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                    Considerations for Benefit Plan Investors

Investors Affected

     A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

     o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

     o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

     o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

     o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.


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     A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

     ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles

     General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

     Purchase And Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

     Transactions Incidental to The Operation of The Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

     Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

     To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment


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vehicle that  acquires  securities  would also acquire an undivided  interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

     The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

     Class Exemptions. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

     o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

     o PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

     o    PTCE  90-1,  which  exempts  certain   transactions  entered  into  by
          insurance company pooled separate accounts in which plans have made investments.

     o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

     o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

     Class Exemptions For Purchases And Sales of Securities And Transactions Incidental to The Operation of The Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust


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     o    PTCE 95-60,  which exempts certain  transactions  involving  insurance company general accounts.

     o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

     Administrative Exemption For Offerings Managed by Salomon Smith Barney Inc. The DOL has also issued an individual exemption, Prohibited Transaction Exemption 91-23 (56 Fed. Reg. 15936, April 19, 1991), to Salomon Smith Barney Inc. (formerly known as Smith Barney Inc.), for specific offerings in which Salomon Smith Barney Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc. Is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13,
2000). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

     In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

     Conditions For Pre-funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

     o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

     o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, Inc., Moody's Investors Service, Inc. or Fitch, Inc., called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

     o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.


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     o    The use of pre-funding  does not, in and of itself,  cause a reduction of 00 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

     o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

     o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

     o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

     o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

     Additional Conditions For The Underwriters' Exemption. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

     o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

     o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

     o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two


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          highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

     o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

     o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

     o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     o In the case of certain types of issuers, the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

     In addition, except as otherwise specified in the related prospectus supplement, the exemptive relief afforded by the Underwriters' Exemption may not apply to any securities where the related trust contains a swap.

     Limits on Scope of The Underwriters' Exemption. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

     The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with


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respect to 5% or less of the fair market  value of  obligations  or  receivables contained in the trust or an affiliate only when the following additional conditions are met:

     o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

     o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

     o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

     o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

     The Underwriters' Exemption provide relief for transactions in connection with the servicing, operation and management of a trust only if:

     o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

     o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

     Statutory Exemption For Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

Consultation with Counsel

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the


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investment  therein by Plans  generally or any particular  Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Government Plans

     Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Representation from Plans Investing in Notes with Substantial Equity Features or Certain Securities

     Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

     In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase the securities is an "insurance company general account" as defined in Sections I and III of PTCE 95-60; (iii) the conditions set forth in PTCE 95-60 have been satisfied; and (iv) there is no ERISA Plan, IRA or Keogh Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of the ERISA Plan, IRA or Keogh Plan and all other ERISA Plans, IRAs and Keogh Plans maintained by the same employer or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account as of the date of the acquisition of the securities, as determined under PTCE 95-60.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.


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Tax Exempt Investors

     An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Required Deemed Representations of Investors

     Any purchaser of the Certificates will be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

     This Discussion Is a General Discussion of Some of the Rules Which Apply to ERISA Plans, Keogh Plans, IRAs, Government Plans and Their Related Investment Vehicles. Prior to Making an Investment in Securities, Prospective Plan Investors Should Consult with Their Legal and Other Advisors Concerning the Impact of ERISA and the Code And, Particularly in the Case of Government Plans and Related Investment Vehicles, Any Additional State Law Considerations, and the Potential Consequences in Their Specific Circumstances.

                                Legal Investment

     The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their


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assets  represented   thereby,   federal  credit  unions  may  invest  in  those
securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National
Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any significant transaction involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any complex security or financial derivative. For the purposes of Thrift Bulletin 13a, complex security includes among other things any collateralized mortgage obligation or REMIC security, other than any plain vanilla mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as complex securities. The OTS recommends that while a thrift institution should conduct its own in-house pre- acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of complex securities with high price sensitivity be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             Methods of Distribution

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to


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the terms and conditions of the underwriting  agreement, by Salomon Smith Barney
Inc. Acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In
connection   with  the  sale  of  the  securities,   underwriters   may  receive
compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the securities will be distributed by Salomon Smith Barney acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Salomon Smith Barney acts as agent in the sale of securities, Salomon Smith Barney will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Salomon Smith Barney elects to purchase securities as principal, Salomon Smith Barney may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

     The depositor will indemnify Salomon Smith Barney and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon Smith Barney and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon Smith Barney and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                  Legal Matters

     Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                              Financial Information

     The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.


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                                     Rating

     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              Available Information

     The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

     This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

     Copies of Freddie Mac's most recent offering circular for Freddie Mac certificates, Freddie Mac's most recent information statement and any subsequent information statement, any supplement to any information statement relating to Freddie Mac and any quarterly report made available by Freddie Mac after December 31, 1983 can be obtained by writing or calling the Freddie Mac Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of Fannie Mae's most recent Prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202- 752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                Incorporation of Certain Information by Reference

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or


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15(d)  of the  Exchange  Act,  prior  to the  termination  of  the  offering  of securities offered hereby evidencing interest therein. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.


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                                    Glossary

Accrual Securities: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

Arm Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

Bif: Bank Insurance Fund Savings Association Insurance Fund ("SAIF").

Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

Cercla: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Charter Act: Federal National Mortgage Association Charter Act.

Clean-up Call: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

Closing Date: With respect to any series of securities, the date on which the securities are issued.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Contract: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

Crime Control Act: The Comprehensive Crime Control Act of 1984.

DIDMC:  The Depository  Institutions  Deregulation  and Monetary  Control Act of
1980.

Dol: The U.S. Department of Labor.

Dol Regulations: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510. 3-101.

DTC: Depository Trust Company.


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Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

Equity Certificates: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA: Employment Retirement Income Security Act of 1974, as amended

ERISA Permitted Investments: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

Fannie Mae: Federal National Mortgage Association.

FDIC: Federal Deposit Insurance Corporation.

FHA: Federal Housing Administration.

FHA Loans: Any mortgage loan originated by the FHA.

Freddie Mac: Federal Home Loan Mortgage Corporation.

Freddie Mac Act: Title III of the Emergency Home Finance Act of 1970, as amended.

FTC Rule: The "Holder in the Due Course" Rule of the Federal Trade Commission.

Garn-st. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA: Government National Mortgage Association.

Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost Loan: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994.

Housing Act: Title II of the National Housing Act of 1934, as amended.


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Insurance Proceeds:  Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV: loan to value ratio.

Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

Multifamily Loans: Mortgage loans relating to Multifamily Properties.

Multifamily Properties: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

Plans: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption


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Purchase  Price:  As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Related Proceeds: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.

REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

Scheduled Principal Balance: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

Single Family Properties: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SMMEA: Secondary Mortgage Market Enhancement Act of 1984.


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Special  Hazard   Subordination   Amount:  The  amount  of  any  Special  Hazard
RealizedLoss that is allocated to the subordinate securities of a series.

Stated Principal Balance: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA: Veterans' Administration.

VA Loans: Any mortgage loan originated by the VA.

                           $247,637,000 (Approximate)

                 Salomon Brothers Mortgage Securities VII, Inc.
                                    Depositor

                       Mortgage Pass-Through Certificates
                                  Series 2001-2

                              Prospectus Supplement
                             Dated November 30, 2001

                            Litton Loan Servicing LP
                                    Servicer

                              Salomon Smith Barney
                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 28, 2002.